     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998

                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         COLLEGE PARK COMMUNITIES TRUST

      (Exact Name of Registrant as Specified in Its Governing Instruments)
                           --------------------------

                           353 WEST LANCASTER AVENUE
                                   SUITE 210
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 687-6321
                    (Address of Principal Executive Offices)
                           --------------------------

                               BRUCE F. ROBINSON
                         COLLEGE PARK COMMUNITIES TRUST
                           353 WEST LANCASTER AVENUE
                                   SUITE 210
                           WAYNE, PENNSYLVANIA 19087
                                 (610) 687-6321
           (Name, Address and Telephone Number of Agent for Service)
                           --------------------------

                                   COPIES TO:

 Donald C. Walkovik, Esq.      John F. Bales, III,Esq.       Yaacov M. Gross, Esq.
    Sullivan & Cromwell          David R. King, Esq.       Willkie Farr & Gallagher
     125 Broad Street        Morgan, Lewis & Bockius LLP      One Citicorp Center
    New York, NY 10004          2000 One Logan Square        153 East 53rd Street
                               Philadelphia, PA 19103         New York, NY 10022

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                            TITLE OF                                     PROPOSED MAXIMUM                   AMOUNT OF
                  SECURITIES BEING REGISTERED                      AGGREGATE OFFERING PRICE (1)        REGISTRATION FEE(2)
Common Shares of Beneficial Interest, par value $.01 per
  share.........................................................           $184,000,000                      $54,280

(1) Includes exercise of the Underwriters' over-allotment option.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH   , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                         SHARES

                         COLLEGE PARK COMMUNITIES TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST
                           (PAR VALUE $.01 PER SHARE)
                           --------------------------

    College Park Communities Trust, a Maryland real estate investment trust, was formed to capitalize on what the Company believes is a growing shortage of student housing in the United States. The Company's strategy is to own, acquire, develop and manage attractive, high-quality off-campus student housing in locations near colleges and universities throughout the United States and to pursue selected opportunities to cooperate with colleges and universities in developing private-sector owned, leased or managed student housing. The Company intends to pay regular quarterly distributions to its shareholders, beginning with a pro-rated distribution for the quarter ending June 30, 1998.

    All of the Shares offered hereby are being sold by the Company. Prior to this Offering, there has been no public market for the Shares. It is currently anticipated that the initial public offering price per Share will be between $ and $ . For factors to be considered in determining the initial public offering price, see "Underwriting." Upon completion of the Offering, the Continuing Investors, which will include affiliates of Goldman, Sachs & Co., will own a 52.6% interest in the Operating Partnership. Application will be made to list the Shares on the New York Stock Exchange under the symbol "XCP."

    SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE SHARES, INCLUDING:

- The Company's lack of operating history, management's lack of experience in operating a real estate investment trust, the potential lack of suitable acquisition and development opportunities and the possibility that existing and future acquisition and development properties will not perform as expected.
- Lack of operating history for certain of the Properties.
- General real estate investment risks, including the possible adverse impact of economic and other conditions.
- Operating risks inherent in the student housing industry.
- Risks associated with the development and construction of student housing.
- Actual Cash Available for Distribution (as defined herein) may be insufficient to allow the Company to maintain its distribution rate.
- Risks associated with borrowing, including the possible inability to refinance or make balloon payments on outstanding indebtedness and the inability to predict interest rates on amounts to be borrowed after the Offering.
- Potential conflicts of interest between the Company and certain officers, trustees and Continuing Investors, including conflicts associated with sales and refinancings of the Properties, operating the Company and leasing the Food Service Spaces (as defined herein), which could result in decisions that do not fully represent the interests of all shareholders.
- Dependence on key personnel, particularly the Company's Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.
- Absence of a limitation on the amount of indebtedness the Company can incur.
- The taxation of the Company as a regular corporation if it fails to qualify as a REIT (as defined herein), and the potential impact of pending or future legislation affecting the taxation of REITs.
- Anti-takeover effects of restrictions on the ownership of Shares to 9.8% of the total Shares outstanding.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A
                                             CRIMINAL OFFENSE.
                           --------------------------

                                                                           INITIAL PUBLIC  UNDERWRITING    PROCEEDS TO
                                                                           OFFERING PRICE  DISCOUNT (1)    COMPANY(2)
                                                                           --------------  -------------  -------------
Per Share................................................................   $              $               $
Total (3)................................................................   $              $               $

--------------------------
(1) The Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $1.5 million payable by the Company.
(3) The Company has granted the Underwriters an option for 30 days to purchase
    up to an additional         Shares at the initial public offering price per
    Share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total Initial Public Offering Price, Underwriting Discount and Proceeds to Company will be $-, $- and $-, respectively. See "Underwriting."
                         ------------------------------

    The Shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the Shares will be ready for delivery in New York, New York on or about
      , 1998, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                               [CO-MANAGERS]
                                ----------------

                 THE DATE OF THIS PROSPECTUS IS         , 1998.

                        (MAP) AND (FOLD-OUT) (PICTURES)

                            ------------------------

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          -----
AVAILABLE INFORMATION................................................................          iv
FORWARD-LOOKING STATEMENTS...........................................................          iv
PROSPECTUS SUMMARY...................................................................           1
    The Company......................................................................           1
    Summary Risk Factors.............................................................           4
    Objectives and Strategies........................................................           5
    The Properties...................................................................           6
    Summary Selected Financial Information...........................................           9
    Structure of the Company.........................................................          11
    Management Subsidiary............................................................          12
    The Formation Transactions.......................................................          12
    Benefits to the Continuing Investors.............................................          12
    Benefits to the Company..........................................................          14
    Restrictions on Ownership........................................................          14
    Tax Considerations and Tax Status of the Company.................................          14
    The Offering.....................................................................          15
RISK FACTORS.........................................................................          16
    Lack of Operating History; Risks Associated with Growth..........................          16
    Real Estate Investment Risks.....................................................          16
    Operating Risks Inherent in the Student Housing Industry; Seasonality............          18
    Risks of Development and Construction Activities.................................          18
    Ability to Maintain Initial Distribution Rate....................................          19
    Real Estate Financing Risks......................................................          19
    Potential Conflicts of Interest..................................................          20
    Dependence on Key Personnel......................................................          22
    Taxation of the Company as a REIT; Other Tax Consequences........................          23
    Limitations on Size of Holdings of Shares of Beneficial Interest and Change in
     Control.........................................................................          23
    Changes in Policies..............................................................          25
    No Prior Market for the Shares...................................................          25
    Possible Adverse Effects on Share Price Arising from Shares Available for Future
     Sale............................................................................          25
    Effect of Interest Rates on Prices of Shares.....................................          26
    Dilution.........................................................................          26
    No Limitation on Debt............................................................          26
    Possible Environmental Liabilities...............................................          27
THE COMPANY..........................................................................          28
    General..........................................................................          28
    Objectives and Strategies........................................................          30
THE STUDENT HOUSING MARKET...........................................................          33
    Overview of Student Demographic Patterns.........................................          33
    Status of the On-Campus Student Housing Market...................................          34
    Supply of Student Housing........................................................          36
USE OF PROCEEDS......................................................................          37
DISTRIBUTIONS........................................................................          38
CAPITALIZATION.......................................................................          39
DILUTION.............................................................................          40
SELECTED FINANCIAL INFORMATION.......................................................          41

                                                                                          PAGE
                                                                                          -----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................          43
    Overview.........................................................................          43
    Results of Operations............................................................          43
    Liquidity and Capital Resources..................................................          46
    Funds from Operations............................................................          47
    Inflation and Seasonality........................................................          47
BUSINESS OF THE COMPANY AND ITS PROPERTIES...........................................          49
    The Company's Properties.........................................................          49
    Properties.......................................................................          52
    Managed Properties...............................................................          66
    Development Properties...........................................................          66
    Pending Acquisitions.............................................................          67
    Terms of Student Leases..........................................................          68
    Food Services Space Lease with Food Service Operator.............................          69
    Relationship Between Housekeeping Operator and the Company.......................          71
    Governmental Regulations Affecting the Properties................................          71
    Insurance Coverage...............................................................          72
    Competition......................................................................          72
    Employees........................................................................          73
    Legal Proceedings................................................................          73
MORTGAGE DEBT AND CREDIT FACILITY....................................................          74
    Mortgage Indebtedness............................................................          74
    Credit Facility..................................................................          74
POLICIES AND OBJECTIVES IN RESPECT OF CERTAIN ACTIVITIES.............................          75
    Investment Policies and Objectives...............................................          75
    Financing Policies and Objectives................................................          76
    Policies and Objectives in Respect of Other Activities...........................          77
    Prohibited Investments and Activities; Conflict of Interest Policies.............          77
    Working Capital Reserves.........................................................          78
    Declaration of Trust and Bylaw Provisions........................................          78
MANAGEMENT...........................................................................          79
    Trustees and Executive Officers of the Company...................................          79
    Classification and Election of the Board of Trustees.............................          80
    Committees of the Board of Trustees..............................................          81
    Compensation of Trustees.........................................................          81
    Executive Compensation...........................................................          81
    Employment Agreements............................................................          82
    Compensation Programs............................................................          82
    Limitation of Liability and Indemnification......................................          84
CONFLICTS OF INTEREST................................................................          86
    General..........................................................................          86
    Potential Conflicts of Interest..................................................          86
    Steps Taken by the Company to Address Potential Conflicts of Interest............          88
THE FORMATION TRANSACTIONS...........................................................          88
    Management Subsidiary............................................................          88
    Formation Transactions...........................................................          89
    Benefits to the Continuing Investors.............................................          89
    Benefits to the Company..........................................................          91

                                                                                          PAGE
                                                                                          -----
    No Appraisals; Allocation of Consideration in the Formation Transactions.........          91
RELATIONSHIP BETWEEN FOOD SERVICE OPERATOR AND THE COMPANY
  AFTER THE FORMATION TRANSACTIONS...................................................          91
CERTAIN RELATIONSHIPS AND TRANSACTIONS...............................................          92
THE OPERATING PARTNERSHIP............................................................          94
    General..........................................................................          94
    Certain Provisions of the Partnership Agreement..................................          94
    Management.......................................................................          94
    Transferability of Interests.....................................................          94
    Awards Under Equity Plans........................................................          95
    Tax Matters......................................................................          95
    Allocation of Net Income or Net Loss.............................................          95
    Operations.......................................................................          95
    Term.............................................................................          95
    Exchange of Partnership Units....................................................          95
PRINCIPAL SHAREHOLDERS OF THE COMPANY................................................          97
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST.........................................          98
    General..........................................................................          98
    Common Shares....................................................................          98
    Preferred Shares.................................................................          99
    Power to Issue Additional Shares and Preferred Shares............................          99
    Restrictions on Size of Holdings of Shares.......................................          99
PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
  DECLARATION OF TRUST AND BYLAWS....................................................         102
    Classification and Election of the Board of Trustees.............................         102
    Removal of Trustees..............................................................         102
    Business Combinations............................................................         102
    Control Share Acquisitions.......................................................         103
    Amendment to the Declaration of Trust............................................         103
    Dissolution of the Company.......................................................         104
    Advance Notice of Trustee Nominations and New Business...........................         104
    Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws............................................
    Maryland Asset Requirements......................................................         104
SHARES AVAILABLE FOR FUTURE SALE.....................................................         104
FEDERAL INCOME TAX CONSIDERATIONS....................................................         106
    Taxation of the Company as a REIT................................................         106
    Taxation of Holders of Shares....................................................         111
    Other Tax Consequences...........................................................         115
UNDERWRITING.........................................................................         116
EXPERTS..............................................................................         117
VALIDITY OF THE SHARES...............................................................         117
GLOSSARY.............................................................................         118
INDEX TO FINANCIAL STATEMENTS........................................................         F-1

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and such exhibits and financial schedules filed therewith. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

    For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits and financial schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file documents with the Commission, including the Company, and the address is http://www.sec.gov. Moreover, application will be made to list the Shares on the New York Stock Exchange (the "NYSE"). Accordingly, upon official notice of issuance, periodic reports, proxy material, and other information concerning the Company, when filed, may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    Following the closing of the Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will, therefore, be required to file reports, proxy and information statements and other information with the Commission pursuant to the reporting requirements of Section 13(a) thereof, in addition to any other legal or NYSE requirements. Such reports, statements and information can also be inspected and copied at the Commission's offices and web site listed above.

    The Company currently intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                           FORWARD-LOOKING STATEMENTS

    THE STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT HISTORICAL FACTS OR STATEMENTS OF CURRENT CONDITION ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY, AMONG OTHER THINGS, THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "FORECASTS," "ESTIMATES," "INTENDS," "SEEKS," "CONTINUES," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF THE COMPANY'S OBJECTIVES OR STRATEGIES THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS, SUCH AS STATEMENTS REGARDING ANTICIPATED OR BUDGETED FUTURE REVENUES, RETURNS ON COST AND EQUITY, CAPITAL EXPENDITURES, DEVELOPMENT, CONSTRUCTION, ACQUISITION, MANAGEMENT AND LEASING ACTIVITIES, POTENTIAL TAX LAW CHANGES, PROJECTED COLLEGE-AGE POPULATION AND ENROLLMENT, STUDENT HOUSING REQUIREMENTS AND PREFERENCES AND OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, INVOLVE PREDICTIONS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES THAT COULD AFFECT THE COMPANY'S FUTURE RESULTS OR PERFORMANCE INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS SET FORTH UNDER "RISK FACTORS" HEREIN AND ECONOMIC CONDITIONS, INCLUDING ECONOMIC CONDITIONS RELATED TO THE REAL ESTATE AND STUDENT HOUSING INDUSTRY. GIVEN THESE RISKS AND UNCERTAINTIES, POTENTIAL INVESTORS ARE CAUTIONED AGAINST PLACING UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. THE COMPANY DOES NOT INTEND, AND DISCLAIMS ANY OBLIGATION, TO ISSUE ANY PUBLIC STATEMENT OR ANNOUNCEMENT UPDATING ANY FORWARD-LOOKING STATEMENT.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES (A) AN
INITIAL PUBLIC OFFERING PRICE OF $   -   PER SHARE (THE MID-POINT OF THE RANGE
OF THE ESTIMATED INITIAL PUBLIC OFFERING PRICES SET FORTH ON THE FRONT COVER OF THIS PROSPECTUS); (B) THE CONSUMMATION OF THE FORMATION TRANSACTIONS (AS DEFINED HEREIN); (C) NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION; (D) THAT THE PENDING ACQUISITIONS (AS DEFINED) HAVE NOT BEEN COMPLETED; (E) THAT ALL LIMITED PARTNERSHIP INTERESTS ("UNITS") IN THE OPERATING PARTNERSHIP (AS DEFINED HEREIN) OWNED BY THE CONTINUING INVESTORS (AS DEFINED HEREIN) HAVE BEEN EXCHANGED FOR SHARES; AND (F) A - -FOR-ONE STOCK SPLIT TO BE EFFECTIVE PRIOR TO THE CONSUMMATION OF THE OFFERING. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO (1) THE "COMPANY" SHALL MEAN COLLEGE PARK COMMUNITIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST, AND, IF THE CONTEXT REQUIRES, THE OPERATING PARTNERSHIP, THE PREDECESSOR PARTNERSHIPS (AS DEFINED HEREIN) AND THE MANAGEMENT SUBSIDIARY (AS DEFINED HEREIN) ON A CONSOLIDATED BASIS; (2) THE "PREDECESSOR PARTNERSHIPS" SHALL MEAN ONE OR ALL, AS THE CONTEXT REQUIRES, OF THE LIMITED PARTNERSHIPS AND THE LIMITED LIABILITY COMPANIES THAT OWNED THE PROPERTIES (AS DEFINED HEREIN) PRIOR TO THE FORMATION TRANSACTIONS;
(3) THE "OPERATING PARTNERSHIP" SHALL MEAN COLLEGE PARK COMMUNITIES, L.P., A DELAWARE LIMITED PARTNERSHIP; (4) THE "OFFERING" SHALL MEAN THE OFFERING OF THE COMPANY'S COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $.01 PER SHARE (THE "SHARES"), PURSUANT TO THIS PROSPECTUS; AND (5) "ON-CAMPUS," WHEN USED TO REFER TO AVAILABLE STUDENT HOUSING, SHALL MEAN THE TOTAL NUMBER OF TRADITIONAL DORMITORIES, RESIDENCE HALLS OR APARTMENTS LOCATED ON A COLLEGE OR UNIVERSITY CAMPUS AND ANY OTHER ON OR OFF-CAMPUS STUDENT HOUSING OTHERWISE OWNED OR CONTROLLED BY COLLEGES OR UNIVERSITIES OR FRATERNITIES, SORORITIES OR CLUBS AFFILIATED WITH COLLEGES OR UNIVERSITIES. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED BELOW WITH A DETAILED DEFINITION ALSO SET FORTH IN THE GLOSSARY BEGINNING ON PAGE 118.

                                  THE COMPANY

    The Company was formed to continue the Predecessor Partnerships' business and to capitalize on what the Company believes is a growing shortage of student housing in the United States. The Company's principal business strategy is to own, acquire, develop and manage attractive, high quality off-campus student housing in locations near colleges and universities throughout the United States and to pursue selected opportunities to cooperate with colleges and universities in developing private-sector owned, leased or managed student housing. The Company believes that it is the largest private-sector owner and operator of off-campus student housing in the United States, based on the number of student apartments, bedrooms and beds owned or under management.

    The Company believes that there are substantial opportunities in the private-sector student housing business because of the projected growth in student enrollment and the demand for high quality student housing and premium student housing services. According to the Association of College and University Housing Officers-International Membership Directory for 1998, student enrollment at 64 major colleges and universities surveyed was approximately 1,720,000 while the total on-campus student housing capacity at those institutions was only approximately 375,000, or approximately 21.8% of the total number of students. In addition, according to the U.S. Department of Education's National Center for Educational Statistics ("NCES"), enrollment at four-year institutions of higher education in the United States is projected to increase from 8,582,000 students in 1997 to 9,938,000 students in 2007, an increase of approximately 15.8%, compared to an increase of 8.4% from 1986 to 1996. The Company further believes that due to budgetary constraints, colleges and universities have not sufficiently expanded, renovated or modernized existing on-campus student housing to meet this demand. The Company also believes that many college and university students favor a distinctive student housing product that offers functional units with specific amenities and services designed to meet their particular lifestyles and needs.

    To focus on this market, the Company seeks to own, acquire, develop and manage premium student housing located near colleges or universities. The Properties (as defined) include both high-rise and mid-rise residence halls, and garden-style apartment complexes. Amenities offered vary by Property, but include those commonly sought by students, such as private bedrooms, high quality student furnishings, fitness centers, swimming pools, air conditioning, computer centers and study rooms. At various properties, the Company also provides, or makes available through affiliates or third parties, either kitchens or convenient food service facilities and a range of value-added services such as linen and laundry services, housecleaning services, private telephones, cable television, vending machines, moving services and wellness programs.

    The Company also believes that, because of the structural and functional obsolescence of many existing on-campus student housing facilities, future opportunities may exist to establish joint ventures with colleges and universities to manage, lease, renovate or develop on-campus student housing, although it has not yet entered into any such arrangements.

    Upon the completion of the Formation Transactions, the Company will own a diverse portfolio (the "Properties") of off-campus student housing located within close proximity to 23 major colleges and universities in 17 states. The portfolio will include over 6,300 student apartment units and approximately 19,450 beds in 32 residential student housing complexes located throughout the United States. In addition, the Company will also manage two off-campus properties (the "Managed Properties") with a total of 743 student apartment units and approximately 2,200 beds. The Company also is developing two off-campus student housing sites (the "Development Properties") that, when completed, will include 480 garden-style student apartment units and approximately 1,600 beds. The construction of such Development Properties is being conducted by an affiliated construction company. The Operating Partnership has also entered into agreements to purchase an additional property and certain rights, including the management rights, to a second property. The Company believes that, following the Offering, it will be the only self-administered and self-managed publicly-traded real estate investment trust ("REIT") in the United States focusing on owning, acquiring, developing and managing student housing.

    The Predecessor Partnerships have completed acquisitions totaling approximately $355.0 million, exclusive of development projects and transaction costs, since December 19, 1995. These acquisitions include six student-housing properties acquired on December 30, 1997 for an aggregate purchase price of $115.5 million (the "JPI Acquisition"), and one additional property acquired on January 5, 1998 for an aggregate purchase price of $8.8 million (the "Glenmorris Acquisition," and together with the JPI Acquisition, the "Recent Acquisitions"). On February 26, 1998, the Operating Partnership entered into a purchase agreement to acquire a property in Austin, Texas for a purchase price of $8.0 million and entered into an agreement to acquire certain rights, obligations and liabilities with respect to a second property in Austin, Texas (including the rights of the seller under an installment sale agreement and the right to manage such property) for a purchase price of $3.8 million (collectively, the "Pending Acquisitions"). The Pending Acquisitions are subject to certain conditions, and there can be no assurance that such property or rights will be acquired.

    As of December 31, 1997, the Properties and the Managed Properties were, collectively, approximately 93.1% occupied compared to 93.0% occupied as of December 31, 1996. For those 13 properties that the Predecessor Partnerships have owned or managed as of December 31, 1996, occupancy rates have decreased from approximately 97.3% as of December 31, 1996 to approximately 92.4% as of December 31, 1997. Revenues for those 13 properties, however, increased from approximately $19.7 million for the year ended December 31, 1996 to approximately $20.4 million for the year ended December 31, 1997. For the nine Properties that the Predecessor Partnerships owned as of December 31, 1995, occupancy rates were 96.9%, 96.5% and 88.9% as of December 31, 1995, 1996 and 1997, respectively. The Company believes that the declines in occupancy rates were the result of a variety of factors, including local and regional management problems during the ownership transition period and, in respect of certain properties, the failure of local and regional property managers to adequately respond to newly constructed off-campus housing complexes located near such properties. The Company is focusing on increasing occupancy rates and has replaced local and regional property managers where appropriate.

    The Company is negotiating to obtain a commitment from a major financial institution (the "Bank") regarding a revolving credit facility that will provide for borrowings in an amount up to $250 million (the "Credit Facility"). The Company expects the Credit Facility to take effect concurrently with the closing of the Offering and intends to use borrowings under the Credit Facility to repay indebtedness and to fund acquisition, construction, development and renovation costs of student housing and for working capital and other corporate purposes. The Company currently intends to maintain a capital structure that limits consolidated debt to less than 50% of its total market capitalization (i.e., total debt of the Company as a percentage of the sum of the Company's equity market value and total debt, hereinafter, "Debt-to-Total-Market Capitalization Ratio"). The Company may, however, from time to time change such expected ratio without prior public announcement, and such ratio is expected to change as the Company completes significant acquisitions. Following the Offering, the Company is expected to have $129.6 million of outstanding indebtedness and a pro forma Debt-to-Total-Market Capitalization Ratio of 27.7%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Policies and Objectives in Respect of Certain Activities--Financing Policies and Objectives."

    The Company is led by a senior management team with experience in both the real estate and student housing industries and is supported by a highly experienced Board of Trustees. Gary M. Holloway, the Chairman of the Board of Trustees and Chief Executive Officer of the Company, and two of the Company's other senior executives have over 50 years combined experience in various aspects of the real estate business. In addition, Mr. Holloway has been involved in the student housing industry since 1985 and, together with Whitehall (as defined) and other affiliates of Goldman, Sachs & Co., has been acquiring, renovating, developing and managing student housing since December 1995.

    The Company expects to qualify as a REIT for Federal income tax purposes commencing with its tax year ending December 31, 1998. In order to qualify as a REIT, a specified percentage of the Company's gross income must be derived from certain sources, including rents from real property (and generally excluding income from the operation of non-rental related assets). See "Federal Income Tax Considerations--Taxation of the Company as a REIT--Requirements for Qualification--Income Tests." Accordingly, the Company is generally precluded from operating non-rental related assets such as the cafeteria and food services (the "Food Services") through facilities located on certain of the Company's Properties (the "Food Service Spaces"). As a result, the Food Services will be conducted by College Food Services, L.L.C. (the "Food Service Operator"), a limited liability company owned by, among others, Gary M. Holloway and certain other Continuing Investors. The Operating Partnership will lease the Food Service Spaces required for the Food Service Operator to operate the Food Services pursuant to a negotiated lease arrangement (the "Food Service Space Lease"). See "Business of the Company and its Properties--Food Service Space Lease with Food Services Operator" and "Relationship Between Food Service Operator and the Company after the Formation Transactions." In addition, as a REIT, the Company is precluded from providing housekeeping services to tenants. As a result the housekeeping services at the Properties will be conducted by College Maid Services, L.L.C. (the "Housekeeping Operator"), a limited liability company owned by, among others, Gary M. Holloway and certain other Continuing Investors. The Company will not derive or receive any income from the Housekeeping Operator. The Company's third party student housing management services are provided by the Management Subsidiary. See "The Formation Transactions--Management Subsidiary."

                              SUMMARY RISK FACTORS

    Prospective investors should carefully consider, among other factors, the material risks discussed under "Risk Factors" prior to making an investment decision regarding the Shares offered hereby. Such material risks include:

    - The Company's lack of operating history, management's lack of experience in operating in accordance with the requirements for maintaining the Company's qualification as a REIT, the potential lack of suitable acquisition and development opportunities and the possibility that existing and future acquisition or development properties will not perform as expected;

    - Lack of operating history for certain of the Properties;

    - General real estate investment risks that may affect the value of the Shares and the Company's ability to make expected distributions to shareholders, including (a) general economic conditions, (b) government regulations on the environment, zoning, public access and taxes, (c) the possibility that a Property could sustain an uninsured loss and (d) competition from other operators of student housing;

    - Operating risks inherent in the student housing industry;

    - Risks associated with the development of student housing, including those associated with construction, lease-up, financing, cost overruns and delays in obtaining necessary approvals, the risk that the Company may be unable to complete a project and the risk that newly developed properties will not perform as expected;

    - Actual Cash Available for Distribution (defined generally as Funds from Operations (as defined herein) of the Company plus amortization of deferred financing costs and non-real estate related depreciation, and minus capital expenditures and principal payments on indebtedness) may be insufficient to allow the Company to maintain its distribution rate;

    - Risks associated with borrowing, such as the possibility that (a) the Company will not have sufficient funds available to make balloon payments of principal on $129.6 million of long-term indebtedness expected to be outstanding after completion of the Formation Transactions or payments of principal and interest on the Credit Facility, (b) such indebtedness might not be able to be refinanced or might be refinanced at higher interest rates or otherwise on terms less favorable to the Company than existing indebtedness and (c) the interest rate on debt which is financed at a variable rate may increase;

    - Potential conflicts of interest between the Company and certain of its officers, trustees and other Continuing Investors, including conflicts associated with sales and refinancings of the Properties due to differing tax consequences for those officers, trustees and Continuing Investors who hold Units, and conflicts in connection with operating the Company and in connection with the Food Service Space Lease;

    - The dependence on certain key personnel, particularly Messrs. Gary M. Holloway, Bruce F. Robinson and Joseph Coyle;

    - Absence of a limitation on the amount of indebtedness the Company can incur;

    - The taxation of the Company as a regular corporation if it fails to qualify as a REIT, and the potential impact of pending or future legislation affecting the taxation of REITs;

    - Anti-takeover effect of limiting beneficial or constructive ownership of Shares to 9.8% of the outstanding Shares, subject to certain specified exceptions, to ensure compliance with certain requirements related to qualification of the Company as a REIT and certain other provisions contained in the organizational documents of the Company, any of which may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium price for the Shares or otherwise be in the best interests of the Company's shareholders;

    - The ability of the Company to make changes in its investment and financing policies without the approval of its shareholders;

    - The lack of a prior market for the Shares; and

    - The immediate and substantial dilution of $- per Share in the net tangible book value per share of the Shares purchased in the Offering.

    For a discussion of the Company's transactions with related parties and the compensation therefor, see "Conflicts of Interest," "The Formation Transactions," "Certain Relationships and Transactions," "Relationship Between Food Service Operator and the Company after the Formation Transactions."

                           OBJECTIVES AND STRATEGIES

    The Company's primary objectives are to achieve increasing Funds from Operations per Share and enhance shareholder value by owning, acquiring, developing and managing a diverse portfolio of high quality student housing. The Company's goal is to continue to be the private-sector leader in the student housing industry through a comprehensive plan of ownership, acquisitions, development, rehabilitation and management of student housing and through joint ventures, leasing arrangements and strategic alliances with colleges and universities. The Company intends to achieve its objectives through the implementation of the following strategies:

GROWTH STRATEGY

    - Acquire additional student housing, purchasing such facilities with a combination of cash, Shares and/or Units (thereby creating the opportunity for tax-deferred transactions for the seller and potentially reducing the price that would otherwise be paid in all-cash transactions);

    - Develop modern, state-of-the-art student housing with amenities and services commonly sought by college and university students;

    - Maximize revenues by increasing occupancy rates and operating efficiencies at the Properties (or any newly developed or acquired properties) by implementing marketing and leasing strategies, making available high quality properties and additional amenities and services to students and, to the extent compatible with market conditions, through increasing rental rates;

    - Target for development or acquisition selected locations near colleges or universities with large student enrollments, where there is a lack of existing modern student housing; and

    - Identify opportunities to cooperate with colleges and universities in renovating, leasing and managing existing student housing or in developing new student housing through joint ventures, leasing arrangements and strategic alliances.

OPERATING STRATEGY

    - Continue to be the leading provider of high quality off-campus student housing in the United States by offering student housing with a wide variety of amenities, including, at various locations, private bedrooms, high quality student furnishings, fitness centers, hot tubs, tennis/volleyball courts, clubhouses, activity/entertainment centers, swimming pools, air conditioning, computer centers, study rooms and either kitchens or convenient food service facilities;

    - Actively market the Properties as viable alternative off-campus student housing by emphasizing the comfortable living areas, state-of-the-art technology infrastructure, the wide variety of available amenities and services and the Properties' proximity to the local college or university;

    - Optimize student housing operations by actively managing properties through on-site employees and area managers and instituting the Company's standard leasing requirements, including (a) a requirement that parents guarantee virtually every student lease, (b) frequent and regular apartment inspections conducted during the course of the lease term and
      (c) maintenance of a price list for any damages incurred, thereby providing students with the incentive to maintain their apartments; and

    - Increase year-round occupancy levels through leasing arrangements during the summer months, including leasing certain units to seasonal tenants, such as senior citizens and other participants in continuing education programs, as well as to participants in sports and other camp programs.

    There can be no assurance that the Company will be able to achieve its objectives or implement the listed strategies. Further, the Company may change such objectives or strategies without prior public announcement.

                                 THE PROPERTIES

    The Properties consist of over 6,300 student apartment units with approximately 19,450 beds in 32 residential complexes located throughout the United States. The Properties are located within close proximity to 23 major colleges and universities in 17 states. All of the Properties are presently owned by the Predecessor Partnerships and will be acquired by the Operating Partnership in connection with the Formation Transactions. The only Properties which have been owned by the Predecessor Partnerships for more than one year are the nine Properties purchased in December 1995 and the two Properties purchased in October 1996. The Predecessor Partnerships purchased 21 of the Properties within the last 12 months in April, May and December 1997 and January 1998. The Operating Partnership has also entered into agreements to purchase an additional property and certain rights, obligations and liabilities (including the rights of the seller under an installment sale agreement and the management rights to such property) to a second property, both in Austin, Texas; however, such acquisitions are subject to certain conditions, and there can be no assurance that such properties or rights will be acquired. Following the completion of the Formation Transactions, and except as noted below, the Company will hold title to all of its existing Properties in fee simple.

    The Managed Properties consist of 743 student apartment units and approximately 2,200 beds located near two major universities in Pennsylvania, and the Development Properties, when completed, are expected to consist of 480 garden-style student apartment units and approximately 1,600 beds located near a major university in each of Florida and Virginia.

    The Properties, Managed Properties and Development Properties are either (i) garden-style apartments, which are clusters of low-rise buildings that generally consist of student housing units with four private bedrooms and two bathrooms centered around a common area consisting of a living room, a dining area and a kitchen, or (ii) high-rise or mid-rise residence halls that do not have kitchens but, in certain cases, have food services available on the premises.

    The following table sets forth certain summary information regarding each of the Properties, the Managed Properties and the Development Properties:

                                             MONTH/YEAR
                  NAME          YEAR BUILT    ACQUIRED    UNIVERSITY                LOCATION                PROPERTY TYPE
           -------------------  -----------  -----------  ------------------------  ------------------  ---------------------
           PROPERTIES
       1.  Athens                  1988        Dec/95     University of Georgia     Athens, GA               Garden Apts
       2.  Auburn I                1989        Dec/95     Auburn University         Auburn, AL               Garden Apts
       3.  Auburn II               1991        Dec/95     Auburn University         Auburn, AL               Garden Apts
       4.  Blacksburg              1990        Dec/95     Virginia Tech University  Blacksburg, VA           Garden Apts
       5.  Columbia(1)             1990        Dec/95     University of Missouri    Columbia, MO             Garden Apts
       6.  Fayetteville            1988        Dec/95     University of Arkansas    Fayetteville, AR         Garden Apts
       7.  Knoxville               1995        Dec/95     University of Tennessee   Knoxville, TN            Garden Apts
       8.  Starkville              1997        Dec/95     Mississippi State Univ.   Starkville, MI           Garden Apts
       9.  State College Park      1991        Dec/95     Penn State University     State College, PA        Garden Apts
      10.  Ashby Crossing         1989/97      Oct/96     James Madison Univ.       Harrisonburg, VA         Garden Apts
      11.  Treehouse Village      1980/84      Oct/96     Texas A&M University      College Station,         Garden Apts
                                                                                    TX
      12.  El Conquistador         1966        Apr/97     San Diego State Univ.     San Diego, CA             High Rise
      13.  Fontana Hall            1967        Apr/97     Univ. of South Florida    Tampa, FL                 High Rise
      14.  Harrison House          1966        Apr/97     Ohio State University     Columbus, OH              High Rise
      15.  Illini Towers           1966        Apr/97     University of Illinois    Champaign, IL             High Rise
      16.  Naismith Hall           1966        Apr/97     University of Kansas      Lawrence, KS              High Rise
      17.  Pierpont Apts.          1967        Apr/97     West Virginia University  Morgantown, WV            High Rise
      18.  Summit Suites           1966        Apr/97     West Virginia University  Morgantown, WV            High Rise
      19.  The Castilian           1967        Apr/97     University of Texas       Austin, TX                High Rise
      20.  The Regent              1964        Apr/97     University of Wisconsin   Madison, WI               High Rise
      21.  The Towers              1964        Apr/97     University of Wisconsin   Madison, WI               High Rise
      22.  Carlos Bee Hall         1963        May/97     University of California  Hayward, CA               Mid Rise
      23.  Cash Hall(2)            1968        May/97     Florida State University  Tallahassee, FL     Mid Rise/Garden Apts
      24.  Osceola Hall           1966/88      May/97     Florida State University  Tallahassee, FL           Mid Rise
      25.  The Commons(3)          1989        May/97     Auburn University         Auburn, AL                Mid Rise
      26.  Nittany Crossing        1996        Dec/97     Penn State University     State College, PA        Garden Apts
      27.  The Landings I          1996        Dec/97     University of Texas       Austin, TX               Garden Apts
      28.  The Landings II         1997        Dec/97     University of Texas       Austin, TX               Garden Apts
      29.  Rams Point              1997        Dec/97     Colorado State            Fort Collins, CO         Garden Apts
                                                          University
      30.  The Enclave             1994        Dec/97     Texas A&M University      College Station,         Garden Apts
                                                                                    TX
      31.  The Ridge               1994        Dec/97     Texas A&M University      College Station,         Garden Apts
                                                                                    TX
      32.  Eagles Pointe(1)        1967        Jan/98     Kent State University     Kent, OH                 Garden Apts
           MANAGED PROPERTIES
       1.  Citiline Towers         1968       Sep/93(4)   Duquesne University       Pittsburgh, PA            High Rise
       2.  Parkway Plaza          1965/66     Sep/93(4)   Penn State University     State College, PA         Mid Rise
           DEVELOPMENT PROPERTIES
       1.  Orlando(5)             1998/99 (6)   June/97   Univ. of Central Florida  Orlando, FL              Garden Apts
       2.  Blacksburg II(5)       1998/99 (6)   Aug/97    Virginia Tech University  Blacksburg, VA           Garden Apts

               # OF         # OF       # OF
             BUILDINGS      UNITS      BEDS
           -------------  ---------  ---------

       1.            9          154        489
       2.            9          180        623
       3.           11          172        598
       4.           11          180        622
       5.           10          172        650
       6.            7          156        457
       7.           17          192        701
       8.           14          120        420
       9.           15          196        750
      10.           24          288      1,152
      11.           30          444      1,000

      12.            1          146        560
      13.            1          223        758
      14.            1          132        457
      15.            1          196        709
      16.            1          127        486
      17.            1          127        491
      18.            1          171        344
      19.            1          196        716
      20.            1          241        825
      21.            1          164        420
      22.            1           76        280
      23.           25          234        758
      24.            2          159        636
      25.            1          151        302
      26.           11          204        684
      27.           14          252        684
      28.           15          270        810
      29.           13          192        660

      30.           15          340        549

      31.           12          192        315

      32.           38          270        540
                   ---    ---------  ---------
                   314        6,317     19,446

       1.            1          315      1,100
       2.            4          428      1,108
                   ---    ---------  ---------
                     5          743      2,208

       1.           29          372      1,152
       2.            7          108        432
                   ---    ---------  ---------
                    36          480      1,584

----------------------------------

(1) The Company owns land adjacent to the Property which is available for development.

(2) A portion of this Property's parking lot is leased from a third party.

(3) Third party ground leased property.

(4) Refers to the date that this Property began to be managed by the Predecessor Partnerships.

(5) Construction began in August 1997. Number of units represents total units to be constructed.

(6) Anticipated completion date indicated.

    The following table sets forth certain summary historical information regarding each of the Properties and the Managed Properties, including the (a) typical term of the student leases, (b) revenues (not including food service revenue at any Property) for the year ended December 31, 1997 and December 31, 1996, if applicable, (c) occupancy rates as of December 31, 1997 and December 31, 1996, if applicable, and (d) a list of amenities.

                                                              REVENUES (1)                  OCCUPANCY RATE (%) (1)
                                                     ------------------------------  ------------------------------------
                                                       YEAR ENDED      YEAR ENDED          AS OF              AS OF
                                  TYPICAL TERM OF     DECEMBER 31,    DECEMBER 31,     DECEMBER 31,       DECEMBER 31,     AMENITIES
                  NAME            STUDENT LEASES          1997            1996             1997               1996            (2)
           -------------------  -------------------  --------------  --------------  -----------------  -----------------  ---------
           PROPERTIES
       1.  Athens               12 months             $  1,633,868    $  1,591,542           100.0%             100.0%             a
       2.  Auburn I             12 months                1,780,927       1,900,457            87.4               99.2              a
       3.  Auburn II            12 months                1,706,729       1,957,001            86.3               99.2              a
       4.  Blacksburg           12 months                1,847,460       1,783,455           100.0               99.8              a
       5.  Columbia             12 months                1,567,281       1,746,565            78.1               88.1              a
       6.  Fayetteville         9 and 12 months          1,034,257       1,246,660            78.1               82.7              a
       7.  Knoxville            12 months                2,210,060       2,278,639            87.3               99.0              a
       8.  Starkville           9 months                 1,003,114       1,142,519            77.1               96.6              a
       9.  State College Park   12 months                2,687,892       2,682,930           100.0              100.0              a
      10.  Ashby Crossing       12 months                2,063,362       1,054,036            96.6              100.0              a
      11.  Treehouse Village    9 and 12 months          2,692,273       2,559,251            91.8              100.0              a
      12.  El Conquistador      9 months                 2,296,489       2,104,346            98.8               77.0              a
      13.  Fontana Hall         9 months                 1,594,404       1,499,305            88.5               68.1              a
      14.  Harrison House       9 months                 1,574,641       1,584,613            91.5               81.7
      15.  Illini Tower         9 months                 2,777,906       2,736,808            94.8               98.0
      16.  Naismith Hall        9 months                 1,302,293       1,198,538            95.9               88.3              a
      17.  Pierpont Apartments  9 months                 1,074,583       1,023,031            76.0               85.0
      18.  Summit Suites        9 months                 1,133,060       1,105,201            84.6               78.7
      19.  The Castilian        9 months                 3,109,287       2,917,380            99.2               97.5              a
      20.  The Regent(3)        9 months                 2,448,063       2,476,261            93.0               95.6
      21.  The Towers           9 months                 2,095,455       1,916,012           100.0               98.6
      22.  Carlos Bee Hall      9 months                   876,964         783,999            91.5               78.3
      23.  Cash Hall            9 months                 2,376,239       2,068,071            80.9               80.6              a
      24.  Osceola Hall         9 months                 2,030,190       1,997,147            90.1               89.7              a
      25.  The Commons          9 months                 1,375,025       1,329,518            98.7               92.7              a
      26.  The Nittany          12 months                2,473,985         944,873            97.4               92.4              a
      27.  The Landings I       12 months                3,115,182       1,035,067            98.7               98.7              a
      28.  The Landings II      12 months                1,347,199         --     (4)          99.5            --    (4)           a
      29.  Rams Point           12 months                1,115,184         --     (4)          97.3            --    (4)           a
      30.  The Ridge            9 and 12 months          1,679,511       1,637,181            98.9               96.9              a
      31.  The Enclave          9 and 12 months          2,825,962       1,338,614(5)          98.5              92.4              a
      32.  Eagles Pointe        12 months                1,582,786       1,727,665            91.7               97.0              a
                                                     --------------  --------------          -----              -----
           Total/Weighted Average                     $ 60,431,631    $ 51,366,685            92.4%              92.2%

           MANAGED PROPERTIES(6)
       1.  Citiline Towers      9 months              $    183,433    $    165,680           100.0%              88.2%             a
       2.  Parkway Plaza        9 months                   152,681         156,031            98.4               97.7              a
                                                     --------------  --------------          -----              -----
           Total/Weighted Average                     $    336,114    $    321,711            99.2%              93.0%

           TOTAL/WEIGHTED AVERAGE                     $ 60,767,745    $ 51,688,396            93.1%              93.0%

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      24.          b          U                                +                     h          u         --          D          V
      25.          b          U                     e          +                     h          u         --          D          V
      26.          b          U          o          e                     z          h          u         --          D
      27.          b          U          o          e                     z          h          u         --          D
      28.          b                     o          e                     z                     u         --          D
      29.          b          U          o          e                     z          h          u         --          D
      30.          b          U          o          e                     z          h                    --          D
      31.          b                     o          e                     z                               --          D
      32.                     U                     e                                           u         --          D
       1.          b                                e                                           u         --          D          V
       2.                                                                                       u                     D          V

----------------------------------
(1) Information in respect of periods prior to acquisition or management of the properties by the Predecessor Partnerships is based solely on unaudited data made available by the prior owners or managers of the properties, or data included in the books and records of the properties, if any, that were delivered to the Predecessor Partnerships by the prior owners. In addition, revenues from providing housekeeping services, which are not in the aggregate material to the Company, are included for certain Properties. Such housekeeping services will not be provided by the Company after the consummation of the Formation Transactions.

(2) Amenities indicated by the following legends:

                                        Activity/Entertainment
a          Swimming Pool     e          Centers              u          Furniture
                                                                        Private bedrooms
b          Fitness Center    +          Food Service         --         available
           Tennis/Volleyball
U          Courts            z          Hot tub              D          Air conditioning
o          Clubhouse         h          Computer Center      V          Utilities included

(3) The Company expects that Food Services will begin to be provided at this Property during the 1998/99 academic year.

(4) Property under construction at December 31, 1996.

(5) Represents revenues for the period from June 1996 (the date on which the previous owner acquired the Property) to December 31, 1996.

(6) Revenues represent management fees.

                     SUMMARY SELECTED FINANCIAL INFORMATION

    The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Predecessor Partnerships. The pro forma operating information is presented as if the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness, the Glenmorris Acquisition and the acquisition of the 14 Properties in April and May 1997 (the "WHNML-S Acquired Properties") and the JPI Acquired Properties in December 1997 (the WHNML-S Acquired Properties and the JPI Acquired Properties are collectively referred to as the "Acquired Properties") had been consummated as of January 1, 1997 and therefore reflects certain assumptions that are described in the Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness and the Glenmorris Acquisition had been consummated on December 31, 1997, and therefore reflects certain assumptions that are described in the Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Offering, the Formation Transactions, the repayment of certain indebtedness, the Glenmorris Acquisition, the entering into of and drawdown under the Credit Facility and the purchase of the Acquired Properties, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The historical and pro forma financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto contained elsewhere in this Prospectus.

                                                                            HISTORICAL
                                                         -------------------------------------------------
                                           PRO FORMA                                        DECEMBER 19,
                                        ---------------                                         1995
                                          YEAR ENDED       YEAR ENDED       YEAR ENDED       (INCEPTION)
                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,    TO DECEMBER 31,
                                             1997             1997             1996             1995
                                        ---------------  ---------------  ---------------  ---------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATING DATA:
Revenue:
  Rental..............................     $  58,216        $  35,668        $  16,155        $     534
  Food service........................        --               10,222           --               --
  Interest............................           500              500              145           --
  Other...............................         3,459            1,604              971               19
                                        ---------------  ---------------  ---------------  ---------------
Total revenue.........................        62,175           47,994           17,271              553
Expenses:
  Rental operations...................        16,015           11,003            3,321               24
  Food service........................        --                5,974           --               --
  Operating payroll...................         9,353            6,357            1,666               31
  Real estate taxes...................         4,243            2,517            1,028               28
  Management fees.....................        --                1,871              638               22
  General and administrative..........         3,971            1,711               86                4
  Interest............................        11,009           14,334            6,230              214
  Depreciation........................        10,955            6,497            3,075              102
                                        ---------------  ---------------  ---------------  ---------------
Total expenses........................        55,546           50,264           16,044              425
                                        ---------------  ---------------  ---------------  ---------------
Net Income (loss) before minority
  interest............................         6,629           (2,270)           1,227              128
Minority interests....................         3,487           --               --               --
                                        ---------------  ---------------  ---------------  ---------------
Net income (loss).....................     $   3,142        $  (2,270)       $   1,227        $     128
                                        ---------------  ---------------  ---------------  ---------------
                                        ---------------  ---------------  ---------------  ---------------
Pro forma earnings per Share (1)......                         --               --               --
Pro forma earnings per Share assuming
  dilution (1)........................                         --               --               --

                                             PRO FORMA                      HISTORICAL
                                        -------------------  ----------------------------------------
                                         DECEMBER 31, 1997    DECEMBER 31, 1997    DECEMBER 31, 1996
                                        -------------------  -------------------  -------------------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA (AT PERIOD END):
Properties--net of accumulated
  depreciation........................       $ 374,714            $ 368,152            $ 105,156
Total assets..........................         399,822              398,331              109,177
Total indebtedness....................         129,828              270,146               78,915
Total liabilities.....................         150,243              290,942               82,457
Minority interests....................         131,279                   --                   --
Total shareholders' and owners'
  equity..............................       $ 118,300            $ 107,389            $  26,720

                                           PRO FORMA                         HISTORICAL
                                        ---------------  ---------------------------------------------------
                                          YEAR ENDED       YEAR ENDED       YEAR ENDED     DECEMBER 19, 1995
                                         DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     (INCEPTION) TO
                                             1997             1997             1996        DECEMBER 31, 1995
                                        ---------------  ---------------  ---------------  -----------------
                                                     (FUNDS FROM OPERATIONS DATA IN THOUSANDS)
OTHER DATA:
Funds from Operations (2):
  Net income (loss)...................     $   3,142        $  (2,270)       $   1,227         $     128
  Add: real estate related
    depreciation......................         7,630            4,373            2,055               102
                                        ---------------  ---------------       -------             -----
  Funds from Operations...............     $  10,772        $   2,103        $   3,282         $     230
                                        ---------------  ---------------       -------             -----
                                        ---------------  ---------------       -------             -----
Properties owned at end of period
  (excluding development land)........            32               31               11                 9
Rentable beds at end of period........        19,446           18,906            6,694              5310
Occupancy of properties owned at end
  of period...........................          92.4%            92.2%            96.8%             96.9%

------------------------

(1) Pro forma net income per Share is based upon - Shares expected to be outstanding after the Offering.

(2) The White Paper on Funds from Operations approved by the NAREIT Board of Governors in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company's Funds from Operations is not comparable to Funds from Operations reported by other REITs that do not define the term using the current NAREIT definition or that interpret the current NAREIT definition differently than does the Company. Funds from Operations should not be considered as an alternative to net income (computed in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (computed in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                            STRUCTURE OF THE COMPANY

    The Company will conduct substantially all of its activities through the Operating Partnership and its subsidiaries, including the Management Subsidiary. All expenses of the Company will be borne by the Operating Partnership or the Management Subsidiary, as the case may be. The Company, as the sole general partner of the Operating Partnership, will have control over the management of the Operating Partnership and each of the Properties, Managed Properties and Development Properties. After the completion of the Offering, the Company will be governed by a seven-member Board of Trustees, four of whom will be independent of the Company and the Continuing Investors for purposes of the requirements of the NYSE. See "Management." The following diagrams depict the ownership of the Company, the Operating Partnership and the Management Subsidiary upon completion of the Offering and the Formation Transactions:

                                    [CHART]

------------------------

(1) Represents ownership of the Company assuming the exchange of all Units held by the Continuing Investors for Shares on the basis of an initial exchange ratio of one Share for each Unit.

(2) The Management Subsidiary is owned by the Operating Partnership, which owns non-voting common stock (representing a 95% economic interest therein), and GMH Management, Inc.-North, which owns voting common stock (representing a 5% economic interest therein).

                             MANAGEMENT SUBSIDIARY

    The Company's third party student housing management business is conducted by College Park Management Inc., a Pennsylvania corporation and a subsidiary of the Operating Partnership ("Management Subsidiary"). The Management Subsidiary currently provides management services for the Managed Properties, and it is expected that in the future, the Management Subsidiary will provide management services for other student housing units not owned by the Company. The Operating Partnership owns all of the non-voting common stock, representing 95% of the outstanding common stock, of the Management Subsidiary, and GMH Management, Inc.-North owns all of the voting common stock, representing 5% of the outstanding common stock, of the Management Subsidiary.

                           THE FORMATION TRANSACTIONS

    The Company was formed to succeed, through the Operating Partnership, to the business of the Predecessor Partnerships. The Company has engaged in certain of the transactions described below, and prior to, or simultaneously with, the consummation of the Offering, will engage in the other transactions described below (collectively, the "Formation Transactions"), all of which are designed to transfer ownership interests of the Predecessor Partnerships and certain of the contractual rights of an affiliated management company to the Operating Partnership and the Management Subsidiary (hereby collectively referred to as the "Contributed Properties"). Those persons receiving Units or Shares in exchange for their interests in the Contributed Properties are hereinafter referred to herein as the "Continuing Investors."

    The Formation Transactions include:

    - The limited partners of W9/GLM Real Estate Limited Partnership (all of whom are Continuing Investors) contributed their limited partnership
      interests (the "GLM Interests") to the Company in exchange for    -
      Shares;

    - One of the Predecessor Partnerships was reorganized as the Operating Partnership and will be renamed College Park Communities, L.P. Pursuant to several mergers, the Continuing Investors will exchange their interests in the Contributed Properties to the Operating Partnership for Units therein. In addition, the Company has transferred the GLM Interests to the Operating Partnership in exchange for Units therein;

    - GMH Management, Inc.-North has entered into certain management subcontracts with the Management Subsidiary and has transferred the non-voting common stock of the Management Subsidiary to the Operating Partnership in exchange for Units therein;

    - The Company will sell    -   Shares in the Offering and will contribute
      the net proceeds of approximately $148.1 million after deduction of the underwriting discount and estimated offering expenses (assuming an initial
      public offering price of $   -   per Share) to the Operating Partnership
      in exchange for    -   Units representing 47.4% of the Operating
      Partnership's outstanding Units; and

    - The Company will enter into the Food Service Space Leases with Food Service Operator and a Janitorial Agreement (as defined) and a billing and collection agreement with the Housekeeping Operator.

                      BENEFITS TO THE CONTINUING INVESTORS

    The benefits of the Formation Transactions to the Continuing Investors include:

    - The Continuing Investors have received Shares of the Company in exchange for their GLM Interests;

    - The Continuing Investors will receive Units in the Operating Partnership upon contribution of certain of their interests in the Contributed Properties to the Operating Partnership. In addition, GMH Management, Inc.--North, an entity controlled by Gary M. Holloway, has received Units in the Operating Partnership in exchange for transferring to the Operating Partnership shares of non-voting common stock of the Management
      Subsidiary. The Units received will be exchangeable for   -  Shares
      representing   -  % economic interest of the Company. Gary M. Holloway and other Named Executive Officers (as defined) as a group and the other
      Continuing Investors will have an aggregate   -  % and   -  % economic
      interest in the Company, respectively. The Units, and the Shares into which Units are exchangeable, will be more liquid than the Continuing Investors' previous ownership interests in the Contributed Properties after applicable restrictions on exchange and transfer expire;

    - The Units to be received by the Continuing Investors are valued at
      approximately   -  based upon the midpoint of the range of estimated
      initial public offering prices for the Shares set forth on the cover page of this Prospectus, which exceeded the book value (net of depreciation) of
      the Contributed Properties exchanged therefor as of   -  , 1998 by
      approximately $ - . It is anticipated that the receipt of Units by the Continuing Investors, in general, will not constitute a taxable event to such persons, but the exchange of Units for Shares will be a taxable event to such persons;

    - Gary M. Holloway, the Chairman of the Board of Trustees and Chief
      Executive Officer of the Company, will be granted   -  Restricted Shares
      (as defined herein) pursuant to the Restricted Share Program and options
      to purchase   -  Shares pursuant to the Share Option Program. Bruce F.
      Robinson, the Chief Financial Officer of the Company, will be granted
        -  Restricted Shares pursuant to the Restricted Share Program and
      options to purchase   -  Shares pursuant to the Share Option Program.
      Joseph Coyle, the Chief Operating Officer, will be granted   -  Restricted
      Shares pursuant to the Restricted Share Program and options to purchase
        -  Shares pursuant to the Share Option Program;

    - Gary M. Holloway or certain affiliated entities and certain other Continuing Investors will be relieved of potential liability, as either general partners or guarantors, with respect to indebtedness of the Contributed Properties in an aggregate amount equal to approximately $3.6 million as of December 31, 1997. In addition, the Continuing Investors will be relieved of potential liabilities under certain of the existing loan agreements, including without limitation, potential environmental liabilities. In addition, certain of the Continuing Investors have provided cash and other collateral to support certain indebtedness of the Company that will be retired upon consummation of the Offering. Upon retirement of such debt, collateral will be released to the Continuing Investors having an aggregate value of approximately $ - ;

    - Gary M. Holloway or certain affiliated entities and certain other Continuing Investors will be released of potential liability as either general partners or guarantors with respect to performance bonds for the payment and completion guarantees to project construction lenders for certain on-going projects. Such releases from such performance bonds represent a release of approximately $ - of potential liability;

    - Gary M. Holloway and certain other Continuing Investors will own the Food Service Operator and the Housekeeping Operator;

    - Gary M. Holloway will own 353 Associates, an affiliated company that will lease space to the Company for its principal executive offices in Wayne, Pennsylvania;

    - The Company will enter into employment agreements with Gary M. Holloway, Bruce F. Robinson and Joseph Coyle providing for annual initial compensation of $ - , $ - and $ - , respectively, and special bonuses upon consummation of the Formation Transactions of $ - , $ - and $ - , respectively;

    - The trustees and officers of the Company will be indemnified by the Company and the Operating Partnership to the maximum extent permitted by applicable law; and

    - The Continuing Investors will have certain registration rights in respect of Shares acquired in connection with the Formation Transactions and upon the exchange of Units.

                            BENEFITS TO THE COMPANY

    The benefits of the Formation Transactions to the Company include:

    - The ability to access public capital markets;

    - The creation of an entity which allows its shareholders to participate in real estate investments while reducing the "double taxation" of income that generally results from an investment in a regular corporation; and

    - The ability of the Company to take advantage of acquisition and development opportunities through its strong capital base.

                           RESTRICTIONS ON OWNERSHIP

    The Company's Declaration of Trust contains restrictions on the acquisition of Shares intended to ensure compliance with the Internal Revenue Code of 1986, as amended (the "Code"), and for other purposes. Subject to certain exceptions specified in the Declaration of Trust, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the Company's issued and outstanding Shares. See "Description of Shares of Beneficial Interest-- Restrictions on Size of Holdings of Shares."

                TAX CONSIDERATIONS AND TAX STATUS OF THE COMPANY

    The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. As a REIT, the Company generally will not be taxed on income it distributes to its shareholders so long as it currently distributes at least 95% of its taxable income. REITs are also subject to a number of organizational and operational requirements. Even if the Company continues to qualify for taxation as a REIT, the Company will be subject to certain Federal income taxes and to certain state and local taxes on its income and property. The Company will also be subject to the potential impact of pending and future legislation which may affect the taxation of REITs. See "Risk Factors--Taxation of the Company as a REIT; Other Tax Consequences" and "Federal Income Tax Considerations."

                                  THE OFFERING

Shares offered hereby.............

Shares to be outstanding after the
  Offering........................  (1)

Use of proceeds...................  Approximately $148.1 million of the net proceeds of the
                                    Offering will be used by the Company to acquire Units.
                                    The Operating Partnership will use the funds it receives
                                    to repay existing indebtedness, including prepayment
                                    penalties with respect to such indebtedness. See "Use of
                                    Proceeds."

Proposed NYSE Symbol..............  XCP

------------------------

(1) Excludes   -  Restricted Shares granted pursuant to the Company's Restricted
    Share Program, and options to purchase   -  Shares granted pursuant to the
    Company's Share Option Program. See "Management--Compensation Programs."

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, AMONG OTHER FACTORS, THE MATTERS DESCRIBED BELOW PRIOR TO MAKING AN INVESTMENT DECISION REGARDING THE SHARES OFFERED HEREBY. EACH OF THESE FACTORS COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND ITS ABILITY TO MAKE EXPECTED DISTRIBUTIONS TO SHAREHOLDERS. PROSPECTIVE INVESTORS SHOULD ALSO SEE "FORWARD-LOOKING STATEMENTS" TO UNDERSTAND THE CONTEXT IN WHICH ANY FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE BEING MADE.

LACK OF OPERATING HISTORY; RISKS ASSOCIATED WITH ACQUISITIONS

    The Company has been recently organized and has no operating history. In addition, all of the Properties have been acquired by the Predecessor Partnerships within the past two and one half years and have limited operating histories under current management. The only Properties owned by the Predecessor Partnerships for more than one year are the nine Properties purchased in December 1995 and the two Properties purchased in October 1996. The Predecessor Partnership purchased 21 of the Properties within the past 12 months in April, May and December 1997 and January 1998. Consequently, the financial data set forth in this Prospectus may not provide a meaningful measure of the Company's financial performance or of its future profit potential. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Properties may have characteristics or deficiencies unknown to the Company that could affect such Properties' valuation or revenue potential. There can be no assurance that the operating performance of the Properties will not decline under the Company's management or that the Company will be able to generate sufficient revenue from operations to make anticipated distributions.

    The Company's objectives and operating strategies include the acquisition and development of additional student housing. As the Company acquires additional properties, it will be subject to risks associated with managing new properties, including lease-up and integration risks. The Company's ability to manage growth effectively will require it to successfully integrate new acquisitions into its existing management structure. There can be no assurances that the Company will be able to succeed with such integration or effectively manage additional properties. In addition, newly acquired properties may not perform as expected and may have characteristics or deficiencies unknown to the Company at the time of acquisition. Additionally, there can be no assurance that the Company will be able to maintain its current rate of growth in the future, that future acquisition and development opportunities will be available to the Company on terms that meet the Company's investment criteria or that the Company will be successful in capitalizing on such opportunities.

    The Company will also be subject to the risks generally associated with the formation of any new business. The Company's management has no experience in running a public company or in operating in accordance with the requirements for maintaining its qualification as a REIT.

REAL ESTATE INVESTMENT RISKS

    GENERAL

    Real property investments are subject to varying degrees of risk. Real estate cash flows and values of the Properties will be affected by a number of factors, including changes in the general economic climate, local conditions (such as an oversupply of student housing or a reduction in rental demand in an area), competition from other available facilities, the ability of the operator to control operating costs while providing adequate maintenance and the need to make capital improvements such Properties. Real estate cash flows and values are also affected by such factors as government regulations, including environmental, public access, zoning and tax laws, interest rate levels and the availability of financing.

    Equity real estate investments are relatively illiquid and, therefore, may tend to limit the ability of the Company to react promptly to changes in economic or other conditions. In addition, certain significant expenditures associated with equity investments (such as principal and interest payments on indebtedness, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investments.

    GOVERNMENT REGULATIONS

    Governmental authorities at the Federal, state and local levels are actively involved in the promulgation and enforcement of laws and regulations relating to the environment, public access, land use, zoning restrictions and taxes.

    Under various Federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. In addition, the Properties and any newly developed or acquired properties must comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Although the Company believes the Properties are in substantial compliance with applicable environmental laws, no assurance can be given that any investigation of the Properties did or will reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to the Company or that future uses and conditions (including, without limitation, tenant actions or changes in applicable laws and regulations) will not result in the imposition of environmental liabilities. In addition, no assurance can be given that the Company is in material compliance with the ADA at any Property. See "Business of the Company and its Properties-- Governmental Regulations Affecting the Properties--Environmental Laws" and "--Americans with Disabilities Act of 1990."

    UNINSURED LOSS

    Each Property is insured in respect of fire, vandalism and malicious mischief, extended coverage perils, all physical loss perils, commercial general liability, flood (when the Property is located in whole or in material part in a designated flood plain area) and workers' compensation. Each Property is also insured under a $100 million umbrella policy covering liability, fire and theft. There are, however, certain types of losses (such as property damage from earthquakes or wars, employment discrimination losses and punitive damage awards) that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company would likely suffer the loss of its capital invested in and anticipated profits from the affected Property and will also likely remain liable with respect to any debt associated with such Property.

    COMPETITION

    The Company competes with other regional or national operators of off-campus student housing in a number of markets as well as with smaller local or regional owner-operators of student housing. Currently, the industry is highly fragmented with no participant holding a significant market share. There are, however, various off-campus student housing complexes that compete directly with the Company located near or in the same general vicinity of many of the Properties. Such competing student housing complexes may be newer than the Properties, possess more attractive amenities or offer more services than provided at the Properties. Rental income at a particular Property could be affected by a number of other factors, including the construction of new on-campus and off-campus residences near a Property, increases or decreases in the general levels of rents for housing in contiguous communities, increases or decreases in the number of students enrolled at a particular college or university in proximity to a Property and other general economic conditions.

    The Company is subject to competition for students from on-campus housing operated by colleges and universities and public authorities. On-campus housing has certain inherent advantages over off-campus student housing complexes, such as those operated by the Company, due to their physical proximity to the campus and because the colleges and universities can better integrate such on-campus facilities into the academic community. Furthermore, colleges and universities can generally borrow funds at lower interest rates than the Company and other private sector operators, thereby decreasing their costs of building and operating new student housing.

    The Company believes that a number of other large national companies with substantial financial resources may be potential entrants in the student housing business and the entry of one or more of these companies could increase competition for students and for the acquisition or development of other student housing properties. The Company will also be subject to competition for the acquisition of student housing with other existing local and national owners and operators of student housing. Further, the pace and size of acquisitions in the real estate industry have increased significantly in recent months; consequently, prices have generally increased while cash on cash investment yields have fallen.

OPERATING RISKS INHERENT IN THE STUDENT HOUSING INDUSTRY; SEASONALITY

    The Company generally leases its Properties to students under nine- or 12-month leases, and in certain cases, under shorter-term semester or month-to-month leases. During the lease-up period, the Company is dependent on the effectiveness of the marketing efforts of its on-site management team. The Company receives rental payments throughout the terms of these leases and, therefore, during the summer months (June-August) no rent is received with respect to the nine-month or many of the shorter-term leases (except for rentals to summer camps or other similar rentals). Accordingly, when evaluating its cash requirements, the Company must estimate and reserve an amount adequate to sustain the operation of the Properties during the summer months when rental revenues are lower.

    The ability of the Company to operate successfully in the student housing industry depends on a number of factors, including maintaining good relationships with the local college and university communities and maximizing future occupancy of the Properties during a limited lease-up period (typically a student housing property will sign the substantial majority of its leases in the five-month period between April and August preceding such leases' September commencement). Consequently, the failure to maintain good relationships with local colleges and universities, or to adequately market and lease-up the Properties, could have a material adverse effect on the Company.

    Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring in the vicinity of, or on the premises of, the Company's off-campus Properties. Amendments to current Federal law are currently being considered which, if passed, would expand the requirement for colleges to report on-campus crimes by broadening the persons who must report on-campus crimes and making detailed and current campus security records accessible to the public. Such amendments may result in an increase in adverse publicity of on-campus crimes that occur on or in the vicinity of the Company's off-campus Properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, the Company's Properties may have an adverse effect on the Company's business.

RISKS OF DEVELOPMENT AND CONSTRUCTION ACTIVITIES

    The Company intends to continue to develop and construct student housing in accordance with its growth strategies. See "The Company--Objectives and Strategies." These activities may include any of the following risks: development efforts may be abandoned; construction costs of a property may exceed original estimates, possibly making the development uneconomical; occupancy rates and rents at a newly completed property may be insufficient to make the property profitable; acceptable financing may not be available on favorable terms for development of a property; construction may not be completed on schedule, resulting in increased debt service expense and construction costs and delayed leasing (particularly if delayed beyond August in a particular year); and lease-up may take longer than expected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically will require a substantial portion of the time and attention of management. The Company anticipates that it may, from time to time, elect not to proceed with ongoing development projects. If the Company elects not to proceed with a development project, the development costs associated therewith will ordinarily be charged against income for the then-current period. Any such charge could have a material adverse effect on the Company's results of operations in the quarter in which the charge is taken. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, the necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

    The construction of real estate projects entails certain risks, including risks that construction costs of a project may exceed original estimates, and that the project will fail to conform to building plans, specifications and timetables, which may in turn be affected by strikes, weather, government regulations and other conditions beyond the Company's control. In addition, the Company may become liable for injuries and accidents occurring during the construction process and for environmental liabilities related to off-site disposal of construction materials.

ABILITY TO MAINTAIN INITIAL DISTRIBUTION RATE

    The Company plans to pay regular quarterly distributions to its shareholders. If actual Cash Available for Distribution falls short of estimates, the Company may be unable to maintain its distribution rate. The Company's income will consist primarily of the Company's share of the income of the Operating Partnership, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the actual receipt of income and the actual payment of expenses, and the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income, as well as the effect of required debt amortization payments, could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to qualify as a REIT. In such instances, the Company might need to borrow funds in order to avoid adverse tax consequences even if management believed that the then prevailing market conditions generally were not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. For Federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital or a combination thereof. The Company will provide its shareholders with an annual statement indicating the tax character of the distributions.

    Distributions by the Operating Partnership will be determined by the Company as general partner of the Operating Partnership and will be dependent on a number of factors, including cash flow from operating activities, the Operating Partnership's financial condition, any decision to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Company deems relevant. Hence, no assurance can be given as to the Company's or the Operating Partnership's ability to pay future distributions.

REAL ESTATE FINANCING RISKS

    The Company intends to enter into the Credit Facility concurrent with or immediately following the Offering, although there can be no assurance it will do so. The Company expects to borrow under the Credit Facility to acquire additional properties, to construct new facilities, to fund development and renovation costs and for working capital and other general corporate purposes. Failure to enter into the Credit Facility or have the anticipated borrowing ability under the Credit Facility may adversely affect the Company's growth strategy. The Company may require additional financing to the extent it does not have sufficient borrowing availability under the Credit Facility. To the extent it incurs debt, the Company will be subject to the risks associated with interest rates and debt financing, including the risks that the Company's cash flow from operations will be insufficient to meet required payments of principal and interest, that the Company will be unable to refinance the Credit Facility or future mortgage indebtedness on its properties, that the terms of such refinancings will not be as favorable as the terms of existing indebtedness and that the Company will be unable to make necessary capital expenditures for such purposes as renovations due to lack of available funds. The Company's borrowings under the Credit Facility will bear interest at variable rates, which will subject the Company to the risk that interest rates may increase, which in turn could adversely affect its ability to make distributions. If a property is mortgaged to secure payment of indebtedness and the Company is in default under such mortgage, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to the Company. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Company's ability to meet the REIT distribution requirements of the Code.

    Upon consummation of the Formation Transactions and the Offering, the Company expects to have outstanding approximately $75.7 million of long-term mortgage indebtedness secured by six of the Properties and approximately $53.8 million of indebtedness under the Credit Facility. See "Mortgage
Debt and Credit Facility."

    If the Company is unable to refinance its indebtedness on acceptable terms, or at all, the Company might be forced to dispose of one or more of the Properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect Cash Available for Distribution. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expense would increase, which would adversely affect Cash Available for Distribution and its ability to pay distributions to its shareholders.

POTENTIAL CONFLICTS OF INTEREST

    BENEFITS TO RELATED PARTIES IN FORMATION TRANSACTIONS AND THE OFFERING

    The Continuing Investors, including certain trustees and members of management, will realize significant benefits from the Formation Transactions and the Offering that will not generally be received by other persons participating in the formation of the Company or the shareholders of the Company following the Offering, such as the release of guarantees of indebtedness, releases from certain payment and completion guarantees with respect to certain on-going development projects and the receipt of Units, Shares and common stock of the Management Subsidiary. See "The Formation Transactions-- Benefits to the Continuing Investors." Thus, these persons may have interests that conflict with the interests of persons acquiring Shares in the Offering.

    FAILURE TO ENFORCE TERMS OF CONTRIBUTIONS

    The terms of the contribution of the Contributed Properties were not determined through arm's-length negotiations. Gary M. Holloway and certain other members of management may have a conflict of interest with respect to their obligations as officers and/or trustees of the Company to enforce the terms of the agreements relating to such contributions to the Operating Partnership and the Management Subsidiary. The failure to enforce the material terms of these agreements could result in a monetary loss to the Company.

    AFFILIATED TRUSTEES

    Gary M. Holloway is the Chairman of the Board of Trustees and Chief Executive Officer of the Company and President of Food Service Operator and Housekeeping Operator. Mr. Holloway, as well as certain other trustees or officers of the Company or directors or officers of Food Service Operator, will also own, directly or indirectly, equity interests in each of the following entities after the closing of the Offering: the Company, the Food Service Operator, the Housekeeping Operator, the Management Subsidiary, GMH Management, Inc.-North, GMH Development, Inc. and Citiforbes Associates Ltd. and State College Investment Associates, the entities that own the Managed Properties. In addition, the Company will lease its principal executive offices in Wayne, Pennsylvania from 353 Associates, an affiliated company owned by Mr. Holloway, and will lease the Food Service Spaces to an affiliated entity owned by Mr. Holloway and certain other Continuing Investors. The Company will also lease an airplane from an entity controlled by Gary M. Holloway from time to time based on a per hour usage cost at fair market rates. See "Certain Relationships and Transactions" and "Policies and Objectives in Respect of Certain Activities--Declaration of Trust and Bylaw Provisions."

    TERMS OF LEASES

    The payment obligations with respect to the Food Service Spaces and the lease for the Company's principal executive offices were determined by the managements of Food Service Operator and 353 Associates, respectively, and management of the Company. The lease payments that Food Service Operator is obligated to make are based on an initial aggregate annual base rent of approximately $1.3 million for all of the twelve Food Service Spaces, which the Company believes, based on market analyses and studies of similar operations, reflects the fair rental value of such Food Service Spaces to the Company. In addition, Food Service Operator will pay a percentage rent to the Company based on the Food Service Operator's gross revenues realized from the Food Service Spaces to the extent that such gross revenues exceed a breakpoint. See "Business of the Company and its Properties -- Food Service Lease with Food Service Operator." The lease payments that the Company is obligated to make to 353 Associates are based on an initial lease rate of $25 per square foot, gross, which the Company also believes reflects the fair rental value of the Company's principal executive offices.

    SHARED EMPLOYEES AND FACILITIES

    After the Offering, certain employees of the Company will provide services to both the Company and certain other entities (including the Management Subsidiary), which are affiliated, managed or controlled by Gary M. Holloway and certain other Continuing Investors. The salaries and other benefits of these shared employees have been allocated between the Company and such other entities based on historical estimates. The number of such shared employees may vary in the future. The Company will enter into various salary-, fee- and lease-sharing agreements and arrangements with certain other entities affiliated, managed or controlled by Gary M. Holloway and certain other Continuing Investors. These agreements will relate to certain employees, office facilities and services, such as the human resources staff and a computer network, which are utilized and maintained for and by more than one such entity.

    POTENTIAL FOR FUTURE CONFLICTS

    After the Offering, Food Service Operator, Housekeeping Operator, 353 Associates and the Company may be in situations where they have differing interests resulting from the significant ongoing relationship between the entities. Such situations include the fact that, after the Offering, Food Service Operator will lease, pursuant to the Food Service Space Leases, the space required to provide cafeteria and food services at the Properties and the Company will lease its principal executive offices from 353 Associates, an entity wholly owned by Gary M. Holloway. Accordingly, the potential exists for disagreements as to the compliance with these leases. Because of the relationships described above, there exists the risk that the Company will not achieve the same results in its dealings with Food Service Operator, Housekeeping Operator or from 353 Associates that it might achieve if such relationships did not exist.

    PLACEMENT OF TITLE INSURANCE

    Historically, Bryn Mawr Abstract Inc., an entity affiliated with Gary M. Holloway, has acted as agent in placing the title insurance policies on the Properties and received a commission therefrom. Title insurance may be placed on any new properties acquired by the Company through Bryn Mawr Abstract Inc., and, from time to time, Bryn Mawr Abstract Inc. may renew the title insurance policies on the Properties and such new properties.

    TAX CONSEQUENCES UPON SALE OR REFINANCING OF PROPERTIES

    Holders of Units may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of any of the Properties and, therefore, such holders, including Gary M. Holloway and other members of management, may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of the Properties. While the Company, as the sole general partner of the Operating Partnership, has the exclusive authority as to whether, and on what terms, to sell or refinance an individual Property, those members of the Board of Trustees of the Company who hold Units may influence the Company not to sell or refinance the Properties, even though such sale or refinancing might otherwise be financially advantageous to the Company, or may influence the Company to refinance a Property with a high level of debt.

    POLICIES WITH RESPECT TO CONFLICTS OF INTERESTS

    The Company has adopted certain policies designed to minimize potential effects of conflicts of interest. Without the approval of the Board of Trustees, including a majority of the Independent Trustees, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to such trustees, the Company will not (a) acquire from or sell to any trustee, officer or employee of the Company, or a member of such person's immediate family or any entity in which a trustee, officer or employee of the Company or a member of such person's immediate family beneficially owns more than a 5% equity interest, or acquire from or sell to any affiliate of any of the foregoing, assets or other property of the Company with a fair market value greater than $50,000, (b) make any loan to or borrow from any of the foregoing persons or (c) engage in any other transaction with any of the foregoing persons, other than the transactions described under "The Formation Transactions," "Certain Relationships and Transactions" and "Conflicts of Interest." However, there can be no assurance that these policies always will be successful in eliminating the effects of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. See "Policies and Objectives in Respect of Certain Activities--Prohibited Investments and Activities; Conflict of Interest Policies" and "--Declaration of Trust and Bylaw Provisions."

DEPENDENCE ON KEY PERSONNEL

    The Company's success depends to a large extent upon the experience and abilities of its key executives: Gary M. Holloway, who will serve as the Company's Chairman of the Board of Trustees and Chief Executive Officer, Bruce
F. Robinson, who will serve as the Company's Chief Financial Officer, and Joseph Coyle, who will serve as the Company's Chief Operating Officer. Messrs. Holloway and Robinson will also continue to serve as officers of and provide services to entities affiliated with Mr. Holloway. It is expected that Mr. Holloway will devote a majority of his time to the Company's business while Messrs. Robinson and Coyle will devote most of their time to the Company's business. See "Management--Trustees and Executive Officers of the Company." The loss of the services of any of these individuals could have a material adverse effect on the Company, its operations and its business prospects. See "Management--Employment Agreements." The Company's success also depends upon its ability to attract and maintain qualified personnel following the Formation Transactions.

TAXATION OF THE COMPANY AS A REIT; OTHER TAX CONSEQUENCES

    TAX LIABILITIES AS A CONSEQUENCE OF THE FAILURE TO QUALIFY AS A REIT

    The Company plans to make an election to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 1998. A REIT generally is not taxed on the income it distributes to its shareholders as long as it currently distributes at least 95% of its taxable income and satisfies certain income and asset tests. See "Federal Income Tax Consequences--Taxation of the Company as a REIT--Requirements for Qualification." No assurance can be given that the Company will qualify as a REIT or be able to remain so qualified. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the rules applicable to the Company with respect to qualification as a REIT or the Federal income tax consequences of such qualification.

    If the Company fails to continue to qualify as a REIT, it will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax liability could significantly reduce cash flows.

    On February 2, 1998, as part of a balanced federal budget proposal for fiscal year 1999, the Clinton Administration proposed legislation (the "Proposed Legislation") that would, among other things, prohibit a REIT from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a corporation. The proposal would be effective with respect to stock acquired on or after the date of first Congressional committee action. In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, the grandfathered status will terminate if the subsidiary corporation engages in a trade or business that it is not engaged in on the date of first committee action or acquires substantial new assets on or after that date. The Company has an affiliated corporation (the Management Subsidiary) which, if not grandfathered, would fail the test under the Proposed Legislation, and the Company would be forced to reduce its indirect interest in such affiliated corporation. There can be no assurance that the Proposed Legislation will not be enacted in its proposed form and, if any legislation is enacted, that the Management Subsidiary will be grandfathered. See "Federal Income Tax Consequences--Taxation of the Company as a REIT--Requirements for Qualification--Asset Tests."

    OTHER TAX CONSEQUENCES

    Even if the Company qualifies as a REIT, it will be subject to certain Federal income taxes and to certain state and local taxes on its income and property, including the income generated by the Management Subsidiary. See "Federal Income Tax Considerations--Other Tax Consequences." In addition, the Operating Partnership may be subject to state and local taxes in certain jurisdictions.

LIMITATIONS ON SIZE OF HOLDINGS OF SHARES OF BENEFICIAL INTEREST AND CHANGE IN
  CONTROL

    EXEMPTIONS FOR WHITEHALL FROM THE MARYLAND BUSINESS COMBINATION STATUTE

    Under the MGCL, as applicable to REITs, certain "business combinations" (including certain issuances of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the trust's shares (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares of beneficial interest. Whitehall V-S Real Estate Limited Partnership, Whitehall Street Real Estate Limited Partnership III, Whitehall Street Real Estate Limited Partnership VII, Whitehall Street Real Estate Limited Partnership

IX and their affiliates (collectively, "Whitehall") beneficially own more than 10% of the Company's voting shares and would, therefore, be subject to the business combination provisions of the MGCL. However, pursuant to the statute, the Company has exempted any business combination involving Whitehall and, consequently, the five-year prohibition and the super-majority vote requirements described above will not apply to a business combination between any of them and the Company. As a result, Whitehall may be able to enter into business combinations with the Company, which may not be in the best interest of the shareholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute. See "Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Business Combinations."

    ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT

    For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made).

    The Company's Declaration of Trust, subject to certain exceptions, authorizes the Board of Trustees to take such actions as are necessary and desirable to preserve its qualification as a REIT and to limit any person, other than Whitehall, to direct or indirect ownership of no more than 9.8% (the "Ownership Limit") of the number or value of the outstanding shares of beneficial interest of the Company. The Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Ownership Limit. However, the Board of Trustees may not grant an exemption from the Ownership Limit if such exemption would result in the termination of the Company's status as a REIT. See "Description of Shares of Beneficial Interest--Restrictions on Size of Holdings of Shares." The Ownership Limit does not apply to the Shares owned, directly or indirectly, by Whitehall. Thus, there can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of the outstanding shares of beneficial interest of the Company, thereby causing the Company to fail to qualify as a REIT. These restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    CLASSIFIED BOARD OF TRUSTEES

    The Board of Trustees has been divided into three classes of trustees. The terms of the classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, as the term of a class expires, trustees in that class will be elected for a three-year term and the trustees in the other two classes will continue in office. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification and Election of the Board of Trustees."

    SHARES AND PREFERRED SHARES

    The Company's Declaration of Trust authorizes the Board of Trustees, without the approval of shareholders, to issue additional Shares or preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), of the Company, or classify any unissued Shares or Preferred Shares and to reclassify any previously classified but unissued Shares or Preferred Shares of any series from time to time. See "Description of Shares of Beneficial Interest--General" and "--Preferred Shares." No such Shares or Preferred Shares have been so classified or reclassified to date. The issuance of Preferred Shares or other Shares with voting rights different from the Shares could make it more difficult for a potential acquiror to obtain sufficient votes to approve proposed transactions.

    ADVANCE NOTICE PROVISIONS

    For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the Company's Bylaws require such shareholder to deliver a notice in writing to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of trustees pursuant to Regulation 14A of the Exchange Act; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as it appears on the Company's books and of such beneficial owner and (y) the number of shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

    The "business combination" provisions of the MGCL, the ownership limit, the classified Board of Trustees, the issuance of Preferred Shares and the advance notice provisions discussed in the preceding paragraphs each could have the effect of delaying, deferring or preventing a change in control of the Company or other transaction even if a change in control or other transaction were in the shareholders' interests.

CHANGES IN POLICIES

    The policies of the Company, including its policies with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined solely by the Board of Trustees. Although it has no present intention to do so, the Board of Trustees may amend or revise these and other policies from time to time without a vote of the shareholders of the Company. See "Policies and Objectives With Respect to Certain Activities." Accordingly, shareholders will have limited control over changes in policies of the Company.

NO PRIOR MARKET FOR THE SHARES

    Prior to the Offering, there has been no public market for the Shares. Although application will be made for the Shares to be listed on the NYSE, there can be no assurance that an active trading market will develop or that the Shares will be so listed. The initial public offering price will be determined through negotiations between the Company and the Underwriters and may not be indicative of the market price of the Shares after the Offering. See "Underwriting."

POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES AVAILABLE FOR FUTURE
  SALE

    No prediction can be made as to the effect, if any, that future sales of Shares, or the availability thereof for future sale, will have on the market price of the Shares. Sales of substantial amounts of Shares, additional classes of shares, Preferred Shares, securities convertible into either or warrants to purchase either, or the perception that such sales could occur, could adversely affect the prevailing market price for the Shares. In addition, from time to time after the completion of the Offering, the Company will grant to its trustees, and may grant to certain persons who are employees of the Company, (i) options to purchase up to an aggregate of - Shares at a price per share equal to the fair market price of the Shares at the time of grant or award pursuant to the terms of the Company's 1998 Share Incentive Plan (the "1998 Share Incentive Plan") and (ii) Restricted Shares up to an aggregate of - Shares at a price per Share equal to the fair market price of the Shares at the time of grant pursuant to the terms of the Company's Restricted Share Program. See "Management--Compensation Plans." The Restricted Shares, options and any Shares to be issued upon the exercise thereof will be

"restricted securities" within the meaning of Rule 144 under the Securities Act, and may not be transferred unless they are registered under the Securities Act or transferred in compliance with Rule 144 or another available exemption from registration under the Securities Act. The Company currently intends to register under the Securities Act the grants of Restricted Shares and the Shares issuable upon the exercise of any options. In addition, the Company has granted to the Continuing Investors registration rights with respect to sales of Shares that constitute "restricted" Shares by such persons after the expiration of a one-year lock-up period.

    Units exchangeable for   -  Shares have been or will be received by
Continuing Investors in connection with the Formation Transactions. After expiration of the lock-up period applicable to the Continuing Investors (see "The Operating Partnership--Transferability of Interests"), the Continuing Investors will be able to resell such Shares. See "Shares Available for Future Sale." Resales or distribution of such Shares received by the Continuing Investors upon exchange of the Units may adversely affect the market price of the Shares. See "Shares Available for Future Sale" and "Underwriting."

EFFECT OF INTEREST RATES ON PRICES OF SHARES

    One of the factors that may influence the price of the Shares in public markets will be the annual yield on the price paid for Shares from distributions by the Company. Thus, an increase in interest rates may lead purchasers of Shares to demand a higher annual yield, which could adversely affect the market price of the Shares.

DILUTION

    The pro forma net tangible book value per Share after the Offering will be lower than the initial public offering price per Share in the Offering. Accordingly, persons acquiring Shares in the Offering will experience an immediate and substantial dilution of $- per Share in the net tangible book value of Shares acquired in the Offering. See "Dilution."

NO LIMITATION ON DEBT

    Upon completion of the Offering and the Formation Transactions, the pro forma Debt-to-Total-Market Capitalization Ratio of the Company would be approximately 27.7%. The Company currently intends to adhere to a policy of maintaining a Debt-to-Total-Market Capitalization Ratio below 50%, although the organizational documents of the Company do not contain any limitation on the amount of indebtedness that the Company may incur. Accordingly, the Board of Trustees may alter or eliminate this policy at any time without prior public announcement, and such ratio is expected to change as the Company completes significant acquisitions. If this policy were changed, the Company could become more leveraged, resulting in an increase in debt service that could adversely affect the Company's cash available for distributions and could increase the risk of default on the Company's existing indebtedness. Reductions in the market price of the Shares will also impact the Company's Debt-to-Total-Market Capitalization Ratio. Factors affecting the market price of the Shares may be beyond the Company's control.

    The Company has established its debt policy relative to the total market capitalization of the Company rather than relative to the book value of its assets (the "Debt-to-Book Capitalization Ratio") because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow or to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. Although the Company will consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness (such as the estimated market value of any of the Properties upon refinancing and the ability of particular Properties and the Company as a whole to generate cash flow to cover expected debt service), there can be no assurance that the Debt-to-Total-

Market Capitalization Ratio (or to any other measure of asset value) will be consistent with the expected level of distributions to shareholders. See "Policies and Objectives in Respect of Certain Activities-- Financing Policies and Objectives."

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various Federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate, as well as certain other categories of parties, may be required to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. Such laws typically impose remediation responsibility and liability without regard to whether the owner knew of or caused the presence of the contaminants and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Owners of multi-resident apartment complexes may also face liability or remediation expenses as a result of the presence of asbestos containing materials ("ACMs") in buildings or the presence of underground fuel tanks, radon, and lead paint.

    All of the Properties have recently been subjected to "Phase I" environmental assessments (which involves general inspections of visible areas without soil sampling, ground water analysis or testing for the presence of lead paint or ACMs and generally without radon testing). The assessments of the Properties have not revealed any environmental liability that the Company believes would be reasonably likely to have a material adverse effect on the Company's business, assets or results of operations. Nevertheless, it is possible that the assessments do not accurately reflect current conditions or reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Furthermore, in connection with the operation, management, construction or development of real properties, the Company may be considered an operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances or off-site construction materials and, therefore, potentially liable for removal or remediation costs as well as certain other potential costs which could relate to such hazardous or toxic substances or removal or remediation of ACMs, radon or lead paint or the disposal of off-site construction materials (including governmental fines and injuries to persons and property). The Company is not aware of any environmental liabilities with respect to properties it has managed, constructed or developed, and believes that the Properties are in compliance in all material respects with applicable environmental laws. No assurances can be given that (a) future laws, ordinances or regulations will not impose any material environmental liability or (b) the current environmental condition of the communities will not be affected by residents and other occupants of the communities, by the operations at or in the vicinity of the communities (such as the presence of underground storage tanks or other containers), or by third parties unrelated to the Company. See "Business of the Company and its Properties--Governmental Regulations Affecting the Properties-- Environmental Laws."

                                  THE COMPANY

GENERAL

    The Company was formed to continue the Predecessor Partnerships' business and to capitalize on what the Company believes is a growing shortage of student housing in the United States. The Company's principal business strategy is to own, acquire, develop and manage attractive, high quality off-campus student housing in locations near colleges and universities throughout the United States and to pursue selected opportunities to cooperate with colleges and universities, through joint ventures, leasing arrangements and other types of strategic alliances, in developing private-sector owned, leased or managed student housing. The Company believes that it is the largest private-sector owner and operator of off-campus student housing in the United States, based on the number of student apartments, bedrooms and beds owned or under management.

    The Company believes that there are substantial opportunities in the private-sector student housing business because of the projected growth in student enrollment and demand for high quality student housing and premium student housing services. According to the Association of College and University Housing Officers-International Membership Directory for 1998, student enrollment at 64 major colleges and universities surveyed was approximately 1,720,000 while the total on-campus student housing capacity at those institutions was only approximately 375,000, or approximately 21.8% of the total number of students. In addition, according to the NCES, enrollment at four-year institutions of higher education in the United States is projected to increase from 8,582,000 students in 1997 to 9,938,000 students in 2007, an increase of approximately 15.8%, compared to an increase of 8.4% from 1986 to 1996. The Company further believes that due to budgetary constraints, colleges and universities have not sufficiently expanded, renovated or modernized existing on-campus student housing to meet this demand. The Company also believes that many college and university students favor a distinctive student housing product that offers functional units with specific amenities and services designed to meet their particular lifestyles and needs.

    Upon the completion of the Formation Transactions, the Company will own Properties located within close proximity to 23 major colleges and universities in 17 states. The portfolio will include over 6,300 student apartment units and approximately 19,450 beds in 32 residential student housing complexes located throughout the United States. In addition, on February 26, 1998, the Operating Partnership entered into an agreement to acquire a property in Austin, Texas for a purchase price of $8.0 million and entered into an agreement to acquire certain rights, obligations and liabilities with respect to a second property in Austin, Texas (including, the rights of the seller under an installment sale agreement and the right to manage such property) for a purchase price of $3.8 million. The Pending Acquisitions are subject to certain conditions, and there can be no assurance that such properties or rights will be acquired. The Company will also manage the Managed Properties and is in the process of developing the Development Properties. The Company believes that, following the Offering, it will be the only self-administered REIT in the United States focusing on owning, acquiring, developing and managing student housing.

    As of December 31, 1997, the Properties and the Managed Properties were collectively approximately 93.1% occupied compared to 93.0% occupied as of December 31, 1996. For those 13 properties that the Predecessor Partnerships have owned or managed as of December 31, 1996, occupancy rates have decreased from approximately 97.3% as of December 31, 1996 to approximately 92.4% as of December 31, 1997. Revenues for those 13 properties, however, increased from approximately $19.7 million for the year ended December 31, 1996 to approximately $20.4 million for the year ended December 31, 1997. For the nine Properties that the Predecessor Partnerships owned at December 31, 1995, occupancy rates were 96.9%, 96.5% and 88.9% as of December 31, 1995, 1996 and 1997, respectively. The Company believes that the declines in occupancy rates were the result of a variety of factors, including local and regional management problems during the ownership transition period and, in respect of certain properties, the failure of local and regional property managers to adequately respond to newly constructed off-campus housing complexes located near such properties. The Company is focusing on increasing occupancy rates and has replaced local and regional property managers where appropriate.

    The Company also believes that many college and university students favor a distinctive student housing product that offers functional units with specific amenities and services designed to meet their particular lifestyles and needs. To focus on this market, the Company seeks to own, acquire, develop and manage premium student housing located near colleges or universities. The Properties include both high-rise and mid-rise residence halls and garden-style apartment complexes. Amenities offered vary by Property, but include those commonly sought by students, such as private bedrooms, high quality student furnishings, fitness centers, swimming pools, air conditioning, computer centers and study rooms. At various Properties, the Company also provides, or makes available through affiliates or third parties, either kitchens or convenient food service facilities and a range of value-added services such as linen and laundry services, housecleaning services, private telephones, cable television, vending machines, moving services and wellness programs. The Company is also evaluating other services such as pre-paid telephone cards and cellular telephones for students. To the extent that the revenues derived by the Company from the provision of any of these services is non-rental income, the Company will provide such services only in a manner consistent with maintaining its status as a REIT for Federal income tax purposes or such services will be provided by an independent contractor from which the Company does not derive or receive any income. See "Federal Income Tax Considerations--Taxation of the Company as a REIT--Requirements for Qualification."

    The Company further believes that, because of the structural and functional obsolescence of many existing on-campus student housing facilities, future opportunities may exist to establish joint ventures with colleges and universities to manage, lease, renovate or develop on-campus student housing, although it has not yet entered into any such arrangement. See "Student Housing Industry--Status of the On-Campus Student Housing Market." Opportunities may exist for the Company to participate in such arrangements through the ownership or leasing of properties or otherwise. The Company will only consider those opportunities which are consistent with the Company maintaining its status as a REIT for Federal income tax purposes. See "Federal Income Tax Considerations--Taxation of the Company as a REIT--Requirements for Qualification."

    The Company is negotiating to obtain a commitment from the Bank to enter into the Credit Facility. The Company expects the Credit Facility to take effect concurrently with the Offering and intends to use borrowings under the Credit Facility to repay indebtedness and to fund acquisition, construction, development and renovation costs of student housing and for working capital and other corporate purposes. The Company currently intends to maintain a capital structure that limits Debt-to-Total-Market Capitalization Ratio to 50%. The Company may, however, from time to time change such expected ratio without prior public announcement, and such ratio is expected to change as the Company completes significant acquisitions. Following the Offering, the Company is expected to have $129.6 million of outstanding indebtedness and a pro forma Debt-to-Total-Market Capitalization Ratio of 27.7%. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Policies in Respect of Certain Activities--Financing Policies."

    The Company is led by a senior management team with experience in both the real estate and student housing industries and is supported by a highly experienced Board of Trustees. Gary M. Holloway, the Chairman of the Board of Trustees and Chief Executive Officer of the Company, and two of the Company's other senior executives have over 50 years combined experience in various aspects of the real estate business. In addition, Mr. Holloway has been involved in the student housing industry since 1985 and, together with Whitehall and other affiliates of Goldman, Sachs & Co., has been acquiring, renovating, developing and managing student housing properties since December 1995.

    The Company expects to qualify as a REIT for Federal income tax purposes commencing with its tax year ending December 31, 1998. In order to qualify as a REIT, a specified percentage of the Company's gross income must be derived from certain sources, including rents from real property (and generally excluding income from the operation of non-rental related assets). See "Federal Income Tax Considerations--Taxation of the Company as a REIT--Requirements for Qualification--Income Tests." Accordingly, the Company is generally precluded from operating non-rental related assets such as the Food Services through facilities located on the Food Service Spaces. As a result, the Food Services will be conducted by Food Service Operator. The Operating Partnership will lease the Food Services Spaces required for Food Service Operator to operate the Food Services pursuant to the Food Service Space Lease. See "Business of the Company and its Properties--Food Service Space Lease with Food Services Operator" and "Relationship Between Food Service Operator and the Company after the Formation Transactions." In addition, as a REIT, the Company is precluded from providing housekeeping services to tenants. As a result the housekeeping services at the Properties will be conducted by the Housekeeping Operator, an entity owned by, among others, Gary M. Holloway and certain other Continuing Investors. The Company will not derive or receive any income from the Housekeeping Operator. The Company's third party student housing management services are provided by the Management Subsidiary. See "The Formation Transactions--Management Subsidiary."

    The Company has adopted policies and procedures designed to mitigate future conflicts of interest, including maintaining a Board of Trustees consisting of a majority of independent trustees unaffiliated with management and the Continuing Investors. See "Policies and Objectives in Respect of Certain
Activities--Prohibited Investments and Activities; Conflict of Interest Policies" and "--Declaration of Trust and Bylaw Provisions."

    Upon completion of the Offering, the Company will own a 47.4% interest in the Operating Partnership (51.8% if the Underwriters' overallotment option is exercised in full), and Gary M. Holloway and other Named Executive Officers as a group and other Continuing Investors, including affiliates of Goldman, Sachs &
Co., will own approximately    % and    %, respectively, of the Operating
Partnership (      % and    %, respectively, if the Underwriters' overallotment
option is exercised in full).

    The Company's Declaration of Trust provides that the Board of Trustees will
consist of seven trustees, including Messrs. Holloway,          and          ,
each of whom is, or is affiliated with, a Continuing Investor, and four Independent Trustees (as defined herein).

    The Company, a Maryland real estate investment trust, was formed on December 9, 1997. The Company's principal executive offices are located at 353 West Lancaster Avenue, Suite 210, Wayne, Pennsylvania 19087 and its telephone number is (610) 687-6321.

OBJECTIVES AND STRATEGIES

    The Company's primary objectives are to achieve increasing Funds from Operations per Share and enhance shareholder value by owning, acquiring, developing and managing a diverse portfolio of high quality student housing. The Company's goal is to continue to be the private-sector leader in the student housing industry through a comprehensive plan of ownership, acquisitions, development, rehabilitation and management of student housing and through joint ventures, leasing arrangements and strategic alliances with colleges and universities. The Company intends to achieve its objectives through the implementation of the following strategies:

    GROWTH STRATEGY

    The Company intends to implement each of the growth strategies outlined below:

    ACQUIRE ADDITIONAL PROPERTIES. The Company has evaluated in excess of 200 off-campus and on-campus student housing in over 40 markets throughout the United States over the past 18 months, and management believes that its knowledge of the student housing market will provide a base to evaluate and acquire additional properties in the future. The Company believes that upon completion of the Offering, it will have the opportunity to acquire student housing, purchasing such facilities with a combination of cash, Shares and/or Units (thereby creating the opportunity for tax-deferred transactions for the seller (through a subsidiary partnership or otherwise) and potentially reducing the price that would be paid in all-cash transactions).

    DEVELOP MODERN, STATE-OF-THE-ART STUDENT HOUSING. The Company's development strategy is to continue to construct modern, state-of-the-art student housing, with fitness centers, dedicated telephone ports for Internet and ethernet access and other amenities and services commonly sought by college and university students that command the highest rental and occupancy rates. For example, all of the Company's newly developed off-campus student housing consist primarily of garden-style apartments with four bedrooms and two bathrooms centered around a common area consisting of a living room, a dining area and a kitchen. In addition to the Development Properties, the Company owns land adjacent to its Properties at Columbia, Missouri and Kent, Ohio which is available for development.

    MAXIMIZE REVENUES. The Company expects to maximize revenues by increasing occupancy rates and operating efficiencies at the Company's Properties (or any newly developed or acquired properties) by implementing the Company's marketing and leasing strategies, making available high quality properties and additional amenities and services to students and, to the extent compatible with market conditions, through increasing rental rates. In addition, acquisitions in the regions already served by the Company should permit the Company to gain economies of scale by enabling the Company to consolidate management and leasing services, reduce costs of capital goods, supplies, furniture and other goods and services bought in bulk and increase students' and parents' awareness of the Company through its marketing programs.

    TARGET SELECTED PROPERTIES AND LOCATIONS. The Company believes that the best acquisition and development sites are those located near universities or colleges with a student enrollment of at least 20,000, where there is a lack of existing modern student housing and where the site is within two miles of the relevant university or college campus. The Company will continue to identify locations for acquisition and development of new student housing through its experienced management team and its affiliations with and active membership in leading university-related organizations such as the National Association of College and University Business Officers, the Association of College and University Housing Officers International and the National Association of College Personnel Administration. In addition, in order to find such sites, the Company recently commenced a program whereby students in certain targeted markets have been hired as part of a "Student Acquisition Program" to inventory the market, prepare demographic surveys and market analyses and locate potential acquisition and development sites for the Company.

    FORM STRATEGIC ALLIANCES WITH COLLEGES AND UNIVERSITIES. The Company's management has engaged, and expects to continue to engage, in discussions with selected colleges and universities to identify opportunities to cooperate with these institutions in renovating, leasing and managing existing student housing or in developing new student housing through joint ventures, under leasing arrangements and through strategic alliances. Over the past six months, the Company's management has met with several colleges and universities to discuss student housing. Future arrangements that could be considered with colleges and universities are assigning students to off-campus student apartments built by the private sector, entering into joint ventures to lease on-campus student housing and share in revenues, commissioning turn-key construction of new or renovated student housing on college land leased to the joint venture or private-sector operator, and turning over the entire student housing function to a private-sector operator.

    OPERATING STRATEGY

    As the Company pursues its growth strategy involving the acquisition and development of additional properties, the Company intends to implement the following operating strategy:

    CONTINUE AS LEADING PROVIDER OF HIGH QUALITY OFF-CAMPUS STUDENT HOUSING. The Company's goal is to continue to be the leading provider of high quality off-campus student housing in the United States by offering a wide variety of amenities at the Company's Properties, including, at various locations, private bedrooms, high quality student furnishings, fitness centers, hot tubs, tennis/volleyball courts, clubhouses, activity/entertainment centers, swimming pools, air conditioning, computer centers and study rooms. The Company also provides, or makes available through affiliates or third parties, (i) either kitchens or convenient food service facilities and (ii) a range of value-added services to tenants such as linens and laundry services, private telephones, cable television, vending machines, moving services and wellness programs. The Company is also evaluating business activities such as pre-paid telephone cards and cellular telephones for students.

    ACTIVELY MARKET PROPERTIES. The Company intends to continue to actively market the Properties to increase occupancy and maximize revenues. The Company believes that the key to its long-term success is to provide a safe, home-like environment with state-of-the-art technological capabilities and amenities and services in order to maximize a student's university experience. The Company intends to continue to market its Properties as viable alternative off-campus student housing to students, parents and universities by emphasizing the comfortable living areas, state-of-the-art technology infrastructure, the wide variety of amenities and services and the Properties' proximity (usually less than two miles) to the local college or university.

    OPTIMIZE STUDENT HOUSING OPERATIONS. All of the Company's Properties are managed, leased and maintained by on-site employees. In addition, the Company has ten area managers who are responsible for coordinating the Company's policies. The Company has developed systems to optimize student housing operations, such as (a) a requirement that parents guarantee virtually every student lease, (b) frequent and regular apartment inspections conducted during the course of the lease term and (c) maintenance of a price list for any damages incurred, thereby providing students with the incentive to maintain their apartments. The Company's management also works closely with the neighboring college and university housing and development staffs to ensure that the needs of students, parents and the schools are being met throughout the year. For example, the Company coordinates with colleges and universities to provide students with access, where available, to the college or university computer network from each Property's computer room or student apartment units and to become an approved provider of student housing for the local university or college.

    INCREASE OCCUPANCY RATES THROUGH NON-TRADITIONAL LEASING ARRANGEMENTS. The Company will seek to increase its occupancy rates by continuing to lease certain units during the summer months to seasonal tenants, such as senior citizens and other participants in continuing education programs, as well as participants in sports and other camp programs.

    There can be no assurance that the Company will be able to achieve its objectives or implement the listed strategies. Further, the Company may change such objectives or strategies without prior public announcement.

                           THE STUDENT HOUSING MARKET

OVERVIEW OF STUDENT DEMOGRAPHIC PATTERNS

    Demographic patterns and trends in education over the past several years suggest that there is an increasing number of college age individuals and an increasing number of students enrolling in colleges and universities in the United States. According to a report dated May 1997 by the NCES, during the ten-year period 1997 through 2007 the number of college age individuals (18 to 24 year olds) is expected to increase from 24,807,000 to 28,937,000, an increase of approximately 16.6%, as compared to a decline of 13.1% in the number of such individuals from 28,468,000 to 24,736,000 during the ten-year period from 1986 to 1996. Likewise, the NCES estimates that enrollment at four-year institutions of higher education in the United States will increase from 8,582,000 in 1997 to 9,938,000 in 2007, an increase of approximately 15.8%. By contrast, during the period from 1986 to 1996, total student enrollment at such institutions is estimated to have increased from 7,824,000 to 8,483,000, an increase of only 8.4%, while from 1991 to 1995 total student enrollment actually declined by approximately 2.3% from 8,707,000 to 8,505,000.

    The bulk of the undergraduate population on university campuses today are classified by the NCES as "traditional" (18 to 24 year olds). The following table indicates the college age population of traditional students based on U.S. Census projections for the periods indicated:

                            COLLEGE-AGE POPULATIONS
                                 (IN THOUSANDS)

YEAR (AT JULY 1)                                           18-24 YEARS OLD   10-YEAR % CHANGE
---------------------------------------------------------  ----------------  -----------------
1986.....................................................         28,468                --
1996*....................................................         24,736             (13.1)

1997*....................................................         24,807                --
2007*....................................................         28,937              16.6

------------------------

*   Projected.

SOURCE: NATIONAL CENTER FOR EDUCATION STATISTICS.

    The following table indicates the total enrollment at four-year institutions of higher education for the periods indicated:

         TOTAL ENROLLMENT AT FOUR-YEAR INSTITUTIONS OF HIGHER EDUCATION
                                 (IN THOUSANDS)

                                                                                        10-YEAR %
YEAR                                                                      STUDENTS       CHANGE
-----------------------------------------------------------------------  -----------  -------------
1986...................................................................       7,824            --
1996*..................................................................       8,483           8.4

1997*..................................................................       8,582            --
2007*..................................................................       9,938          15.8

------------------------

*   Projected, as of the fall of each year.

SOURCE: NATIONAL CENTER FOR EDUCATION STATISTICS.

    The projected increase in the absolute numbers of college age individuals, combined with increasing enrollment, is expected to create a greater demand for student housing in those communities in which college and university campuses are located. Both on-and off-campus student housing markets will compete for these additional students, but the Company believes that existing on-campus facilities will be at a disadvantage as such facilities tend to be older units that have not been sufficiently expanded, renovated or modernized to meet students' increasing needs and expectations.

STATUS OF THE ON-CAMPUS STUDENT HOUSING MARKET

    As student enrollment increases, the Company believes that one of the biggest challenges facing many colleges and universities is an antiquated student housing infrastructure. In addition, it may be difficult for colleges and universities to reconfigure or build new student housing to meet the high expectations of students. Retrofitting existing dormitories or building new student housing can be expensive and funds for such facilities are typically scarce. According to American School & University's 8th Annual Residence Hall Construction Report published in May 1997, based on statistics compiled from surveys taken in the relevant year of selected residence hall construction projects, the median residence hall in 1996 cost $94.45 per square foot, or $27,200 per resident, compared to $81.40 per square foot, or $22,987 per resident, in 1989. Accordingly, the Company believes that in order to economize, colleges and universities will enter into joint agreements with the private sector for the construction and development of student housing and will rely on private companies to provide on- and off-campus student housing to meet the increased demand.

    The Company further believes that, because of the structural and functional obsolescence of many existing on-campus student housing facilities, future opportunities may exist to establish joint ventures to manage, lease, renovate or develop student housing. With the development of the use of computer networks and other forms of telecommunications in colleges and universities, changes in students' demands for single occupancy housing and deferrals in the maintenance of student dormitories brought about by budgetary constraints, many colleges and universities have dormitories that are, in terms of design, obsolete. Renovating existing dormitories may be expensive due to the costs of enlarging units, changing double occupancy to single occupancy, maintaining the character of historical buildings and adding computer networks and other telecommunications facilities, study halls and kitchens. Thus, the Company believes that further opportunities may exist for private sector developers to address student housing needs by entering into arrangements with colleges and universities to assign students to off-campus student apartments built by the private sector, enter into joint ventures to lease on-campus student housing and share in revenues, commission turn-key construction of new or renovated student housing on college land leased to the joint venture or private-sector operator, and turn over the entire student housing function to a private-sector operator.

    As discussed in "Business of the Company and its Properties--The Company's Properties," a number of colleges and universities do not have the capacity to house all of their students. For example, according to The Association of College and University Housing Officers-International Membership Directory for 1998, total student enrollment at 64 major colleges and universities surveyed was approximately 1,720,000 while the on-campus student housing capacity at these institutions was only approximately 375,000, or approximately 21.8% of the total number of students.

    The following table indicates the total enrollment, the on-campus housing capacity and the percentage of the total enrollment that can be housed on-campus at selected colleges and universities in the Company's targeted markets (bold face indicates locations where the Company is currently operating):

                TOTAL ENROLLMENT AND ON-CAMPUS HOUSING CAPACITY

                                                           TOTAL        ON-CAMPUS         % OF
COLLEGE OR UNIVERSITY                                   ENROLLMENT      CAPACITY*      ENROLLMENT
-----------------------------------------------------  -------------  -------------  ---------------
AUBURN UNIVERSITY, AL................................       21,800          3,600            16.5
University of Alabama, AL............................       19,494          4,001            20.5
Arizona State University, AZ.........................       44,550          5,000            11.2
Northern Arizona University, AZ......................       19,242          6,415            33.3
University of Arizona, AZ............................       35,000          4,732            13.5
UNIVERSITY OF ARKANSAS, AR...........................       14,692          3,437            23.4
SAN DIEGO STATE UNIVERSITY, CA.......................       30,000          3,077            10.3
San Jose State University, CA........................       27,000          2,000             7.4
University of California at Berkeley, CA.............       30,000          5,942            19.8
University of California at Santa Barbara, CA........       18,531          4,164            22.5
COLORADO STATE UNIVERSITY, CO........................       22,000          7,000            31.8
University of Colorado, CO...........................       25,013          5,876            23.5
FLORIDA STATE UNIVERSITY, FL.........................       30,268          5,202            17.2
University of Central Florida, FL....................       28,200          1,600             5.7
University of Florida, FL............................       40,000          6,992            17.5
UNIVERSITY OF SOUTH FLORIDA, FL......................       36,000          2,593             7.2
UNIVERSITY OF GEORGIA, GA............................       30,000          5,634            18.8
Northern Illinois University, IL.....................       22,558          6,149            27.3
UNIVERSITY OF ILLINOIS AT URBANA, IL.................       36,000         10,754            29.9
Indiana University, IN...............................       28,500          1,000             3.5
Purdue University, IN................................       35,715         11,346            31.8
Iowa State University, IA............................       24,899          7,328            29.4
University of Iowa, IA...............................       27,000          5,569            20.6
Kansas State University, KS..........................       21,000          3,500            16.7
UNIVERSITY OF KANSAS, KS.............................       26,127          4,997            19.1
University of Kentucky, KY...........................       22,000          6,023            27.4
Louisiana State University, LA.......................       27,000          4,978            18.4
University of Maryland at College Park, MD...........       37,000          7,920            21.4
Michigan State University, MI........................       41,000         17,047            41.6
University of Michigan at Ann Arbor, MI..............       37,500          9,893            26.4
University of Minnesota at Twin Cities, MN...........       37,548          5,519            14.7
MISSISSIPPI STATE UNIVERSITY, MI.....................       13,500          4,068            30.1
UNIVERSITY OF MISSOURI AT COLUMBIA, MO...............       22,000          5,500            25.0
University of Nebraska at Lincoln, NE................       24,500          5,419            22.1
Rutgers University, NJ...............................       37,779         14,400            38.1
East Carolina University, NC.........................       18,500          5,450            29.5
North Carolina State University, NC..................       27,300          6,610            24.2
KENT STATE UNIVERSITY, OH............................       27,000          5,600            20.7
OHIO STATE UNIVERSITY, OH............................       48,000          9,547            19.9
University of Toledo, OH.............................       22,000          2,889            13.1
Oklahoma State University, OK........................       18,244          5,308            29.1
University of Oklahoma, OK...........................       22,670          3,747            16.5
Oregon State University, OR..........................       14,700          3,200            21.8
University of Oregon, OR.............................       16,593          3,900            23.5
Drexel University, PA................................       11,000          1,596            14.5
PENN STATE UNIVERSITY, PA............................       42,250         12,392            29.3
University of Pennsylvania, PA.......................       23,000          7,000            30.4
University of South Carolina at Columbia, SC.........       26,000          6,190            23.8
University of Memphis, TN............................       20,062          2,502            12.5
UNIVERSITY OF TENNESSEE, KNOXVILLE, TN...............       25,998          9,366            36.0

                                                           TOTAL        ON-CAMPUS         % OF
COLLEGE OR UNIVERSITY                                   ENROLLMENT      CAPACITY*      ENROLLMENT
-----------------------------------------------------  -------------  -------------  ---------------
TEXAS A&M UNIVERSITY, TX.............................       42,000         10,661            25.4
Texas Tech University, TX............................       24,500          6,000            24.5
UNIVERSITY OF TEXAS AT AUSTIN, TX....................       48,008          6,077            12.7
Brigham Young University, UT.........................       27,000          6,399            23.7
University of Utah, UT...............................       26,000          2,317             8.9
JAMES MADISON UNIVERSITY, VA.........................       12,800          4,925            38.5
University of Richmond, VA...........................        4,336          2,673            61.6
University of Virginia, VA...........................       18,000          6,911            38.4
Virginia Commonwealth University, VA.................       22,000          3,100            14.1
VIRGINIA TECH UNIVERSITY, VA.........................       23,873          8,364            35.0
University of Washington, WA.........................       34,700          5,660            16.3
Washington State University, WA......................       16,700          6,385            38.2
WEST VIRGINIA UNIVERSITY, WV.........................       23,000          3,500            15.2
UNIVERSITY OF WISCONSIN AT MADISON, WI...............       39,826          8,023            20.1

------------------------

* Total number of traditional dormitories, residence halls or apartments located on a college or university campus and any other student housing otherwise owned or controlled by colleges or universities or fraternities, sororities or clubs affiliated with colleges or universities.

SOURCE: THE ASSOCIATION OF COLLEGE AND UNIVERSITY HOUSING OFFICERS-INTERNATIONAL MEMBERSHIP DIRECTORY FOR 1998.

SUPPLY OF STUDENT HOUSING

    New construction and development by colleges and universities, various commercial developers, real estate companies and other owners of real estate that are engaged in the construction and development of student housing are expected to compete with the Company in meeting the anticipated increased demand in student housing over the next ten years. See "Business of the Company and its Properties--Competition."

    The Company believes, however, that there remains a shortage of student housing in crucial areas that the Company has targeted for development. For example, the University of Central Florida in Orlando, Florida and Virginia Tech University in Blacksburg, Virginia have total student enrollments of approximately 28,000 and 23,900, respectively, and on-campus housing capacity for approximately 1,600 and 8,400 students, respectively. See "Business of the Company and its Properties--The Properties--Development Properties."

    The Company further believes that it is well-positioned to capitalize on the expected growing shortage of student housing in the United States due to its experience in the student housing industry, the economies of scale afforded by the Company's size, its access to capital for the acquisition and development of additional student housing, its high quality student housing product and its developed systems designed to optimize student housing operations.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Shares offered hereby, after deducting estimated expenses of the Offering and the underwriting discount, are expected to be approximately $148.1 million (approximately $172.1 million if the Underwriters' over-allotment option is exercised in full),
assuming an initial public offering price of $   -   per Share (the midpoint of
the range of the initial public offering prices set forth on the cover page of this Prospectus). The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for Units. See "The Formation Transactions." It is intended that all of the net proceeds of the Offering will be used by the Operating Partnership to repay existing indebtedness in the amount of $146.8 million and pay prepayment penalties equal to $1.3 million.

    The indebtedness bears interest at the following rates and has the following maturity dates: (i) $46.1 million bears interest at rates ranging from 7.70% to 8.95% (as of December 31, 1997) and has various maturity dates ranging from August 31, 2000 to December 1, 2003; (ii) $6.7 million bears interest at LIBOR plus 4% and is payable upon demand (the "Glenmorris Debt"); and (iii) $94.0 million bears interest at 7.99% and matures on August 31, 2000 (the "WHNML-S Debt"). The Glenmorris Debt was incurred in January 1998 and the proceeds from such indebtedness were used by the Predecessor Partnerships to purchase the Glenmorris Property. The WHNML-S Debt was incurred in April and May 1997 and the proceeds from such indebtedness were used by the Predecessor Partnerships to purchase the WHNML-S Acquired Properties. See "Mortgage Debt and Credit Facility."

    Pending the application of the net proceeds of the Offering as described above, the Operating Partnership will invest such proceeds and any remaining net proceeds, if any, in short-term investment grade instruments, interest-bearing bank accounts, certificates of deposit, U.S. government securities or mortgage-backed securities guaranteed by Federal agencies.

                                 DISTRIBUTIONS

    The Company intends to make distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. In order to qualify as a REIT, the Company is required to make distributions to its shareholders in amounts at least equal to (i) the sum of (A) 95% of its "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property minus (ii) the sum of certain items of non-cash income. See "Federal Income Tax Considerations -- Taxation of the Company as a REIT."

    The Company's ability to make distributions will depend upon its Cash Available for Distribution. The following factors, among others, will affect Cash Available for Distribution and will influence the decisions of the Board of Trustees regarding distributions: (a) scheduled increases in rent under leases with students with respect to the Properties; (b) receipt of rents under the Food Service Space Leases; (c) returns from short-term investments; and (d) receipt of interest and dividends from the Management Subsidiary. Hence, there can be no assurance as to the Company's ability to pay future distributions. Although the Company will receive most of its rental payments on a monthly basis, it intends to make distributions quarterly. Amounts accumulated for distribution will be invested by the Company in short-term investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth the combined historical capitalization of the Predecessor Partnerships and the pro forma combined capitalization of the Company as of December 31, 1997 as adjusted to give effect to the Formation Transactions, the entering into of and drawdown under the Credit Facility, the Offering and the application of the net proceeds from the Offering as described under "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined historical financial statements and notes thereto, the pro forma financial information and adjustments thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                                         AS OF DECEMBER 31, 1997
                                                                                         ------------------------
                                                                                          COMBINED    PRO FORMA
                                                                                         HISTORICAL  AS ADJUSTED
                                                                                         ----------  ------------

                                                                                              (IN THOUSANDS)
Debt:
Mortgage notes payable (1).............................................................  $  270,146   $   75,994
Line of Credit (2).....................................................................      --           53,834
Minority interests in Operating Partnership............................................      --          131,279
Shareholders' and Owners' Equity:
Preferred Shares, par value $.01; 5,000,000 shares authorized..........................      --           --
Common Shares, par value $.01; 50,000,000 shares authorized, no shares issued
  historical;    -   shares issued and outstanding pro forma (3).......................      --                -
Additional paid-in capital.............................................................      --                -
Accumulated equity of Continuing Investors.............................................     107,389       --
                                                                                         ----------  ------------
Total shareholders' and owners' equity.................................................     107,389      118,300
                                                                                         ----------  ------------
Total Capitalization...................................................................  $  377,535   $  379,407
                                                                                         ----------  ------------
                                                                                         ----------  ------------

------------------------

(1) See Note 5 of the notes to the combined financial statements of the Predecessor Partnerships for information relating to outstanding indebtedness on a combined historical basis as of December 31, 1997.

(2) The Company expects to drawdown approximately $53.8 million under the Credit Facility simultaneously with the completion of the Offering.

(3) Pro forma as adjusted includes the Shares to be issued in the Offering, but
    does not include (a)    -   Shares that may be issued upon the exchange of
    Units issued in connection with the Formation Transactions, (b)    -
    Shares that are subject to the Underwriters' overallotment option and (c)
       - Shares subject to options to be granted to officers, trustees and employees of the Company in connection with the Formation Transactions.

                                    DILUTION

    The initial public offering price per Share will exceed the net tangible book value per Share. Therefore, the holders of Units issued in connection with the Formation Transactions will realize an immediate increase in the net tangible book value of their Units, while purchasers of Shares sold in the Offering will realize an immediate dilution in the net tangible book value of their Shares. Net tangible book value per Share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of Shares that will be outstanding after the Offering and assuming all Units outstanding after the Offering are exchanged for Shares. The following table illustrates the dilution to purchasers of Shares sold in the Offering based on the assumed initial public offering price and assuming no exercise of the Underwriters' over-allotment option.

Assumed initial public offering price (1)................................             $
Net pro forma tangible book value per Share prior to the Offering (2)....  $
Increase in net pro forma tangible book value per Share attributable to payments by purchasers of Shares sold in the Offering..................  $
Net pro forma tangible book value per Share after the Offering (2).......
                                                                                      ---------
Dilution per Share sold in the Offering (2)..............................             $
                                                                                      ---------
                                                                                      ---------

------------------------

(1) Before deducting underwriting discounts and estimated expenses of the Offering.

(2) Determined by dividing total pro forma tangible assets of the Company as of -, 1998 by the total number of Shares to be outstanding following the Formation Transactions, treating all Units as if exchanged for Shares.

    The following table sets forth the number of Shares to be sold by the Company in the Offering as well as the number of Units and Shares issued or to be issued to the Continuing Investors in the Formation Transactions and the net tangible book value of the average contribution per Share based on total contributions. The Shares issued and per Share amounts are presented as if each Continuing Investor receiving Units had exchanged such Units for Shares.

                                                                 SHARES ISSUED BY THE COMPANY           BOOK VALUE OF
                                                                                                        CONTRIBUTIONS
                                                               --------------------------------  ----------------------------
                                                                   SHARES           PERCENT         VALUE         PERCENT
                                                                   -------      ---------------  -----------  ---------------
                                                                   (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
Units issued to Continuing Investors in the Formation
  Transactions...............................................
Shares issued by the Company in the Offering.................                                            (1)
Total........................................................

                                                                   BOOK VALUE
                                                                   OF AVERAGE
                                                                  CONTRIBUTION
                                                                    PER SHARE
                                                               -------------------
Units issued to Continuing Investors in the Formation
  Transactions...............................................
Shares issued by the Company in the Offering.................
Total........................................................

------------------------

(1) Before deducting underwriting discounts and estimated expenses of the Offering.

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth unaudited pro forma financial and other information for the Company and combined historical financial information for the Predecessor Partnerships. The pro forma operating information is presented as if the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness, the Glenmorris Acquisition and the purchase of the Acquired Properties had been consummated as of January 1, 1997 and therefore reflects certain assumptions that are described in the Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness and the Glenmorris Acquisition had been consummated on December 31, 1997, and therefore reflects certain assumptions that are described in the Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet included elsewhere in this Prospectus. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Offering, the Formation Transactions, the repayment of certain indebtedness, the Glenmorris Acquisition, the entering into of and drawdown under the Credit Facility and the purchase of the Acquired Properties, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period. The historical and pro forma financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto contained elsewhere in this Prospectus.

                                                                                        HISTORICAL
                                                                    ---------------------------------------------------
                                                      PRO FORMA                                         DECEMBER 19,
                                                   ---------------                                          1995
                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED      (INCEPTION) TO
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                        1997             1997             1996              1995
                                                   ---------------  ---------------  ---------------  -----------------
                                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATING DATA:
Revenue:
  Rental.........................................     $  58,216        $  35,668        $  16,155         $     534
  Food service...................................            --           10,222               --                --
  Interest.......................................           500              500              145                --
  Other..........................................         3,459            1,604              971                19
                                                   ---------------  ---------------  ---------------          -----
Total revenue....................................        62,175           47,994           17,271               553

Expenses:
  Rental operations..............................        16,015           11,003            3,321                24
  Food service...................................            --            5,974               --                --
  Operating payroll..............................         9,353            6,357            1,666                31
  Real estate taxes..............................         4,243            2,517            1,028                28
  Management fees................................            --            1,871              638                22
  General and administrative.....................         3,971            1,711               86                 4
  Interest.......................................        11,009           14,334            6,230               214
  Depreciation...................................        10,955            6,497            3,075               102
                                                   ---------------  ---------------  ---------------          -----
Total expenses...................................        55,546           50,264           16,044               425
                                                   ---------------  ---------------  ---------------          -----

Net Income (loss) before minority interest.......         6,629           (2,270)           1,227               128
Minority interests...............................         3,487               --               --                --
                                                   ---------------  ---------------  ---------------          -----
Net income (loss)................................     $   3,142        $  (2,270)       $   1,227         $     128
                                                   ---------------  ---------------  ---------------          -----
                                                   ---------------  ---------------  ---------------          -----
Pro forma earnings per Share (1).................                             --               --                --
Pro forma earnings per Share assuming dilution
  (1)............................................                             --               --                --

                                                                      PRO FORMA               HISTORICAL
                                                                    --------------  ------------------------------
                                                                     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                         1997            1997            1996
                                                                    --------------  --------------  --------------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA (AT PERIOD END):
Properties--net of accumulated depreciation.......................    $  374,714      $  368,152      $  105,156
Total assets......................................................       399,822         398,331         109,177
Total indebtedness................................................       129,828         270,146          78,915
Total liabilities.................................................       150,243         290,942          82,457
Minority interest.................................................       131,279          --              --
Total shareholders' and owners' equity............................    $  118,300      $  107,389      $   26,720

                                                                                        HISTORICAL
                                                                    ---------------------------------------------------
                                                      PRO FORMA                                         DECEMBER 19,
                                                   ---------------                                          1995
                                                     YEAR ENDED       YEAR ENDED       YEAR ENDED      (INCEPTION) TO
                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                        1997             1997             1996              1995
                                                   ---------------  ---------------  ---------------  -----------------
                                                                (FUNDS FROM OPERATIONS DATA IN THOUSANDS)
OTHER DATA:
Funds from Operations(2):
  Net income (loss)..............................     $   3,142        $  (2,270)       $   1,227         $     128
  Add: real estate related depreciation..........         7,630            4,373            2,055               102
                                                   ---------------       -------          -------             -----
  Funds from Operations..........................     $  10,772        $   2,103        $   3,282         $     230
                                                   ---------------       -------          -------             -----
                                                   ---------------       -------          -------             -----
Properties owned at end of period (excluding
development land)................................            32               31               11                 9
Rentable beds at end of period...................        19,446           18,906            6,694              5310
Occupancy of properties owned at end of period...          92.4%            92.2%            96.8%             96.9%

------------------------

(1) Pro forma net income per Share is based upon - Shares expected to be outstanding after the Offering.

(2) The White Paper on Funds from Operations approved by the NAREIT Board of Governors in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company's Funds from Operations is not comparable to Funds from Operations reported by other REITs that do not define the term using the current NAREIT definition or that interpret the current NAREIT definition differently than does the Company. Funds from Operations should not be considered as an alternative to net income (computed in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (computed in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements of the Company, the Audited Combined Financial Statements of the Predecessor Partnerships and "Selected Financial Information" contained elsewhere in this Prospectus.

OVERVIEW

    The Company was organized as a Maryland real estate investment trust on December 9, 1997, and intends to make an election to qualify under the Code as a REIT commencing with its taxable year ending December 31, 1998. Substantially all of the Company's initial revenues are expected to be derived from: (a) rents received under leases of the Properties; (b) rents received under the Food Service Space Lease; (c) interest earned from the temporary investment of funds in short-term investments; and (d) income derived from the Company's third party student housing management business. See "Business of the Company and its Properties--Leases with Students," "--Food Service Space Leases with Food Service Operator" and "The Formation Transactions--Management Subsidiary."

    The Company will incur operating and administrative expenses including, principally, compensation expense for its executive officers and other employees, office rental and related occupancy costs and various expenses incurred in the process of acquiring additional properties and maintaining, leasing and operating its existing Properties. The Company will be self-administered and managed by its executive officers and staff, and will not engage a separate advisor or pay an advisory fee for administrative or investment services, although the Company will engage legal, accounting, tax and financial advisors from time to time.

    The primary non-cash expense of the Company will be the depreciation of its properties. The Company expects to depreciate buildings and improvements over 35-year and 40-year periods for financial reporting purposes. The Company also expects to employ moderate leverage, pursuant to the Credit Facility or otherwise, to fund additional investments and will incur long and short-term indebtedness, and related interest expense, from time to time. See "Risk Factors--General Real Estate Investment Risks--Debt Financing and Existing Debt Maturities."

    The Company intends to make distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. The Company's ability to make distributions will depend upon its Cash Available for Distribution.

RESULTS OF OPERATIONS

    GENERAL

    The Company had no operations prior to December 9, 1997 (the date of organization). The Company's future results of operations will depend upon, among other things, revenues from the Properties, the variability of the Company's expenses, including interest expense, and the results from any subsequent investments the Company may make. All of the Properties have been recently acquired by the Predecessor Partnerships and have limited operating histories under current management. The only Properties owned by the Predecessor Partnerships for more than one year are the nine Properties purchased in December 1995 (the "Original Properties") and the two properties acquired in October 1996 (the "1996 Properties"). The 14 WHNML-S Acquired Properties were acquired in April and May 1997, the six JPI Acquired Properties were acquired in December 1997 and one Property was acquired in January 1998 (the "Glenmorris Property"). See "Description of the Company and its Properties" and "Risk Factors--Lack of Operating History."

    The historical comparisons set forth below reflect the acquisition of Properties at different dates and do not include operating data for the same Properties for each of the periods indicated. Only the Original Properties (nine Properties) and the 1996 Properties (two Properties) are included in the results of operations for the year ended December 31, 1996, while 31 Properties (of the 32 Properties currently owned by the Predecessor Partnerships) are included in the results of operations for the year ended December 31, 1997. Of the Properties included in the results of operations for the year ended December 31, 1996, operating data for the Original Properties (nine Properties) is included for the entire period, while operating data for the two 1996 Properties is included since October 1996, the date of acquisition of such Properties. Of the Properties included in the results of operations for the year ended December 31, 1997, operating data for the Original Properties and 1996 Properties (11 Properties) is included for the entire period, operating data for ten and four WHNML-S Acquired Properties, respectively, is included since April and May 1997, their respective dates of acquisition, and operating data for the JPI Acquired Properties (six Properties) is included for only one day, as a result of the acquisition of the JPI Acquired Properties on December 30, 1997. As a result of the Company's acquisitions, the financial data set forth in this Prospectus may not provide a meaningful measure of the Company's financial performance or of its future profit potential. In addition, Property data for operating periods of less than one year may not provide an accurate or meaningful measure of a Property's performance for a variety of reasons, including seasonality of revenues and expenditures.

COMPARISON OF HISTORICAL YEAR ENDED DECEMBER 31, 1997 TO HISTORICAL YEAR ENDED
  DECEMBER 31, 1996

    Total revenues for the year ended December 31, 1997 increased $30.7 million from the year ended December 31, 1996 primarily due to the inclusion of the WHNML-S Acquired Properties for a portion of 1997 and the 1996 Properties for the entire period in 1997. Rental revenue increased $19.5 million primarily due to the inclusion of the WHNML-S Acquired Properties and the 1996 Properties and increasing rental rates which were partly offset by a 4.6% overall decrease in occupancy rates to 92.2% for the year ended December 31, 1997 from 96.8% for the year ended December 31, 1996. Food service revenue was $10.2 million for the year ended December 31, 1997 due to the inclusion of the WHNML-S Acquired Properties, which provide food services on premises. The Original Properties and the 1996 Properties do not provide food services; therefore, there was no food service revenue for 1996. Interest revenue increased $.4 million primarily due to the increase in cash and cash equivalents as a result of the acquisition of the WHNML-S Acquired Properties, which allow students to prepay rent for the entire lease term. Other revenue increased $.6 million primarily due to the inclusion of the WHNML-S Acquired Properties and the 1996 Properties. Total revenues from the Original Properties decreased 5.3%, or $.9 million, for 1997 due to the decreases in occupancy rates at the Original Properties, the effects of which were partially offset by increases in rental rates at the Original Properties. Such declines in occupancy rates were the result of a variety of factors, including local and regional management problems during the ownership transition period and, in respect of certain properties, the failure of local and regional property managers to adequately respond to newly constructed off-campus housing complexes located near such properties. The Company is focusing on increasing occupancy rates and has replaced local and regional property managers where appropriate.

    Total expenses for the year ended December 31, 1997 increased $34.2 million from the year ended December 31, 1996 primarily due to the inclusion of the WHNML-S Acquired Properties for a portion of 1997 and the 1996 Properties for the entire period in 1997. Rental operations expense increased $7.7 million due to the costs of operating the WHNML-S Acquired Properties in the short lease-up period following their acquisition and prior to the start of the 1997/98 university year, the cost of operating the 1996 Properties for the 1997/98 university year and the related start-up expense. Real estate tax and management fee expense increased $1.5 million and $1.2 million, respectively, due to the greater number of Properties owned by the Company, while operating payroll expense increased $4.7 million due to the hiring of new employees to service the additional acquired Properties. Depreciation expense increased $3.4 million due to the greater number of Properties owned by the Company, while interest expense increased $8.1 million primarily as a result of the incurrence of approximately $94.0 million of indebtedness in connection with the acquisition of the WHNML-S Acquired Properties. General and administrative expense increased $1.6 million as a result of the higher number of Properties served, the greater number of employees and start-up costs related to the acquisition of the 1996 Properties and the WHNML-S Acquired Properties. Food service expense was $6.0 million for the year ended December 31, 1997 due to the inclusion of the WHNML-S Acquired Properties, which provide food services on premises while the Original Properties and the 1996 Properties do not. Total expenses from the Original Properties increased 10.4%, or $1.6 million, for 1997 primarily due to higher interest costs as a result of additional indebtedness of $6.6 million, increased building interior maintenance and repair costs incurred to improve individual units in the Original Properties and administrative costs incurred in connection with the hiring and professional development of qualified managers and office personnel in anticipation of the Offering.

    Net income (loss) decreased to ($2.3) million for the year ended December 31, 1997 from $1.2 million for the year ended December 31, 1996. The decrease in net income is primarily attributable to the increase in total expenses of the Original Properties, as well as decreases in occupancy rates of six of the Original Properties and at certain other Properties, the effects of which were partially offset by increases in rental rates and increases in summer rental revenue at certain Properties. Net income (loss) from the Original Properties decreased $2.4 million for 1997. Such decrease is primarily attributable to the increase in total expenses at the Original Properties, as well as decreases in occupancy rates at six of the Original Properties, the effects of which were partially offset by increases in rental rates at the Original Properties.

    PRO FORMA YEAR ENDED DECEMBER 31, 1997

    The pro forma operating results for the year ended December 31, 1997 are presented as if the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness and the acquisitions of the WHNML-S Acquired Properties, the JPI Acquired Properties and the Glenmorris Property all had occurred at the beginning of the period presented, and therefore include operating data for all Properties (32 Properties). The Company estimates that after giving effect to the Offering, the Formation Transactions, the entering into of and drawdown under the Credit Facility, the repayment of certain indebtedness and the acquisitions of the WHNML-S Acquired Properties, the JPI Acquired Properties and the Glenmorris Property, rental, interest and other revenue, respectively, on a pro forma basis would have been $58.2 million, $.5 million and $3.5 million for the year ended December 31, 1997, while total revenues on a pro forma basis would have been $62.2 million. Rental operations, operating payroll and interest expense, respectively, would have been $16.0 million, $9.4 million and $11.0 million for the year ended December 31, 1997. Depreciation, real estate taxes and general and administrative expenses would have been $11.0 million, $4.2 million and $4.0 million, respectively, for the year ended December 31, 1997, while the Company would not have incurred any food service expenses or management fees. The total operating expenses on a pro forma basis would have been $55.6 million for the year ended December 31, 1997. The resulting net income on a pro forma basis
would have been $6.6 million, or $   - net income per share. See "Selected
Financial Information."

    The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods. In addition, the pro forma results of operations assume that the net proceeds of the Offering and the drawdown under the Credit Facility will be used to repay approximately $200.6 million of outstanding indebtedness. Such expectation is based on an assumption that the net proceeds to the Company from the sale of the Shares offered hereby, after deducting estimated expenses of the Offering and the underwriting discount, are expected to be approximately $148.1, assuming an
initial public offering price of $   -   per Share (the midpoint of the range of
the initial public offering prices set forth on the cover page of this Prospectus). See "Use of Proceeds." If the initial public offering price is less than $- or the Company's actual expenses are more than estimated, the net proceeds to the Company from the Offering will be less than expected, thereby reducing the amount of mortgage indebtedness repaid by the Company and increasing the Company's interest expense.

LIQUIDITY AND CAPITAL RESOURCES

    The Company anticipates that its initial working capital and cash from operations, together with the Credit Facility anticipated to be available to the Company, will provide adequate liquidity to conduct its operations, fund administrative and operating costs, interest payments and acquisitions, and allow distributions to the Company's shareholders in accordance with the Code's requirements for qualification as a REIT and to avoid any corporate level Federal income or excise tax.

    In order to qualify as a REIT for Federal income tax purposes, the Company will be required to make substantial distributions to its shareholders. The following factors, among others, will affect Funds from Operations and will influence the decisions of the Board of Trustees regarding distributions: (a) scheduled increases in rent under leases with students with respect to the Properties; (b) receipt of rents under the Food Service Space Leases; (c) returns from short-term investments; and (d) income derived from the Company's third party student housing management business. Although the Company will receive most of its rental payments on a monthly basis, it intends to make distributions quarterly. Amounts accumulated for distribution will be invested by the Company in short-term investments.

    Under the terms of the Food Service Space Lease, Food Service Operator is responsible for substantially all expenses associated with the operation of the Food Service Spaces of the Properties, such as utilities, janitorial and maintenance services. In addition, Food Service Operator pays a gross rent to the Company which the Company believes will compensate the Company for taxes and operating expenses attributable to the Food Service Spaces. See "Business of the Company and its Properties-- Food Service Space Lease with Food Service Operator." As a result of these arrangements, the Company does not believe it will incur any major expenses in connection with the Food Service Spaces during the term of the Food Service Space Lease. The Company anticipates, however, that any other expenditures associated with the Properties will be funded by cash from operations and, in the case of major expenditures, possibly by borrowings. To the extent that unanticipated expenditures or significant borrowings are required, the Company's Funds from Operations and liquidity may be adversely affected.

    The Company is negotiating to obtain a $250 million Credit Facility that will be used to repay outstanding mortgage indebtedness and to finance the acquisition of additional properties, to fund construction, renovation and development costs and for working capital and other general operating purposes, as necessary. It is expected that the Credit Facility will have a maturity of between two and three years following the Formation Transactions and will bear interest at variable rates based on a spread over the London Interbank Offered Rate. It is also expected that the Credit Facility will contain affirmative and negative covenants customary and standard for a REIT, including a requirement that the Company repay amounts in excess of the total commitment amount, as adjusted to reflect mandatory reductions. See "Mortgage Debt and Credit Facility--Credit Facility."

    The Company currently has no commitments with respect to capital expenditures. The Company may raise additional long-term capital by issuing, in public or private transactions, equity or debt securities, but the availability and terms of any such issuance will depend upon the market and other conditions. The Company anticipates that as a result of its initial Debt-to-Total-Market Capitalization Ratio of 27.7%, and its current intention to maintain a Debt-to-Total-Market Capitalization Ratio of less than 50%, it will be able to obtain financing for its long-term capital needs. However, there can be no assurance that such additional financing or capital will be available on terms acceptable to the Company. The Company expects to borrow under the Credit Facility to acquire additional properties and may, under certain circumstances, borrow additional amounts in connection with the acquisition of additional properties, the renovation or expansion of Properties, or, as necessary, to meet certain distribution requirements imposed on REITs under the Code. See "Policies and Objectives with Respect to Certain Activities--Investment Policies and Objectives."

    Acquisitions will be made subject to the investment objectives and policies to maximize both current income and long-term growth in income described elsewhere in this Prospectus. The Company's liquidity requirements with respect to future acquisitions may be reduced to the extent the Company uses Shares or Units as consideration for such purchases.

    The Company has developed a plan to modify its information technology to recognize the Year 2000 and will begin converting the necessary data by the end of 1998. The Company's general ledger and accounts payable data is presently Year 2000 compatible; therefore, the Year 2000 conversion is only necessary on the tenant data base. The Company does not expect this project to have a significant effect on operations or to involve a material cost.

FUNDS FROM OPERATIONS

    The Company believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. Funds from Operations is calculated as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the NAREIT Board of Governors in March 1995, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, the Company's Funds from Operations may not be comparable to the Funds from Operations of such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the pro forma operating results of the Properties and the Company, Funds from Operations should be examined in conjunction with the Pro Forma Financial Statements included elsewhere in this Prospectus. Funds from Operations should not be considered as an alternative to net earnings (computed in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (computed in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

INFLATION AND SEASONALITY

    Substantially all of the leases at the Properties are for a term of one year or less, which is expected to permit the Company to seek increased rents upon renewal of existing leases or commencement of new leases. Such short-term leases generally minimize the risk to the Company of the adverse effects of inflation. Because the Credit Facility is expected to provide for a variable interest rate, inflation could have a material adverse effect on the Company's net income if interest rates increase substantially during any year. Accordingly, when deemed appropriate, based on the then current interest rates, the Company may seek to replace the Credit Facility with a credit facility that provides for a fixed interest rate.

    The operations of the Properties have historically been seasonal in nature, reflecting higher occupancy rates primarily during the fourth, first and second quarters of the year (the September to May university year). The ability of the Company to operate successfully in the student housing industry depends on maximizing the occupancy of the Properties during a limited lease-up period (typically a student housing property will sign the substantial majority of its leases in the five-month period between April and August preceding such leases' September commencement). In addition, the Company generally leases its Properties to students under nine- or 12-month leases, and in certain cases, under shorter-term semester or month-to-month leases (except for rentals to summer camps or other similar rentals). The Company receives rental payments throughout the terms of these leases, and, therefore, during the summer months (June-August) no rent is received with respect to the nine-month or many of the shorter-term leases. The Company's capital expenditures during the summer months, however, may be higher as a result of the Company making capital improvements to the Properties while many students are away for summer break. Accordingly, when calculating Funds from Operations and Cash Available for Distribution, the Company must estimate and reserve an amount adequate to sustain the operation of the Properties during the summer months when reduced rents are received from student leases, and any material miscalculation of such estimates and reserves could have a material adverse effect on the Company's business. See "Risk Factors--Operating Risks Inherent in the Student Housing Industry; Seasonality."

    The Company expects that revenues received during each quarter will be sufficient to fund estimated distributions to shareholders. To the extent that cash flow from operations is insufficient, due to the effects of seasonality or otherwise, to fund distributions, the Company expects to utilize cash on hand or borrowings to make such distributions.

                   BUSINESS OF THE COMPANY AND ITS PROPERTIES

THE COMPANY'S PROPERTIES

    The Properties consist of over 6,300 student apartment units with approximately 19,450 beds in 32 residential complexes located throughout the United States. The Properties are located within close proximity to 23 major colleges and universities in 17 states. All of the Properties are presently owned by the Predecessor Partnerships and will be acquired by the Operating Partnership in connection with the Formation Transactions. The only Properties which have been owned by the Predecessor Partnerships for more than one year are the nine Properties purchased in December 1995 and the two Properties purchased in October 1996. The Predecessor Partnerships purchased 21 of the Properties within the last 12 months in April, May and December 1997 and January 1998. The Operating Partnership has also entered into agreements to purchase an additional property and certain rights, obligations and liabilities (including the rights under an installment note and the management rights to such property) to a second property, both in Austin, Texas; however, such acquisitions are subject to certain conditions, and there can be no assurance that such properties or rights will be acquired. Following the completion of the Formation Transactions, and except as noted below, the Company will hold title to all of its existing Properties in fee simple.

    The Managed Properties consist of 743 student apartment units and approximately 2,200 beds located near two major universities in Pennsylvania, and the Development Properties, when completed, are expected to consist of 480 garden-style student apartment units and approximately 1,600 beds located near a major university in each of Florida and Virginia.

    The Properties, Managed Properties and Development Properties are either (i) garden-style apartments, which are clusters of low-rise buildings that generally consist of student housing units with four private bedrooms and two bathrooms centered around a common area consisting of a living room, a dining area and a kitchen, or (ii) high-rise or mid-rise residence halls that do not have kitchens but, in certain cases, have food services available on the premises.

    The following table sets forth certain summary information regarding each of the Properties, the Managed Properties and the Development Properties:

                                       MONTH/YEAR
            NAME          YEAR BUILT    ACQUIRED    UNIVERSITY
     -------------------  ----------   ----------   ----------------------------
     PROPERTIES
 1.  Athens                   1988       Dec/95     University of Georgia
 2.  Auburn I                 1989       Dec/95     Auburn University
 3.  Auburn II                1991       Dec/95     Auburn University
 4.  Blacksburg               1990       Dec/95     Virginia Tech University
 5.  Columbia(1)              1990       Dec/95     University of Missouri
 6.  Fayetteville             1988       Dec/95     University of Arkansas
 7.  Knoxville                1995       Dec/95     University of Tennessee
 8.  Starkville               1997       Dec/95     Mississippi State University
 9.  State College Park       1991       Dec/95     Penn State University
10.  Ashby Crossing        1989/97       Oct/96     James Madison University
11.  Treehouse Village     1980/84       Oct/96     Texas A&M University
12.  El Conquistador          1966       Apr/97     San Diego State University
13.  Fontana Hall             1967       Apr/97     University of South Florida
14.  Harrison House           1966       Apr/97     Ohio State University
15.  Illini Towers            1966       Apr/97     University of Illinois
16.  Naismith Hall            1966       Apr/97     University of Kansas
17.  Pierpont Apartments      1967       Apr/97     West Virginia University
18.  Summit Suites            1966       Apr/97     West Virginia University
19.  The Castilian            1967       Apr/97     University of Texas
20.  The Regent               1964       Apr/97     University of Wisconsin
21.  The Towers               1964       Apr/97     University of Wisconsin
22.  Carlos Bee Hall          1963       May/97     University of California
23.  Cash Hall(2)             1968       May/97     Florida State University
24.  Osceola Hall          1966/88       May/97     Florida State University
25.  The Commons(3)           1989       May/97     Auburn University
26.  Nittany Crossing         1996       Dec/97     Penn State University
27.  The Landings I           1996       Dec/97     University of Texas
28.  The Landings II          1997       Dec/97     University of Texas
29.  Rams Point               1997       Dec/97     Colorado State University
30.  The Ridge                1994       Dec/97     Texas A&M University
31.  The Enclave              1994       Dec/97     Texas A&M University
32.  Eagles Pointe(1)         1967       Jan/98     Kent State University
     MANAGED PROPERTIES
 1.  Citiline Towers          1968       Sep/93(4)  Duquesne University
 2.  Parkway Plaza         1965/66       Sep/93(4)  Penn State University
     DEVELOPMENT
     PROPERTIES
 1.  Orlando(5)            1998/99(6)    Jun/97     Univ. of Central Florida
 2.  Blacksburg II(5)      1998/99(6)    Aug/97     Virginia Tech University

                                                    # OF      # OF    # OF
     LOCATION                  PROPERTY TYPE      BUILDINGS   UNITS   BEDS
     --------------------  ---------------------  ---------   -----  ------

 1.  Athens, GA                 Garden Apts            9        154     489
 2.  Auburn, AL                 Garden Apts            9        180     623
 3.  Auburn, AL                 Garden Apts           11        172     598
 4.  Blacksburg, VA             Garden Apts           11        180     622
 5.  Columbia, MO               Garden Apts           10        172     650
 6.  Fayetteville, AR           Garden Apts            7        156     457
 7.  Knoxville, TN              Garden Apts           17        192     701
 8.  Starkville, MI             Garden Apts           14        120     420
 9.  State College, PA          Garden Apts           15        196     750
10.  Harrisonburg, VA           Garden Apts           24        288   1,152
11.  College Station, TX        Garden Apts           30        444   1,000
12.  San Diego, CA               High Rise             1        146     560
13.  Tampa, FL                   High Rise             1        223     758
14.  Columbus, OH                High Rise             1        132     457
15.  Champaign, IL               High Rise             1        196     709
16.  Lawrence, KS                High Rise             1        127     486
17.  Morgantown, WV              High Rise             1        127     491
18.  Morgantown, WV              High Rise             1        171     344
19.  Austin,TX                   High Rise             1        196     716
20.  Madison, WI                 High Rise             1        241     825
21.  Madison, WI                 High Rise             1        164     420
22.  Hayward, CA                 Mid Rise              1         76     280
23.  Tallahassee, FL       Mid Rise/Garden Apts       25        234     758
24.  Tallahassee, FL             Mid Rise              2        159     636
25.  Auburn, AL                  Mid Rise              1        151     302
26.  State College, PA          Garden Apts           11        204     684
27.  Austin, TX                 Garden Apts           14        252     684
28.  Austin, TX                 Garden Apts           15        270     810
29.  Fort Collins, CO           Garden Apts           13        192     660
30.  College Station, TX        Garden Apts           15        340     549
31.  College Station, TX        Garden Apts           12        192     315
32.  Kent, OH                   Garden Apts           38        270     540
                                                     ---      -----  ------
                                                     314      6,317  19,446

 1.  Pittsburgh, PA              High Rise             1        315   1,100
 2.  State College, PA           Mid Rise              4        428   1,108
                                                     ---      -----  ------
                                                       5        743   2,208

 1.  Orlando, FL                Garden Apts           29        372   1,152
 2.  Blacksburg, VA             Garden Apts            7        108     432
                                                     ---      -----  ------
                                                      36        480   1,584

------------------------
(1) The Company owns land adjacent to the Property which is available for development.
(2) A portion of this Property's parking lot is leased from a third party.
(3) Third party ground leased property.
(4) Refers to the date that this Property began to be managed by the Predecessor Partnerships.
(5) Construction began in August 1997. Number of units represents total units to be constructed.
(6) Anticipated completion date indicated.

    The following table sets forth certain summary historical information regarding each of the Properties and the Managed Properties, including the (a) typical term of the student leases, (b) revenues (not including food service revenue at any Property) for the year ended December 31, 1997 and December 31, 1996, if applicable, (c) occupancy rates as of December 31, 1997 and December 31, 1996, if applicable, and (d) a list of amenities.

                                                                                               OCCUPANCY
                                                                                              RATE(%)(1)
                                                                    REVENUES(1)            -----------------
                                                           -----------------------------    AS OF     AS OF
                                                            YEAR ENDED      YEAR ENDED     DECEMBER  DECEMBER
                                     TYPICAL TERM OF       DECEMBER 31,    DECEMBER 31,    31,       31,
               NAME                  STUDENT LEASES            1997            1996         1997      1996
     -------------------------  -------------------------  -------------   -------------   -------   -------
     PROPERTIES
 1.  Athens                     12 months                  $  1,633,868    $  1,591,542     100.0%    100.0%
 2.  Auburn I                   12 months                     1,780,927       1,900,457      87.4      99.2
 3.  Auburn II                  12 months                     1,706,729       1,957,001      86.3      99.2
 4.  Blacksburg                 12 months                     1,847,460       1,783,455     100.0      99.8
 5.  Columbia                   12 months                     1,567,281       1,746,565      78.1      88.1
 6.  Fayetteville               9 and 12 months               1,034,257       1,246,660      78.1      82.7
 7.  Knoxville                  12 months                     2,210,060       2,278,639      87.3      99.0
 8.  Starkville                 9 months                      1,003,114       1,142,519      77.1      96.6
 9.  State College Park         12 months                     2,687,892       2,682,930     100.0     100.0
10.  Ashby Crossing             12 months                     2,063,362       1,054,036      96.6     100.0
11.  Treehouse Village          9 and 12 months               2,692,273       2,559,251      91.8     100.0
12.  El Conquistador            9 months                      2,296,469       2,104,346      98.8      77.0
13.  Fontana Hall               9 months                      1,594,404       1,499,305      88.5      68.1
14.  Harrison House             9 months                      1,574,641       1,584,613      91.5      81.7
15.  Illini Tower               9 months                      2,777,906       2,736,808      94.8      98.0
16.  Naismith Hall              9 months                      1,302,293       1,198,538      95.9      88.3
17.  Pierpont Apartments        9 months                      1,074,583       1,023,031      76.0      85.0
18.  Summit Suites              9 months                      1,133,060       1,105,201      84.6      78.7
19.  The Castilian              9 months                      3,109,287       2,917,380      99.2      97.5
20.  The Regent(3)              9 months                      2,446,063       2,476,261      93.0      95.6
21.  The Towers                 9 months                      2,095,455       1,916,012     100.0      98.6
22.  Carlos Bee Hall            9 months                        876,964         783,999      91.5      78.3
23.  Cash Hall                  9 months                      2,376,239       2,068,071      80.9      80.6
24.  Osceola Hall               9 months                      2,030,190       1,997,147      90.1      89.7
25.  The Commons                9 months                      1,375,025       1,329,518      98.7      92.7
26.  The Nittany                12 months                     2,473,985         944,873      97.4      92.4
27.  The Landings I             12 months                     3,115,182       1,035,067      98.7      98.7
28.  The Landings II            12 months                     1,347,199               -(4)   99.5         -(4)
29.  Rams Point                 12 months                     1,115,184               -(4)   97.3         -(4)
30.  The Ridge                  9 and 12 months               1,679,511       1,637,181      98.9      96.9
31.  The Enclave                9 and 12 months               2,825,962       1,338,614(5)   98.5      92.4
32.  Eagles Pointe              12 months                     1,582,786       1,727,665      91.7      97.0
                                                           -------------   -------------   -------   -------
     Total/Weighted Average                                $ 60,431,631    $ 51,366,685      92.4%     92.2%
     MANAGED PROPERTIES(6)
 1.  Citiline Towers            9 months                   $    183,433    $    165,680     100.0%     88.2%
 2.  Parkway Plaza              9 months                        152,681         156,031      98.4      97.7
                                                           -------------   -------------   -------   -------
     Total/Weighted Average                                $    336,114    $    321,711      99.2%     93.0%

     TOTAL/WEIGHTED AVERAGE                                $ 60,767,745    $ 51,688,396      93.1%     93.0%

                                             AMENITIES(2)
                                    -------------------------------
 1.      a       b       Y       o       e               z       h       u      --       D
 2.      a       b       Y       o       e               z       h       u      --       D
 3.      a       b       Y       o       e               z       h       u      --       D
 4.      a       b       Y       o       e               z       h       u      --       D
 5.      a       b       Y       o       e               z       h       u      --       D
 6.      a       b       Y       o       e               z       h       u      --       D
 7.      a       b       Y       o       e               z       h       u      --       D
 8.      a       b       Y       o       e               z       h       u      --       D
 9.      a       b       Y       o       e               z       h       u      --       D
10.      a       b       Y       o       e               z       h       u      --       D
11.      a       b       Y               e               z               u      --       D       V
12.      a       b       Y               e       +               h       u      --       D       V
13.      a       b       Y               e       +               h       u      --       D       V
14.              b                                               h       u      --       D       V
15.              b                       e       +               h       u      --       D       V
16.      a       b                       e       +               h       u      --       D       V
17.              b                       e                       h       u      --       D       V
18.              b                       e       +               h       u      --       D       V
19.      a       b                       e       +               h       u      --       D       V
20.              b       Y       o               +               h       u      --       D       V
21.              b       Y               e       +               h       u      --       D       V
22.                              o       e       +               h       u      --       D       V
23.      a       b       Y                       +               h       u      --       D       V
24.      a       b       Y                       +               h       u      --       D       V
25.      a       b       Y               e       +               h       u      --       D       V
26.      a       b       Y       o       e               z       h       u      --       D
27.      a       b       Y       o       e               z       h       u      --       D
28.      a       b               o       e               z               u      --       D
29.      a       b       Y       o       e               z       h       u      --       D
30.      a       b       Y       o       e               z       h              --       D
31.      a       b               o       e               z                      --       D
32.      a               Y               e                               u      --       D
 1.      a       b                       e                               u      --       D       V
 2.      a                                                               u               D       V

----------------------------------
(1) Information in respect of periods prior to acquisition or management of the properties by the Predecessor Partnerships is based solely on unaudited data made available by the prior owners or managers of the properties, or data included in the books and records of the properties, if any, that were delivered to the Predecessor Partnerships by the prior owners. In addition, revenues from providing housekeeping services, which are not in the aggregate material to the Company, are included for certain of the Properties. Such housekeeping services will not be provided by the Company after the consummation of the Formation Transactions.
(2) Amenities indicated by the following legends:

a          Swimming Pool                        e          Activity/Entertainment Centers       u
b          Fitness Center                       +          Food Service                         --

Y          Tennis/Volleyball Courts             z          Hot tub                              D

o          Clubhouse                            h          Computer Center                      V

a          Furniture
b          Private bedrooms available
Y          Air conditioning
o          Utilities included

(3) The Company expects that Food Services will begin to be provided at this Property during the 1998/99 academic year.
(4) Property under construction at December 31, 1996.
(5) Represents revenues for the period from June 1996 (the date on which the previous owner acquired the Property) to December 31, 1996.
(6) Revenues represent management fees.

PROPERTIES

    INFORMATION IN RESPECT OF PERIODS PRIOR TO ACQUISITION OR MANAGEMENT OF THE PROPERTIES BY THE PREDECESSOR PARTNERSHIPS IS BASED SOLELY ON UNAUDITED DATA MADE AVAILABLE BY THE PRIOR OWNERS OR MANAGERS OF THE PROPERTIES, OR DATA INCLUDED IN THE BOOKS AND RECORDS OF THE PROPERTIES, IF ANY, THAT WERE DELIVERED TO THE PREDECESSOR PARTNERSHIPS BY THE PRIOR OWNERS OR MANAGERS OF THE PROPERTIES. THE RENTAL RATE PER BED PER PROPERTY REFLECTS THE MOST POPULAR RENTAL PLAN AT SUCH PROPERTY FOR THE ACADEMIC YEAR AND, EXCEPT AS NOTED, REFLECTS INFORMATION FOR A 12-MONTH PERIOD. INFORMATION IN RESPECT OF UNIVERSITY AND COLLEGE ENROLLMENT IS BASED ON INFORMATION PROVIDED BY THE ASSOCIATION OF COLLEGE AND UNIVERSITY HOUSING OFFICERS. SEE "THE STUDENT HOUSING MARKET--TOTAL ENROLLMENT AND ON-CAMPUS HOUSING CAPACITY."

1. COLLEGE PARK-ATHENS

    This garden apartment complex comprises three stories with approximately 159,898 leasable square feet and consists of nine buildings with 154 units and 489 beds. Originally built in 1988, this Property was acquired in December 1995. Since its acquisition, the Company has renovated the Property's clubhouse. In addition, the Property has various recreational features and amenities including a fitness center, a computer room, a study room, a hot tub, swimming pool and tennis courts. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 606 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 100.0% as of both December 31, 1997 and December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,180 compared to $3,060 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,633,868 compared to $1,591,542 for the year ended December 31, 1996.

    The College Park-Athens property is located in Athens, Georgia, approximately three miles from the main campus of the University of Georgia. The university has a current student enrollment of approximately 30,000, of which only approximately 5,634 (or 18.8%) can currently be housed on-campus; the remaining 24,366 students must live off-campus.

2. COLLEGE PARK-AUBURN I

    This garden apartment complex comprises three stories with approximately 201,196 leasable square feet and consists of nine buildings with 180 units and 623 beds. Originally built in 1989, this Property was acquired in December 1995. Since its acquisition, the Company has renovated the Property's activity/entertainment center and added new pool furniture and exercise equipment. In addition, the Property has various recreational features and amenities including a fitness center, a computer-study room, swimming pool, clubhouse, hot tub, tennis courts, basketball and sand volleyball courts. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 710 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 87.4% as of December 31, 1997 compared to 99.2% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,940 compared to $2,820 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,780,927 compared to $1,900,457 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997, primarily due to local and regional management problems during the ownership transition period and the failure of the local property manager and the regional property manager (the "Regional Manager") to adequately respond to increased competition from newly-constructed off-campus housing complexes near the Property, was partially offset by an increase in rental rates. Such local property manager and Regional Manager have been replaced.

    The College Park-Auburn I property is located in Auburn, Alabama, approximately .5 miles from the main campus of Auburn University. The university has a current student enrollment of approximately 21,800, of which only approximately 3,600 (or 16.5%) can currently be housed on-campus; the remaining 18,200 students must live off-campus.

3. COLLEGE PARK-AUBURN II

    This garden apartment complex comprises three stories with approximately 201,956 leasable square feet and consists of 11 buildings with 172 units and 598 beds. Originally built in 1991, this Property was acquired in December 1995. Since its acquisition, the Company has added an activity/ entertainment center, carpeting and furniture and renovated the clubhouse. In addition, the Property has various recreational features and amenities including a fitness center, a computer room, study room, swimming pool, hot tub and tennis courts. Each unit is equipped with a full service kitchen. Parking at the Property is provided for 690 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 86.3% as of December 31, 1997 compared to 99.2% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,880 compared to $2,820 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,706,729 compared to $1,957,001 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997, primarily due to local and regional management problems during the ownership transition period and the failure of the local property manager and the Regional Manager to adequately respond to increased competition from newly-constructed off-campus housing complexes near the Property, was partially offset by an increase in rental rates. Such local property manager and Regional Manager have been replaced.

    The College Park-Auburn II property is located near the College Park-Auburn I property, approximately 1.5 miles from the main campus of Auburn University. The university has a current student enrollment of approximately 21,800, of which only approximately 3,600 (or 16.5%) can currently be housed on-campus; the remaining 18,200 students must live off-campus.

4. COLLEGE PARK-BLACKSBURG

    This garden apartment complex comprises three stories with approximately 196,512 leasable square feet and consists of 11 buildings with 180 units and 622 beds. Originally built in 1990, this Property was acquired in December 1995. Since its acquisition, the Company has added fitness equipment, computers and implemented a resident activities program. In addition, the Property has various recreational features and amenities including a fitness center, a clubhouse, a computer room, a study room, a swimming pool, hot tub and tennis courts. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 711 cars .

    This Property is rented primarily on a 12-month basis. The occupancy rate was 100.0% as of December 31, 1997 compared to 99.8% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,820 compared to $2,700 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,847,460 compared to $1,783,455 for the year ended December 31, 1996.

    The College Park-Blacksburg property is located in Blacksburg, Virginia, approximately one mile from the main campus of Virginia Tech University. The university has a current student enrollment of approximately 23,900, of which only approximately 8,364 (or 35.0%) can currently be housed on-campus; the remaining 15,536 students must live off-campus.

    The Company began construction of an additional property in Blacksburg, Virginia in August 1997 comprising three stories with approximately 129,600 leasable square feet and consisting of seven buildings with 108 units and 432 beds. See "--Development Properties--College Park-Blacksburg (Phase II)."

5. COLLEGE PARK-COLUMBIA

    This garden apartment complex comprises three stories with approximately 201,956 leasable square feet and consists of ten buildings with 172 units and 650 beds. Originally built in 1990, this Property was acquired in December 1995. Since its acquisition, the Company has renovated the Property's computer room and is currently renovating the clubhouse. In addition, the Property has various recreational features and amenities including a fitness center, a computer room, a study room, a swimming pool, a hot tub, a basketball and volleyball court and a putting green. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 784 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 78.1% as of December 31, 1997 compared to 88.1% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,820 compared to $2,700 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,567,281 compared to $1,746,565 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997, primarily due to local management problems during the ownership transition period and the failure of the local property manager to adequately respond to increased competition from newly-constructed off-campus housing complexes near the Property, was partially offset by an increase in rental rates. Such local property manager has been replaced.

    The College Park-Columbia property is located in Columbia, approximately 1.5 miles from the main campus of the University of Missouri. The university has a current student enrollment of approximately 22,000, of which only approximately 5,500 (or 25.0%) can currently be housed on-campus; the remaining 16,500 students live off-campus. This Property is also accessible to students at the University of Columbia, Stephens College and Columbia Community College. The total student enrollment at these other three institutions is approximately 18,000, of which only 5,000 (or 27.8%) can currently be housed on-campus; the remaining 13,000 students must live off-campus.

    In addition, the Company owns approximately 13 acres of vacant land near the Property, which may be developed into student housing in the future.

6. COLLEGE PARK-FAYETTEVILLE

    This garden apartment complex comprises three stories with approximately 162,084 leasable square feet and consists of seven buildings with 156 units and 457 beds. Originally built in 1988, this Property was acquired in December 1995. Since its acquisition, the Company has repainted the exterior of the Property's building and resealed the parking lot's pavement. In addition, the Property has various recreational features and amenities including tennis courts, a basketball court, a sand volleyball court, a swimming pool, a hot tub, computer center, activity/entertainment center and a fitness center. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 504 cars.

    This Property is rented on both a nine- and 12-month basis. The occupancy rate was 78.1% as of December 31, 1997 compared to 82.7% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,205 compared to $2,160 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $1,034,257 compared to $1,246,600 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997, primarily due to local and regional management problems during the ownership transition period and the failure of the local property manager and the Regional Manager to adequately respond to increased competition from newly-constructed off-campus housing complexes near the Property, was partially offset by an increase in rental rates. Such local property manager and Regional Manager have been replaced.

    The College Park-Fayetteville property is located just off a major thoroughfare in Fayetteville, Arkansas, approximately .75 miles from the main campus of the University of Arkansas. The university has a current student enrollment of approximately 14,700, of which only approximately 3,437 (or 23.4%) can currently be housed on-campus; the remaining 11,263 students must live off-campus.

7. COLLEGE PARK-KNOXVILLE

    This garden apartment complex comprises three stories with approximately 223,320 leasable square feet and consists of 17 buildings with 192 units and 701 beds. Originally built in 1995, this Property was acquired in December 1995. Since its acquisition, the Company has installed new fitness equipment at the Property. In addition, the Property has various recreational features and amenities including a fitness center, a computer room, a study room, a swimming pool, clubhouse and tennis courts. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 728 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 87.3% as of December 31, 1997 compared to 99.0% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,300 compared to $3,180 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $2,210,060 compared to $2,278,639 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was due primarily to lower enrollment at the University of Tennessee, local and regional management problems during the ownership transition period and increased competition in the off-campus student housing market, resulting in competitors offering nine-month leases and lower rental rates. Such decrease in occupancy was offset by increased rental rates. The local property manager and the Regional Manager have been replaced.

    The College Park-Knoxville property is located in Knoxville, Tennessee, approximately 1.5 miles from the main campus of the University of Tennessee. The university has a current student enrollment of approximately 26,000, of which approximately 9,366 (or 36.0%) can currently be housed on-campus; the remaining 16,634 students must live off-campus.

8. COLLEGE PARK-STARKVILLE

    This garden apartment complex comprises three stories with approximately 131,455 leasable square feet and consists of 14 buildings with 120 units and 420 beds. Originally built in 1987, this Property was acquired in December 1995. Since its acquisition, the Company has remodeled the Property's clubhouse and office. In addition, the Property has various recreational features and amenities including a fitness center, an activity/entertainment center, a computer room, a swimming pool, a hot tub, tennis courts, and volleyball and basketball courts. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 426 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 77.1% as of December 31, 1997 compared to 96.6% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,760 compared to $2,640 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $1,003,114 compared to $1,142,519 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997, primarily due to problems with the local property manager and the Regional Manager during the ownership transition period, was partially offset by an increase in rental rates. Such local property manager and Regional Manager have been replaced.

    The College Park-Starkville property is located in Starkville, Mississippi directly across from Mississippi State University's Veterinary School and approximately one mile from the university's main campus. The university has a current student enrollment of approximately 13,500, of which only approximately 4,068 (or 30.1%) can currently be housed on-campus; the remaining 9,432 students must live off-campus.

9. COLLEGE PARK-STATE COLLEGE PARK

    This garden apartment complex comprises three stories with approximately 231,116 leasable square feet and consists of 15 buildings with 196 units and 750 beds. Originally built in 1991, this Property was acquired in December 1995. Since its acquisition, the Company has installed new fitness equipment and computers at the Property and is currently renovating the clubhouse. In addition, the Property has various recreational features and amenities including a fitness center, a computer room, a study room, a swimming pool, a hot tub, tennis courts, volleyball courts and a sauna. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 648 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 100.0% as of both December 31, 1997 and December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,360 compared to $3,240 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $2,687,892 compared to $2,682,930 for the year ended December 31, 1996.

    The College Park-State College Park property is located in State College, Pennsylvania, approximately .75 miles from the main campus of Penn State University, one of the Company's largest markets in terms of student enrollment. The university has a current student enrollment of approximately 42,250, of which only approximately 12,392 (or 29.3%) can currently be housed on campus; the remaining 29,858 students must live off-campus.

10. COLLEGE PARK-ASHBY CROSSING

    This garden apartment complex comprises three stories with approximately 343,680 leasable square feet and consists of 24 buildings with 288 units and 1,152 beds. Originally built in 1989, the Property was acquired in October 1996. Since its acquisition, the Company has built Phases II and III, comprising an additional 192 units. Each unit is fully furnished, and the Property has various recreational features and amenities including basketball and volleyball courts, a fitness center, a computer room, a study room, a hot tub, a swimming pool, a clubhouse and tennis courts. College Park-Ashby Crossing is serviced by local bus transportation that is funded through students' tuition. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 1,010 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 96.6% as of December 31, 1997 (for 288 units) compared to 100.0% as of December 31, 1996 (for the initial 96 units), and the rental rate per bed for the 1997/98 academic year was $2,940 compared to $2,832 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $2,063,362 compared to $1,054,036 for the year ended December 31, 1996. The 1997 occupancy rates and total revenues at this Property were impacted by the Company's completion of construction and the leasing-up of an additional 192 units on the Property.

    The Property is located in Harrisonburg, Virginia and is within walking distance of James Madison University, which has a current student enrollment of approximately 12,800. In addition, the university is expanding its College of Integrated Science and Technology ("CISAT") from a current student enrollment of approximately 1,000 to 4,500 by 2001 upon completion of on-going construction. The on-campus housing stock at James Madison University and CISAT currently accommodates only approximately 4,925 (or 32.8%); the remaining 7,875 students must live off-campus.

11. COLLEGE PARK-TREEHOUSE VILLAGE

    This garden apartment complex comprises two stories with approximately 320,806 leasable square feet and consists of 30 buildings with 444 units and 1,000 beds. College Park-Treehouse Village is one of two Properties that is leased by unit rather than by bed; such units may have two, three or four beds. Originally built in two phases which were completed in 1980 and 1984, respectively, this Property was acquired in October 1996. Since its acquisition, the Company has refurnished many of the Property's apartments and is currently constructing a clubhouse with a fitness center and cafe. In addition, the Property has various recreational features and amenities including a fitness center, swimming pools, hot tub, tennis courts, a basketball court, an activity/entertainment center, coin operated laundry rooms and charcoal barbeque pits. Parking at the Property is provided for 1,200 cars.

    This Property is rented on both a nine- and 12-month basis. The occupancy rate was 91.8% as of December 31, 1997 compared to 100.0% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,398 compared to $3,330 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $2,692,273 compared to $2,559,251 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was primarily due to problems with the local property manager during the ownership transition period. The total revenue at such Property increased from December 31, 1996 to December 31, 1997, despite such decreased occupancy rates, as a result of increased revenue during the summer months, resulting from 12-month leases, and increased rental rates. Such local property manager has been replaced.

    The College Park-Treehouse Village property is located in College Station, Texas, approximately one mile from the main campus of Texas A&M University. The university has a current student enrollment of approximately 42,000, of which only approximately 10,661 (or 24.5%) can currently be housed on-campus; the remaining 31,339 students must live off-campus.

12. COLLEGE PARK-EL CONQUISTADOR

    This high-rise residence hall comprises nine stories with approximately 60,000 leasable square feet and consists of 146 units and 560 beds. Originally built in 1966, this Property was acquired in April 1997. The Property has various recreational features and amenities including a cafeteria, swimming pool, computer/learning center, fitness center, tennis/volleyball courts, billiards and ping-pong tables and a study lounge. Parking at the Property is provided for 140 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 98.8% as of December 31, 1997 compared to 77.0% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,407 compared to $3,275 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $2,296,489 compared to $2,104,346 for the year ended December 31, 1996.

    The College Park-El Conquistador property is located in San Diego, California, two blocks from the main campus of San Diego State University. The university has a current student enrollment of approximately 30,000, of which only approximately 3,077 (or 10.3%) can currently be housed on-campus; the remaining 26,923 students must live off-campus.

13. COLLEGE PARK-FONTANA HALL

    This high-rise residence hall comprises 13 stories with approximately 105,000 leasable square feet and consists of 223 units and 758 beds. Originally built in 1967, this Property was acquired in April 1997. Since its acquisition, the Company has renovated the Property's hallways, expanded the first floor common areas, which include a game room and a study room, installed an access control system, and converted a two unit townhouse into an office area. In addition, the Property has various recreational features and amenities including a laundry room, a cafeteria, a fitness center, a swimming pool, a game room, tennis/volleyball courts, a study room and a computer room. Parking at the Property is provided for 228 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 88.5% as of December 31, 1997 compared to 68.1% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,668 compared to $2,589 for the 1996/97 academic year. The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $1,594,404 compared to $1,499,305 for the year ended December 31, 1996.

    The College Park-Fontana Hall property is located in Tampa, Florida, across the street from the campus of the University of South Florida. The university has a current student enrollment of approximately 36,000 on the main Tampa campus, of which only approximately 2,593 (or 7.2%) can currently be housed on-campus; the remaining 33,407 students must live off-campus.

14. COLLEGE PARK-HARRISON HOUSE

    This high-rise residence hall comprises 12 stories with approximately 76,500 leasable square feet and consists of 132 units and 457 beds. Originally built in 1966, this Property was acquired in April 1997. In addition to multi-student apartments, College Park-Harrison House offers a number of single occupancy units, which tend to appeal to upperclassmen. Since its acquisition, the Company has renovated all of the Property's corridors and commenced the repair and repainting of the building. Many apartments have received new furniture. In addition, the Property has various recreational features and amenities including a laundry room, an exercise room, a computer center, a television lounge and a basketball court. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 209 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 91.5% as of December 31, 1997 compared to 81.7% as of December 31, 1996, and the rental rate per bed was $2,018 for both of the 1996/97 and 1997/98 academic years (based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $1,574,641 compared to $1,584,613 for the year ended December 31, 1996. The decline in revenues from December 31, 1996 to December 31, 1997 was primarily due to a decrease in total rental revenues as a result of incentives and discounts offered to prospective tenants for the 1997 fall semester, and was offset by an increase in occupancy rates.

    The College Park-Harrison House property is located in Columbus, Ohio across the street from Ohio State University's main campus. The university has a current student enrollment of approximately 48,000, of which only approximately 9,547 (or 19.9%) can currently be housed on-campus; the remaining 38,453 students must live off-campus.

15. COLLEGE PARK-ILLINI TOWER

    This high-rise residence hall comprises 16 stories with approximately 190,000 leasable square feet and consists of 196 units and 709 beds. Originally built in 1966, this Property was acquired in April 1997. Since its acquisition, the Company has added new fitness equipment and ethernet access from the Property to the university. In addition, the Property has various recreational features and amenities including a cafeteria, fitness center, study area and a computer center. Parking at the Property is provided for 70 cars in an underground garage.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 94.8% as of December 31, 1997 compared to 98.0% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,949 compared to $3,779 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $2,772,906 compared to $2,736,808 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was primarily due to attrition at the University of Illinois combined with the previous owner's policy of allowing students to terminate their leases for a nominal amount at any point they ceased to be students of such university. Such decrease in occupancy was offset by increased rental rates. The Company's current leases do not contain such termination provisions.

    The College Park-Illini Tower property is located in Champaign, Illinois, two blocks from the main campus of the University of Illinois. The university has a current student enrollment of approximately 36,000, of which only approximately 10,754 (or 30.0%) can currently be housed on-campus; the remaining 25,246 students must live off-campus. In addition, the university has designated College Park-Illini Tower as "Private Certified Housing," which means that the university includes marketing material for the Property in its mailings and allows the Company to market the Property to the university's freshmen.

16. COLLEGE PARK-NAISMITH HALL

    This high-rise residence hall comprises ten stories with approximately 57,740 leasable square feet and consists of 127 units and 486 beds. Originally built in 1966, this Property was acquired in April 1997. Since its acquisition, the Company has renovated resident floors and hallways as well as the Property's fitness center. In addition, the Property has various recreational features and amenities including a cafeteria, a fitness center, swimming pool, student lounges, laundry rooms, a computer room and an academic resource center. Parking at the Property is provided for 270 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 95.9% as of December 31, 1997 compared to 88.3% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,425 compared to $2,349 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $1,302,293 compared to $1,198,538 for the year ended December 31, 1996.

    The College Park-Naismith Hall property is located in Lawrence, Kansas, approximately one block from the main campus of the University of Kansas. The university has a current student enrollment of approximately 26,100, of which only 4,997 (or 19.2%) can currently be housed on-campus; the remaining 21,103 students must live off-campus.

17. COLLEGE PARK-PIERPONT APARTMENTS

    This high-rise residence hall comprises nine stories with approximately 88,057 leasable square feet and consists of 127 units and 491 beds. Originally built in 1967, this Property was acquired in April 1997. Since the acquisition of this Property, the Company has started renovations which include refurbishment of hallways, new fitness equipment, new plumbing of the building, remodeling of the ground floor and common areas, a new chiller, replacement furniture and new computers for the office and student computer center. In addition, the Property has various recreational features and amenities including a sandpit volleyball court, a basketball court, a fitness center, an on-site laundry facility, a 24-hour study room, television lounges, a computer lab and a recreation center with billiards and ping-pong tables. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 177 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 76.0% as of December 31, 1997 compared to 85.0% as of December 31, 1996, and the rental rate per bed was $1,425 for both of the 1996/97 and 1997/98 academic years (based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $1,074,583 compared to $1,023,031 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was primarily due to attrition at West Virginia University combined with the previous owner's policy of allowing students to terminate their leases for a nominal amount at any point they ceased to be students of such university. Such decrease in occupancy was offset by an increase in rental revenues. The Company's current leases do not contain such termination provisions.

    The College Park-Pierpont Apartments property is located in Morgantown, West Virginia adjacent to the Evansdale campus of West Virginia University. The university has a current student enrollment of

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approximately 23,000, of which only 3,500 (or 15.2%) can currently be housed on-campus; the remaining 19,500 students must live off-campus.

18. COLLEGE PARK-SUMMIT SUITES

    This high-rise residence hall comprises ten stories with approximately 71,840 leasable square feet and consists of 171 units and 344 beds. Originally built in 1966, this Property was acquired in April 1997. Since its acquisition, the Company has refurbished most of the units and installed new fitness center equipment. In addition, the Property has various features and amenities including a cafeteria, laundry rooms, a computer center, a basketball court and a recreation room. Parking at the Property is provided for 138 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 84.6% as of December 31, 1997 compared to 78.7% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,507 compared to $2,450 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $1,133,060, compared to $1,105,201 for the year ended December 31, 1996.

    The College Park-Summit Suites property is also located in Morgantown, West Virginia two blocks from the downtown campus of West Virginia University. The university has a current student enrollment of 23,000, of which only 3,500 (or 15.2%) can currently be housed on-campus; the remaining 19,500 students must live off-campus.

19. COLLEGE PARK-THE CASTILIAN

    This high-rise residence hall comprises 22 stories with approximately 327,988 leasable square feet and consists of 196 units and 716 beds. Originally built in 1967, this Property was acquired in April 1997. The Property has various recreational features and amenities including a cafeteria, a fitness center, a swimming pool, an ethernet-equipped computer center and a recreation center. Parking at the Property is provided for 371 cars in an attached seven-story covered garage.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 99.2% as of December 31, 1997 compared to 97.5% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $4,070 compared to $3,889 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $3,109,287 compared to $2,917,380 for the year ended December 31, 1996.

    The College Park-The Castilian property is located in Austin, Texas, one block from the main Austin campus of the University of Texas. The university has a current student enrollment of approximately 48,000, of which only approximately 6,077 (or 12.7%) can currently be housed on-campus; the remaining 41,923 students must live off-campus.

20. COLLEGE PARK-THE REGENT

    This high-rise residence hall comprises eight stories with approximately 207,078 leasable square feet and consists of 241 units and 825 beds. Originally built in 1964, this Property was acquired in April 1997. Since its acquisition, the Company has renovated the Property's corridors and installed new carpeting. Also, many apartments have been recarpeted, repainted and refurnished. Further, improvements to the plant and equipment include a new fuel tank, hot water heaters and boiler refractors. The Property has various recreational features and amenities including housekeeping, laundry rooms, a clubhouse, a computer center, a fitness center, volleyball and basketball courts, study rooms and a rooftop sundeck with picnic spaces and gas grills. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 144 cars. The Company expects that Food Services will begin to be provided at this Property during the 1998/99 academic year.

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    This Property is rented primarily on a nine-month basis. The occupancy rate was 93.0% as of December 31, 1997 compared to 95.6% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $1,995 compared to $1,691 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $2,448,063 compared to $2,476,261 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was primarily due to attrition at the University of Wisconsin combined with the previous owner's policy of allowing students to terminate their leases for a nominal amount at any point they ceased to be students of such university. Such decrease in occupancy was substantially offset by increased rental rates. The Company's current leases do not contain such termination provisions.

    The College Park-The Regent property is also located in Madison, Wisconsin, approximately .5 miles from the main campus of the University of Wisconsin and adjacent to the university's field house and football stadium. The university has a current student enrollment of approximately 39,800, of which only approximately 8,023 (or 20.1%) can currently be housed on-campus; the remaining 31,777 students must live off-campus.

21. COLLEGE PARK-THE TOWERS

    This high-rise residence hall comprises 11 stories with approximately 83,157 leasable square feet and consists of 164 units and 420 beds. Originally built in 1964, this Property was acquired in April 1997. The Company is currently renovating the hallways, lobbies and residence rooms of this Property. In addition, the Property has various recreational features and amenities including housekeeping, a fitness center, tennis/volleyball courts, a computer center, a cafeteria, laundry rooms, study rooms and social and academic programs. Parking is not available at the Property.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 100.0% as of December 31, 1997 compared to 98.6% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,968 compared to $2,939 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $2,095,455 compared to $1,916,012 for the year ended December 31, 1996.

    The College Park-The Towers property is located in Madison, Wisconsin, approximately .25 miles from the main campus of the University of Wisconsin and three blocks from the newly constructed Kohl Center, an 18,000 seat facility that will be the home to the university's basketball and hockey teams. The university has a current student enrollment of approximately 39,800, of which only approximately 8,023 (or 20.1%) can currently be housed on-campus; the remaining 31,777 students must live off-campus.

22. COLLEGE PARK-CARLOS BEE HALL

    This mid-rise residence hall comprises three stories with approximately 59,730 leasable square feet and consists of 76 units and 280 beds. Originally built in 1963, this Property was acquired in May 1997. The Property has various recreational features and amenities including a cafeteria, a 24-hour computer lab, a study room, a game room, laundry rooms and recreational facilities for basketball and volleyball. In addition each room at the Property has cable television access. Parking is provided for 129 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 91.5% as of December 31, 1997 compared to 78.3% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,445 compared to $2,318 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $876,964 compared to $783,999 for the year ended December 31, 1996.

    The College Park-Carlos Bee Hall property is located in Hayward, California, approximately .25 miles from the California State University, Hayward campus. The university has a current student

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enrollment of approximately 12,500, of which only approximately 400 (or 3.2%)
can currently be housed on-campus; the remaining 12,100 students must live off-campus. In addition, College Park-Carlos Bee Hall draws residents from several local colleges in the Hayward area.

23. COLLEGE PARK-CASH HALL

    This mid-rise apartment and garden apartment complex comprises approximately 129,900 leasable square feet and consists of 25 buildings with 234 units and 758 beds. Originally built in 1964 and 1968, this Property was acquired in May 1997. Since its acquisition, the Company has recarpeted over 100 units and continues to make ongoing improvements to the apartment units and corridors as well. In addition, the Property has various recreational features and amenities including two swimming pools, tennis/volleyball courts, a computer center, a computer room, laundry rooms, a study room and a fitness center. There is a cafeteria also located within the main residence hall building. Parking at the Property is provided for 366 cars, of which 98 spaces are located in an underground garage.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 80.9% as of December 31, 1997 compared to 80.6% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $2,830 compared to $2,695 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $2,376,239 compared to $2,068,071 for the year ended December 31, 1996.

    The College Park-Cash Hall property is located in Tallahassee, Florida, approximately 150 yards from the main campus of Florida State University. The university has a current student enrollment of approximately 30,300, of which only approximately 5,202 (or 17.2%) can currently be housed on-campus; the remaining 25,098 students must live off-campus. The College Park-Cash Hall property has been certified by Florida State University as Privatized Housing, which means that the Company is able to coordinate housing with the university.

24. COLLEGE PARK-OSCEOLA HALL

    This mid-rise apartment complex comprises four stories with approximately 75,135 leasable square feet and consists of two buildings with 159 units and 636 beds. The two buildings, one completed in 1966 and the other in 1988, were acquired in May 1997. Since its acquisition, the Company has replaced a significant amount of furniture. In addition, the Property has various recreational features and amenities including a cafeteria, a swimming pool, a computer room, a fitness center, tennis/volleyball courts, study rooms, a television lounge and recreation rooms. Parking at the Property is provided for 350 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 90.1% as of December 31, 1997 compared to 89.7% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,275 compared to $2,966 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $2,030,190 compared to $1,997,147 for the year ended December 31, 1996. The higher revenues for 1996 were primarily due to increased summer rental revenues as a result of the British Olympic team renting units at the Property during the 1996 Summer Olympic games.

    The College Park-Osceola Hall property is located in Tallahassee, Florida, approximately one mile from the main campus of Florida State University. The university has a current student enrollment of approximately 30,300, of which only approximately 5,202 (or 17.2%) can currently be housed on-campus; the remaining 25,098 students must live off-campus. In addition, the College Park-Osceola Hall property has also been certified by Florida State University as Privatized Housing, which means that the Company is able to coordinate housing with the university.

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25. COLLEGE PARK-THE COMMONS

    This mid-rise residence hall comprises five stories with approximately 66,539 leasable square feet and consists of 151 units and 302 beds. Originally built in 1989, this Property was acquired in May 1997. Since its acquisition, the Company has added a fitness center and completed refurbishments which included replacing the carpets and furniture in a significant number of the units. In addition, the Property has various recreational features and amenities including a cafeteria, fitness center, tennis/volleyball courts, swimming pools, television lounges and a computer room. Parking at the Property is provided for 160 cars.

    This Property is rented primarily on a nine-month basis. The occupancy rate was 98.7% as of December 31, 1997 compared to 92.7% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,481 compared to $3,187 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property (excluding revenues derived from Food Services) for the year ended December 31, 1997 was $1,375,025 compared to $1,329,518 for the year ended December 31, 1996.

    The College Park-The Commons property is located in Auburn, Alabama, approximately .25 miles from the main campus of Auburn University. Auburn has a current student enrollment of approximately 21,800, of which only approximately 3,600 (or 16.5%) can currently be housed on-campus; the remaining 18,200 students must live off-campus.

26. COLLEGE PARK-NITTANY CROSSING

    This garden apartment complex comprises three stories with approximately 225,060 leasable square feet and consists of 11 buildings with 204 units and 684 beds. Originally built in 1996, this Property was acquired in December 1997. The Property has various recreational features and amenities including a fitness center, a computer room, clubhouse, hot tub, a swimming pool, tennis and basketball courts and a gameroom. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 665 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 97.4% as of December 31, 1997 compared to 92.4% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,720 compared to $3,420 for the 1996/97 academic year. The total revenue of the Property for the year ended December 31, 1997 was $2,473,985 compared to $944,873 for the period from September 1996 (the date the Property opened) to December 31, 1996.

    The College Park-Nittany Crossing property is located in State College, Pennsylvania, approximately 2.5 miles from the campus of Penn State University. The university has a current student enrollment of approximately 42,250, of which only approximately 12,392 (or 29.3%) can currently be housed on-campus or in fraternity or sorority houses; the remaining 29,858 students must live off-campus.

27. COLLEGE PARK-THE LANDINGS I

    This garden apartment complex comprises three stories with approximately 241,668 leasable square feet and consists of 14 buildings with 252 units and 684 beds. Originally built in 1996, this Property was acquired in December 1997. The Property has various recreational features and amenities including a fitness center, a swimming pool, clubhouse, a television room, hot tub, computer room, tennis and sand volleyball courts and a game room. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 647 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 98.7% as of both December 31, 1997 and December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $5,460 compared to $5,220 for the 1996/1997 academic year. The total revenue of the Property for the year ended December 31, 1997 was $3,115,182 compared to $1,035,067 for the period from September 1996 (the date the Property opened) to December 31, 1996.

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    The College Park-The Landings I property is located in Austin, Texas, approximately five miles from the campus of the University of Texas. The university has a current student enrollment of approximately 48,000, of which only approximately 6,077 (or 12.7%) can currently be housed on-campus; the remaining 41,923 students must live off-campus.

28. COLLEGE PARK-THE LANDINGS II

    This garden apartment complex comprises three stories with approximately 265,950 leasable square feet and consists of 15 buildings with 270 units and 810 beds. Originally built in 1997, this Property was acquired in December 1997. The Property has various recreational features and amenities including a fitness center, a television room, swimming pool, a clubhouse, a computer room, an indoor half-court basketball court, a hot tub and a game room. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 800 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 99.5% as of December 31, 1997 and the rental rate per bed for the 1997/98 academic year was $5,700. The property was under construction as of December 31, 1996 and therefore had no occupants. The total revenue of the Property for the year ended December 31, 1997 was $1,347,199.

    The College Park-The Landings II property is located in Austin, Texas, approximately five miles from the campus of the University of Texas. This Property is immediately adjacent to College Park-The Landings I, and the two Properties are connected by a pedestrian bridge. The university has a current student enrollment in excess of 48,000, of which only approximately 6,077 (or 12.7%) can currently be housed on-campus; the remaining 41,923 students must live off-campus.

29. COLLEGE PARK-RAMS POINT

    This garden apartment complex comprises three stories with approximately 212,136 leasable square feet and consists of 13 buildings with 192 units and 660 beds. Originally built in 1997, this Property was acquired in December 1997. The Property has various recreational features and amenities including a fitness center, a computer room, clubhouse, hot tub, a swimming pool, tennis and basketball courts and a game room. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 554 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 97.3% as of December 31, 1997 and the rental rate per bed for the 1997/98 academic year was $4,464. The property was under construction as of December 31, 1996 and therefore had no occupants. The total revenue of the Property for the year ended December 31, 1997 was $1,115,184.

    The College Park-Rams Point property is located in Fort Collins, Colorado, approximately one mile from the campus of Colorado State University. The university has a current student enrollment of approximately 22,000, of which only approximately 7,000 (or 31.8%) can currently be housed on-campus; the remaining 15,000 students must live off-campus.

30. COLLEGE PARK-THE RIDGE

    This garden apartment complex comprises two stories with approximately 164,320 leasable square feet and consists of 15 buildings with 192 units and 315 beds. Originally built in 1994, this Property was acquired in December 1997. The Property has various recreational features and amenities including a fitness center, a computer room, clubhouse, activity/entertainment center, hot tub, a swimming pool and a sand volleyball court. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 465 cars.

    This Property is rented primarily on both a nine- and 12-month basis. The occupancy rate was 98.9% as of December 31, 1997 compared to 96.9% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $6,240 compared to $6,426 for the 1996/97 academic year. The

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total revenue of the Property for the year ended December 31, 1997 was
$1,679,511 compared to $1,637,181 for the year ended December 31, 1996.

    The College Park-The Ridge property is located in College Station, Texas, approximately two miles from the campus of Texas A&M University. The university has a current student enrollment of approximately 42,000, of which only approximately 10,661 (or 24.5%) can currently be housed on-campus; the remaining 31,339 students must live off-campus.

31. COLLEGE PARK-THE ENCLAVE

    This garden apartment complex comprises three stories with approximately 281,680 leasable square feet and consists of 12 buildings with 340 units and 549 beds. Originally built in 1994, this Property was acquired by the Predecessor Partnerships in December 1997. The Property has various recreational features and amenities including a fitness center, a swimming pool, activity/entertainment center, hot tub and a gazebo. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 807 cars.

    This Property is rented primarily on both a nine- and 12-month basis. The occupancy rate was 98.5% as of December 31, 1997 compared to 92.4% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $4,463 compared to $4,455 for the 1996/97 academic year (each based on a nine-month rental plan). The total revenue of the Property for the year ended December 31, 1997 was $2,825,962 compared to $1,338,614 for the period from June 1996 (the date the previous owner acquired such Property) to December 31, 1996.

    The College Park-The Enclave property is located in College Station, Texas, approximately two miles from the campus of Texas A&M University. The university has a current student enrollment of approximately 42,000 of which approximately only 10,661 (or 24.5%) can currently be housed on-campus; the remaining 31,339 students must live off-campus.

32. COLLEGE PARK-EAGLES POINTE

    This garden apartment complex, originally built in 1967, comprises three stories with approximately 159,340 leasable square feet and consists of 38 buildings with 270 units and 540 beds. The Property is one of two Properties that is leased by unit rather than bed; such units having two bedrooms. The Property has various recreational features and amenities including a swimming pool, a volleyball court, a study lounge and a game room. Each unit is equipped with a full-service kitchen. Parking at the Property is provided for 405 cars.

    This Property is rented primarily on a 12-month basis. The occupancy rate was 91.7% as of December 31, 1997 compared to 97.0% as of December 31, 1996, and the rental rate per bed was $6,180 for both of the 1996/97 and 1997/98 academic years. The total revenue of the Property for the year ended December 31, 1997 was $1,582,786 compared to $1,727,665 for the year ended December 31, 1996. The decrease in occupancy from December 31, 1996 to December 31, 1997 was primarily due to a substantial number of leases terminating in December 1997. The Company acquired this Property on January 5, 1998 and, therefore, had no control over the termination of leases in December 1997.

    The College Park-Eagles Pointe property is located in Kent, Ohio across the street from the campus of Kent State University. The university has a current student enrollment of approximately 27,000, of which only approximately 5,600 (or 20.7%) can currently be housed on-campus; the remaining 21,400 students must live off-campus.

    In addition, the Company owns approximately eight acres of vacant land near the Property, which the Company intends to develop by August 1999.

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MANAGED PROPERTIES

    1. CITILINE TOWERS

    This high-rise residence hall comprises 20 stories with approximately 189,000 leasable square feet and consists of 315 units and 1,100 beds. This property is owned by Citiforbes Associates Ltd., and is managed by the Management Subsidiary pursuant to a subcontract with GMH Management, Inc.-North, under the Management Agency Agreement (the "CT Management Agreement"). Citiline Towers is located in Pittsburgh, Pennsylvania, across the street from Duquesne University. The university has a current student enrollment of approximately 9,400, of which only approximately 2,802 (or 29.2%) can currently be housed on-campus; the remaining 6,798 students must live off-campus.

    Under the subcontract to the CT Management Agreement, the Management Subsidiary receives a specified percentage of gross rents collected (subject to increase upon attaining certain specified targets) and a commission based on the gross sales price of the property if it is sold. The CT Management Agreement is terminable by either party on 30 days' prior written notice.

    This property is rented primarily on a nine-month basis. The occupancy rate was 100.0% as of December 31, 1997 compared to 88.2% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $6,849 as of December 31, 1997 compared to $6,813 for the 1996/97 academic year (each based on a nine-month rental plan). GMH Management, Inc.-North earned $183,433 for the year ended December 31, 1997 compared to $165,680 for the year ended December 31, 1996 from the management of the property.

    2. PARKWAY PLAZA

    This mid-rise residence hall comprises three buildings of seven stories and one building of five stories with approximately 394,500 leasable square feet and consists of 428 units and 1,108 beds. This property is owned by State College Investment Associates, and is managed by the Management Subsidiary pursuant to a subcontract with GMH Management, Inc.-North under the Management Agency Agreement (the "PWP Management Agreement"). Parkway Plaza is located in State College, Pennsylvania, two miles from the campus of Penn State University. The university has a current student enrollment of approximately 42,250, of which only approximately 12,392 (or 29.3%) can currently be housed on-campus; the remaining 29,858 students must live off-campus.

    Under the subcontract to the PWP Management Agreement, the Management Subsidiary receives a specified percentage of the gross income of the property. The PWP Management Agreement is terminable by either party on 30 days' prior written notice.

    This property is rented primarily on a nine-month basis. The occupancy rate was 98.4% as of December 31, 1997 compared to 97.7% as of December 31, 1996, and the rental rate per bed for the 1997/98 academic year was $3,906 compared to $3,807 for the 1996/97 academic year (each based on a nine-month rental plan). GMH Management, Inc.-North earned $152,681 for the year ended December 31, 1997 compared to $156,031 for the year ended December 31, 1996 from the management of the property.

DEVELOPMENT PROPERTIES

1. COLLEGE PARK-ORLANDO

    The Predecessor Partnerships began construction of the first phase (of two) of this garden apartment complex in August 1997. The property will comprise three stories with approximately 328,578 leasable square feet that, when completed, is expected to consist of 29 buildings with 396 units and 1,296 beds. Phase I of the property comprises 19 buildings with 252 units and 864 beds and is expected to be completed in August 1998. Phase II comprises 10 buildings with 120 units and 288 beds and is expected to be completed in August 1999. The parcels of land which make up College Park-Orlando were acquired in 1997. Amenities are expected to include two swimming pools, an activity/entertainment

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center, a hot tub, a computer room, a fitness center and tennis and volleyball courts. Each unit will be equipped with a full-service kitchen. Parking at the property will be provided for 300 cars.

    This property is owned by a Predecessor Partnership, and GMH Development, Inc. is engaged by such Predecessor Partnership as the general contractor for construction of the property.

    The College Park-Orlando property is located in Orlando, Florida, approximately one mile from the University of Central Florida's main campus. The university has a current student enrollment of approximately 28,200, of which only approximately 1,600 (or 5.7%) can currently be housed on-campus; the remaining 26,600 students must live off-campus.

2.  COLLEGE PARK-BLACKSBURG (PHASE II)

    The Predecessor Partnerships began construction of an additional property in Blacksburg, Virginia in August 1997 comprising three stories with approximately 129,600 leasable square feet that, when completed, is expected to consist of seven buildings with 108 units and 432 beds. Amenities are expected to include a swimming pool, an activity/entertainment center, a hot tub, a computer room, a fitness center and tennis and volleyball courts. Each unit will be equipped with a full-service kitchen. Parking at the property will be provided for 359 cars.

    This property is owned by a Predecessor Partnership, and GMH Development, Inc. is engaged by such Predecessor Partnership as the general contractor for construction of the property.

    The College Park-Blacksburg (Phase II) property is located approximately one mile from the main campus of the Virginia Tech University and is adjacent to College Park-Blacksburg. The university has a current student enrollment of approximately 23,900, of which only approximately 8,364 (or 35.1%) can currently be housed on-campus; the remaining 15,536 students must live off-campus.

    Construction is expected to be completed by August 1998.

PENDING ACQUISITIONS

    On February 26, 1998, the Operating Partnership entered into a purchase agreement to acquire a property in Austin, Texas for a purchase price of $8.0 million and entered into an agreement to acquire certain rights, obligations and liabilities with respect to a second property in Austin, Texas (including the rights of the seller under an installment sale agreement and the right to manage such property) for a purchase price of $3.8 million. The Pending Acquisitions are subject to certain conditions, and there can be no assurance that such property or rights will be acquired.

1.  THE CONTESSA

    This garden apartment complex, originally built between 1964 and 1969 and renovated between 1994 and 1996, comprises three buildings, each with either two or four stories, with approximately 96,290 leasable square feet and consists of 184 units and 387 beds. A purchase agreement regarding this property was executed in February 1998. The property has various recreational features and amenities including two swimming pools, a sports court, a computer room, a study room, a television room, a fitness center, tennis courts and a kitchen and dining room.

    This property is located in Austin, Texas, approximately .5 miles from the campus of the University of Texas. The university has a current student enrollment of approximately 48,000, of which only approximately 6,077 (or 12.7%) can currently be housed on-campus; the remaining 41,923 students must live off-campus.

2.  THE MADISON

    This garden apartment complex comprises three buildings, each with either two or three stories, with approximately 60,490 leasable square feet and consists of 140 units and 266 beds. Originally built between 1959 and 1962, this property was renovated between 1994 and 1996. The property has various recreational features and amenities including two swimming pools, a sports court, a computer room, a study room, a television room, a fitness center, tennis courts and a kitchen and dining room.

    This Property is owned by the Texas Student Housing Corporation ("TSHC"), and pursuant to a purchase agreement executed in February 1998, the Company will acquire, among other things, the right to manage the property, the rights of the seller under the installment sale agreement and mortgage with respect to such property and the rights under the other security documents entered into by TSHC to secure its obligations under the installment sale agreement.

    This property is located in Austin, Texas, approximately .5 miles from the campus of the University of Texas. The university has a current student enrollment of approximately 48,000, of which only approximately 6,077 (or 12.7%) can currently be housed on-campus; the remaining 41,923 students must live off-campus.

TERMS OF STUDENT LEASES

    THE FOLLOWING SUMMARY OF THE COMPANY'S FORM OF LEASES SETS FORTH THE MATERIAL TERMS OF THE LEASES THAT ARE USED OR INTENDED TO BE USED BY THE COMPANY AS OF THE DATE OF THIS PROSPECTUS.

    CURRENT STUDENT LEASES. The Predecessor Partnerships have generally used one basic form of student lease at each Property with slight variations from Property to Property and state to state. At the JPI Acquired Properties and the Glenmorris Property, however, the Predecessor Partnerships currently use the form of student lease which was in effect at the time of acquisition of such Properties. Each existing lease is governed by and construed in accordance with the laws of the state in which the related Property is situated. The Operating Partnership will assume all of such leases in connection with the Formation Transactions.

    FORM OF NATIONAL STUDENT LEASE. The Company has developed a form of national student lease which will be used to lease units to students following the consummation of the Formation Transactions and the Offering. The national student lease form will vary slightly from state to state, as necessary to conform the lease to the laws of the state in which the related Property is situated, and such leases will be governed by and construed in accordance with the laws of the state in which the related Property is situated.

    The material terms of the form of the Company's national student lease are as follows:

    (i) Each unit will be leased to a student for a term of either nine or twelve months, but occasionally the Company will enter into leases for shorter terms if seasonal changes in occupancy make shorter lease terms desirable.

    (ii) Each lease will require students to use their units for residential purposes only. Each lease will be for either (i) an apartment unit in an apartment building, (ii) a share of an apartment unit, (iii) a bedroom in a residence hall or (iv) one-half of a bedroom in a two bedroom suite. Where applicable, the students will have shared use and occupancy of the bathroom(s), kitchen, and living/dining areas with the other co-tenants of such unit. The lease will prohibit the tenant(s) from sharing or subletting the unit, and the leases will be assignable only upon the Company's written consent.

    (iii) Although the leases will typically permit rent to be paid in equal monthly installments, some leases may require the rent for the entire term of the lease to be paid in one installment at the beginning of the term of the lease. In such cases, the lease will specify that such rent is payable for the entire term of the lease even if the student ceases to attend the nearby university or college. Parents or other responsible sponsors will be required to guarantee, among other things, the amounts payable under the leases. See "Objectives and Strategies for Growth--Operating Strategy."

    (iv) The Company will collect a security deposit from every student, generally equal to one or two months' rent. The security deposit will be applied against any damage caused to the unit (including the furnishings and household items within the unit) by a student. In addition, students (and guarantors) will be responsible for any damage caused to a unit and will be responsible for their proportionate share of any damage caused to the common areas of the Property. The students will be required to sign a move-in and move-out form that will evidence the presence of any such damage to the unit and the student's (and guarantor's) responsibility therefor.

    (v) The Company will have the option of exercising its legal remedies upon the failure of a student to pay rent when due, the breach of any other covenant contained in the lease or the abandonment of the unit by a student.

    The Food Service Operator will separately contract with and provide Food Services to tenants and non-tenants at the Food Service Spaces. The Housekeeping Operator will separately contract with and provide housekeeping services to tenants.

FOOD SERVICES SPACE LEASE WITH FOOD SERVICE OPERATOR

    THE FOLLOWING SUMMARY OF THE FOOD SERVICE SPACE LEASE DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE LEASE WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

    The Company will lease each Food Service Space to Food Service Operator pursuant to the Food Service Space Lease. If any additional properties are developed or acquired that have facilities of a like nature, then such facilities will be leased to Food Service Operator or to another lessee pursuant to such terms and conditions as may be agreed upon between the Company and Food Service Operator or such lessee, as applicable, at the time of such development or acquisition, and such terms and conditions may vary from the terms and conditions of the Food Service Space Lease.

    The Food Service Space Lease, as it applies to each Food Service Space, will be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania except to the extent that state law provides otherwise. None of the agreements to be entered into by the Company or Food Service Operator in connection with the Formation Transactions prohibits or otherwise restricts the Company's ability to lease portions of the Properties to parties other than Food Service Operator.

    Food Service Operator's interest in each Property on which a Food Service Space is operating includes only the portion of the Property on which the cafeteria and food services are provided. The Company will not own or lease any personal property, furniture or equipment included in the operation of the Food Service Space following the Formation Transactions, all of which will be owned or leased from third parties by Food Service Operator.

    LEASE TERM. The Food Service Lease will have a term of - years. Both the Company and Food Service Operator will have the right to terminate the lease upon the expiration of the original term by providing notice at least - days prior to the expiration date. In the absence of such notice from either party, the lease will continue on a year to year basis until terminated by either party by delivery of notice at least - days prior to the expiration of the then current lease year.

    USE OF THE PROPERTIES. The Food Service Space Lease will require Food Service Operator to operate each Food Service Space only as a cafeteria and for the incidental sale of food, food products, candy and non-alcoholic beverages in connection therewith. The Food Service Space Lease will generally require that Food Service Operator operate each Food Service Space in an efficient and professional manner.

    AMOUNTS PAYABLE UNDER THE LEASES. During the term of the Food Service Space Lease, Food Service Operator will pay annual base rent, which will be payable in monthly installments. Such rent will be a "gross rent" in that Food Service Operator will not be responsible for its proportionate share of operating expenses and real estate taxes incurred in connection with the related Properties. However, Food Service Operator will be obligated to pay for its own consumption of gas, electricity, water and other like utility charges. If the lease continues on a year to year basis following the original term, the annual base rent will be increased for the first continuation year and each year thereafter based upon the Consumer Price Index.

    In addition to the base rent, Food Service Operator will pay percentage
rent. Percentage rent will be   % of the gross revenues realized by Food Service
Operator from its operations at all of the Food Service Spaces to the extent that such gross revenues exceed a breakpoint.

    MAINTENANCE AND MODIFICATION. Food Service Operator will, at its sole cost and expense, maintain the interior of each leased space in good order, repair and appearance. Food Service Operator will also be obligated to provide janitorial, cleaning and related services to ensure that the leased space is clean and sanitary and to maintain the personal property used in connection with Food Service Operator's business.

    The Company will be responsible for any structural repairs and replacements and for any maintenance, repairs and replacements of systems serving the leased space that may be necessary and appropriate to keep such leased space in good order, repair and appearance.

    Food Service Operator, at its sole cost and expense, may make alterations, additions, changes and/ or improvements to any Food Service Space. Alterations, additions, changes and/or improvements that will cost less than $- may be made without the prior written consent of the Company, but any alterations, additions, changes and/or improvements that will cost more than such amount will require the Company's written consent.

    INSURANCE. The Food Service Space Lease provides that Food Service Operator will maintain insurance providing for the following coverages in such amounts as are or shall customarily be insured against with respect to leased space similar to Food Service Operator's leased space at the Properties: (a) fire, earthquake, vandalism, and other physical loss perils, (b) commercial general public liability with products, contractual and broad form vendor's coverages (for personal injury, death and property damage), (c) worker's compensation and (d) such other insurance as the Company or any holder of a mortgage, deed of trust or other security agreement encumbering such Properties (a "Company Mortgagee") may reasonably require. The foregoing insurance policies will name the Company and any Company Mortgagee as additional insured parties.

    COMPLIANCE WITH LAWS. Food Service Operator will be obligated to comply with all laws pertaining to the use and occupancy of the Food Service Spaces and to obtain all required permits and licenses applicable to a food service operation.

    ASSIGNMENT AND SUBLETTING. Except to the extent described in the following paragraph, Food Service Operator may not, without the prior written consent of the Company, assign or sublease all or any portion of any Food Service Space. The Company may not unreasonably withhold or delay any proposed assignment or sublease, but it shall not be unreasonable to withhold consent if a proposed assignment or sublease would have the effect of causing all or a portion of the amount received or accrued by the Company under the Food Service Space Lease to be treated as other than "rents from real property" within the meaning of
Section 856(d) of the Code. It is expected that Food Service Operator will enter into various subleases with concessionaires or licensees to provide vending machines and other incidental food products.

    Food Service Operator will be permitted, without the Company's prior consent, to assign or sublease all or a portion of any Food Service Space to an entity controlling, under common control with or controlled by Food Service Operator, including an entity resulting from a merger or consolidation by Food Service Operator, but excluding, in each case, any entity formed to avoid the restrictions on assignment or sublease. However, any such assignment or sublease will be prohibited if it would have the effect of causing all or a portion of the amount received or accrued by the Company under the Food Service Space Lease to be treated as other than "rents from real property" within the meaning of
Section 856(d) of the Code.

    Any permitted assignment or sublease shall not impose any obligations on the Company, or modify or limit any right or power of the Company under the Food Service Space Lease. Any permitted sublease will be subject and subordinate to the provisions of the Food Service Space Lease as it applies to such Property. Any permitted assignment will not in any way impair the continuing primary liability of Food Service Operator unless the Company so consents at the time of the assignment. Food Service Operator will, within 15 days after the execution and delivery of any permitted assignment or sublease, deliver a copy thereof to the Company.

    INDEMNIFICATION GENERALLY. Under the Food Service Space Lease, Food Service Operator will indemnify, and is obligated to save harmless, the Company from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) and all actual or consequential damages to the extent such liabilities, cost, expenses and damages are imposed upon or asserted against the Company as owner on account of (a) any injury to, or the death of, any person or loss or damage to property on or about the Food Service Space, (b) the possession, use, misuse, occupancy or condition of any Food Service Space (except for any condition resulting from the failure of the Company to perform its obligations under the Food Service Space Lease), or (c) any violation, or alleged violation, by Food Service Operator of the Food Service Space Lease or of any legal requirements (including without limitation the ADA). Under the Food Service Space Lease, the Company will indemnify and is obligated to save harmless, Food Service Operator from and against all liabilities, costs and expenses (including reasonable attorneys' fees) and all actual or consequential damages to the extent such liabilities, costs and expenses are imposed upon or asserted against Food Service Operator as a result of the Company's gross negligence or willful misconduct.

    ENVIRONMENTAL MATTERS. The Food Service Space Lease provides for various covenants by Food Service Operator relating to environmental matters, including without limitation, covenants requiring compliance with all federal, state or local laws, ordinances, regulations, orders or decrees relating to the protection of human health or the environment in respect of the Property. In addition, Food Service Operator is required to indemnify and hold harmless the Company and any Company Mortgagee from and against all liabilities, costs and expenses imposed upon or asserted against the Company or the Property on account of, among other things, Food Service Operator's breach of such covenants.

    EVENTS OF DEFAULT. An "Event of Default" will be deemed to have occurred under the Food Service Space Lease if (a) Food Service Operator fails to pay any rent within 10 days after notice of non-payment from the Company,(b) Food Service Operator fails to continuously operate a cafeteria at the leased space,
(c) Food Service Operator fails to observe or perform any other covenant, agreement or undertaking contained in the Food Service Space Lease, and such failure continues for 30 days after written notice from the Company, or (d) a petition is filed by or against Food Service Operator for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment of a receiver or trustee of its property pursuant to any local, state or federal bankruptcy or insolvency law (and certain other similar insolvency events).

    Upon the occurrence of any Event of Default, the Company may evict Food Service Operator from the applicable Property and either terminate the lease or re-let the leased portion of the Property. In either event, Food Service Operator shall remain responsible for the rental value of such Property for the remainder period of the term in excess of rents received by the Company from any successor occupant. In addition, the Company may elect a liquidated damages remedy or exercise any other rights that it may have under law.

RELATIONSHIP BETWEEN HOUSEKEEPING OPERATOR AND THE COMPANY

    Housekeeping Operator and the Company have entered into a janitorial agreement (the "Janitorial Agreement") which provides that the Housekeeping Operator will perform janitorial services in the common areas at certain of the
Properties for a fee of $      per annum. Such fee was negotiated under
substantially arm's-length terms, which the Company believes reflects the fair value of janitorial services to be received by the Company.

GOVERNMENTAL REGULATIONS AFFECTING THE PROPERTIES

    ENVIRONMENTAL LAWS

    Under various Federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation of such substances could be substantial. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release or presence of such hazardous or toxic substances. The presence of such substances may adversely affect the owner's ability to sell or rent such real estate or to borrow using such real estate as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Owners of multi-resident apartment complexes may also face liability or remediation expenses as a result of the presence of ACMs in buildings or the presence of underground tanks, radon and lead paint. In addition, as an entity engaged in construction, the Company may be liable for the improper disposal of off-site materials. See "Risk Factors--Possible Environmental Liabilities."

    Each of the Properties has undergone a Phase I environmental assessment (which involves general inspections of visible areas without soil sampling, ground water analysis or testing for the presence of lead paint or ACMs and generally without radon testing) by independent consultants within the last three years. While some of these assessments have led to further investigation and sampling, none of the environmental assessments has revealed, nor is the Company aware of, any environmental liability that the Company believes would have a material adverse effect on the Company's business, financial condition or results of operations. No assurance can be given, however, that these assessments and investigations reveal all potential environmental liabilities, that no prior owner or operator created any material environmental condition not known to the Company or that future uses and conditions (including, without limitation, resident actions or changes in applicable environmental laws and regulations) will not result in the imposition of environmental liabilities.

    AMERICANS WITH DISABILITIES ACT OF 1990

    The Properties and any newly developed or acquired student housing properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requires that public accommodations "reasonably accommodate" individuals with disabilities and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or in excess of 20% of the cost of the alteration for existing structures. There can be no assurance that the Company is in material compliance with the ADA at any Property. Noncompliance with the ADA could result in the imposition of injunctive relief, fines or an award of damages to private litigants or additional capital expenditures to remedy such non-compliance.

INSURANCE COVERAGE

    Each Property is insured in respect of fire, vandalism and malicious mischief, extended coverage perils, all physical loss perils, commercial general liability, flood (when the Property is located in whole or in material part in a designated flood plain area) and workers' compensation insurance. Each Property is also insured under a $100 million umbrella policy covering liability, fire and theft. Management believes that all of the Properties are therefore adequately insured in accordance with standard industry practice for similar properties; however, an uninsured loss could result in loss of capital investment and anticipated profits. See "Risk Factors--Real Estate Investment Risks--Uninsured Loss."

COMPETITION

    Following the Formation Transactions and the Offering, the Company believes it will be the largest owner and operator of student housing in the United States. The Company will seek to compete for students by providing high quality student residences at rental levels competitive in the particular student market in which the Property is located. The Company competes with other regional or national operators of off-campus student housing in a number of markets as well as with smaller local or regional owner-operators of student housing. Currently, the industry is highly fragmented with no participant holding a significant market share. There are, however, various off-campus student housing complexes that compete directly with the Company located near or in the same general vicinity of many of the

Company's Properties. Such competing student housing complexes may be newer than the Company's Properties or possess more attractive amenities than the Company provides at their Properties. Rental income at a particular Property could be affected by a number of other factors, including the construction of new on-campus and off-campus residences near a Property, increases or decreases in the general levels of rents for housing in contiguous communities, increases or decreases in the number of students enrolled at a particular college or university in proximity to a Property and other general economic conditions.

    The Company is subject to competition for students from on-campus housing operated by colleges and universities and public authorities. On-campus housing has certain inherent advantages over off-campus student housing complexes, such as those operated by the Company, due to their physical proximity to the campus and because the colleges and universities can better integrate such on-campus facilities into the academic community. Furthermore, colleges and universities can generally borrow funds at lower interest rates than the Company and other private sector operators, thereby decreasing their costs of building and operating new student housing.

    The Company believes that a number of other large national companies with substantial financial resources may be potential entrants in the student housing business and the entry of one or more of these companies could increase competition for students and for the acquisition or development of other student housing properties. The Company will also be subject to competition for the acquisition of student housing with other existing local and national owners and operators of student housing. Further, the pace and size of acquisitions in the real estate industry have increased significantly in recent months; consequently, prices have generally increased while cash on cash investment yields have fallen.

EMPLOYEES

    Upon completion of the Offering, the Company expects to employ approximately 560 persons, of which 527 will be located at the properties and 33 will be in headquarter positions.

    There are no collective bargaining agreements with any of the Company's employees. Management believes that its relationship with its employees is good. A number of employees will either divide their time or be shared by the Company and one or more entities affiliated, controlled or managed by Gary M. Holloway. The Company has made certain arrangements or agreements with such entities with regard to the allocation of such employees' salaries, benefits and workload. See "Management" and "Conflicts of Interest--Potential Conflicts of Interest--Shared Employees."

LEGAL PROCEEDINGS

    None of the Company, the Operating Partnership, any of the Predecessor Partnerships or any of the Properties, Managed Properties or Development Properties presently is subject to any litigation nor, to the Company's knowledge, is any litigation threatened against any of them, other than routine litigation and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and none of which, individually or in the aggregate, is expected to have a material adverse effect on the business, financial condition or results of operations of the Company.

                       MORTGAGE DEBT AND CREDIT FACILITY

MORTGAGE INDEBTEDNESS

    Upon completion of the Offering, the entering into of and drawdown under the Credit Facility and the consummation of the Formation Transactions, the Company will repay approximately $200.6 million of indebtedness. As a result of the assumption of mortgage debt related to the JPI Acquisition (bearing interest at various rates ranging from 7.88% to 8.50% (as of March 1, 1998) and with maturity dates ranging from June 1, 2003 to December 1, 2003), the Company will have approximately $75.7 million in consolidated mortgage debt outstanding upon completion of the Offering. In addition, the Company will have approximately $53.8 million outstanding under the Credit Facility. See "--Credit Facility."

    The following table sets forth certain information regarding the mortgage indebtedness encumbering the Properties as of March 1, 1998, assuming consummation of the Offering, the entering into of and drawdown under the Credit Facility, the application of the proceeds therefrom as set forth in "Use of Proceeds" and the application of such proceeds effective as of March 1, 1998. For information concerning the refinancing of certain indebtedness in connection with the Offering, see "Use of Proceeds."

                             MORTGAGE INDEBTEDNESS

                                     BALANCE AS OF                                              BALANCE
                                        MARCH 1,       INTEREST     FIRST YEAR     MATURITY     DUE AT
PROPERTY NAME                             1998           RATE       PAYMENT (1)      DATE      MATURITY
-----------------------------------  --------------  ------------  -------------  -----------  ---------
                                                           (DOLLARS IN THOUSANDS)

JPI ACQUIRED PROPERTIES(2)

26. Nittany Crossing...............    $   12,801          8.50%     $ 1,256.2       12/1/03   $   7,337
27. Landings I.....................        13,540          8.29        1,328.6       12/1/03      12,252
28. Landings II....................        15,437          8.29        1,471.5       12/1/03      14,056
29. Rams Point.....................        14,411          8.29        1,376.6       12/1/03      13,125
30. The Enclave....................        11,421          7.88        1,009.3        6/1/03      10,709
31. The Ridge......................         8,124          8.50          797.2       12/1/03       7,337
                                     --------------                -------------               ---------
   Total...........................    $   75,734         --         $ 7,239.4        --       $  64,816
                                     --------------                -------------               ---------
                                     --------------                -------------               ---------

------------------------

(1) Represents principal and interest based on a 25-year loan amortization schedule for the JPI Acquired Properties.

(2) All of the JPI Acquired Properties (other than the Enclave) are cross-collateralized and cross-defaulted.

CREDIT FACILITY

    The Company and the Bank are expected to enter into the Credit Facility which is anticipated to take effect concurrently with the closing of the Offering. The Company expects to make a drawdown under such facility of approximately $53.8 million concurrently with the closing of the Offering and will use such proceeds to repay existing indebtedness. The Company intends to use future borrowings under the Credit Facility to fund construction, development, renovation and acquisition costs and for working capital purposes and other corporate purposes. The Credit Facility is expected to be a two- or three-year revolving facility (subject to extension under certain circumstances) which will provide for borrowings in an amount up to $250 million. The terms of the credit agreement are not finalized but are expected to generally consist of the terms set forth below.

    The borrowings under the Credit Facility will bear interest at a floating rate. The Credit Facility will require the Company to pay various fees and expenses, including a fee upon entering into the Credit Facility, a fee on unused borrowings, an application fee and a yearly administration fee. See "Risk Factors--Real Estate Investment Risks--Debt Financing and Existing Debt Maturities."

    The Company will be the borrower under the Credit Facility, with all indebtedness under the Credit Facility being guaranteed by the Operating Partnership. The Credit Facility will contain customary representations, warranties, covenants and events of default. The Credit Facility will likely require the Company to comply with a number of affirmative and negative covenants, including, among other things, the requirements that (a) the Company's minimum tangible net worth may not be less than certain specified levels; (b) the total leverage of the Company, as measured by total liabilities divided by the sum of the Company's total assets and accumulated depreciation, may not exceed certain specified levels; (c) the ratio of the Company's total secured debt to total assets may not exceed certain specified levels; (d) EBITDA divided by interest expense may not be less than certain specified levels; and
(e) EBITDA minus capital expenditure reserves divided by interest expense, scheduled principal amortization payments and preferred dividends, if any, may not be less than certain specified levels. The Credit Facility will also limit the Company's ability to incur indebtedness. The Credit Facility will also limit distributions by the Company to certain specified levels of Funds Available for Distribution and Funds Available for Distribution less reserves during any twelve-month period. Funds Available for Distribution will be calculated in a manner consistent with the Company's estimated pro forma Cash Available for Distribution.

    The Credit Facility will contain events of default, including (a) non-payment of interest, principal or fees, (b) a payment default with respect to any indebtedness or guaranteed obligation, (c) the acceleration of any indebtedness or guaranteed obligation, (d) the occurrence of any event which has a Material Adverse Effect (as defined therein), (e) a person or group acquiring over certain specified levels of the Company's voting power or a change in a majority of the Company's continuing trustees, (f) the creation of an environmental lien for costs or damages in excess of specified amounts and (g) bankruptcy or insolvency, or the commencement of involuntary insolvency proceedings.

            POLICIES AND OBJECTIVES IN RESPECT OF CERTAIN ACTIVITIES

    The following is a discussion of certain investment, financing and other policies and objectives of the Company. These policies have been determined by the Board of Trustees and may be amended or revised from time to time by the Board of Trustees without a vote of the shareholders of the Company, except that the Company cannot change its policy of holding its assets and conducting its business only through the Operating Partnership without the consent of the holders of Units as provided in the agreement of limited partnership of the Operating Partnership and cannot change its policy with respect to the matters discussed under "--Prohibited Investments and Activities; Conflict of Interest Policies" without a vote of the Company's shareholders.

INVESTMENT POLICIES AND OBJECTIVES

    The Company's investment objectives are to achieve increased cash flow from operating activities and long-term capital appreciation through increases in the value of the Company's Properties. For a discussion of the Company's Properties and its development, acquisition and other strategic objectives, see "Business of the Company and its Properties" and "The Company--Objectives and Strategies." The Company's policy is to develop and acquire real estate assets primarily for the generation of current income and appreciation in long-term value.

    The Company will develop and acquire income-producing student housing for long-term investment, expand and improve the Properties presently owned or other properties purchased, sell such Properties (although the Company has no present intention to sell any of the Properties) or other properties, in whole or in part, when circumstances warrant, or enter into arrangements with colleges and universities to develop, own or lease student housing. While the Company intends to maintain a prudent level of diversification in terms of property location, size and market, the Company will not have any limit on the amount or percentage of its assets invested in any one property or any one market. While the Company anticipates focusing its development activities on student housing in its primary markets, future investments will not necessarily be limited to any geographic area or any specific type of property. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have priority over the Shares and any distributions thereon.

    While the Company emphasizes equity real estate investments in student housing, it may, in the discretion of the Board of Trustees, invest in other types of equity real estate investment, mortgages (including participating or convertible mortgages), securities of other real estate investment trusts, other real estate operating companies and other real estate interests, consistent with its qualification as a real estate investment trust. The investment in securities of other concerns engaged in real estate activities or other issuers is subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, although investments in securities of other REITs qualify for purposes of these tests. See "Federal Income Tax Considerations." The Company may in the future acquire all or substantially all of the economic interest in a real estate-related operating business. The Company has no present intention to invest to a significant extent in such investments.

FINANCING POLICIES AND OBJECTIVES

    Upon completion of the Offering and the Formation Transactions, the pro forma Debt-to-Total-Market Capitalization Ratio of the Company will be approximately 27.7%. The Company currently has a policy of incurring debt only if upon such incurrence the Debt-to-Total-Market Capitalization Ratio would continue to be 50% or less. This ratio will fluctuate with changes in the price of the Shares (and the issuance of additional Shares or other shares of capital stock, if any) and differs from the Debt-to-Book Capitalization Ratio, which is based upon book values. As the Debt-to-Book Capitalization Ratio may not reflect the current income potential of a company's assets and operations, the Company believes that the Debt-to-Total-Market Capitalization Ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate.

    The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage or indebtedness that the Company may incur. The Company expects the Credit Facility, however, to contain standard and customary covenants restricting the Company's incurrence of additional indebtedness. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market value of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of the Shares, growth opportunities and other factors. Accordingly, the Company may increase or decrease its Debt-to-Total-Market Capitalization Ratio to more or less than the limit described above without prior public announcement. To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of Funds from Operations (subject to provisions in the Code concerning taxation of undistributed real estate investment trust income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Shares or other equity securities by the Company will be transferred to the Operating Partnership in exchange for an increase in its general partnership interest in the Operating Partnership. See "The Operating Partnership--Operations." The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company might incur indebtedness, the proceeds of which would be loaned to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, tax-exempt bonds, purchase money obligations to sellers of apartment properties or other properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness and to finance expansions, development of new properties or acquisitions, and for the payment of distributions. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

POLICIES AND OBJECTIVES IN RESPECT OF OTHER ACTIVITIES

    The Company has authority to offer additional Shares, senior securities or options to purchase Shares in exchange for property and to repurchase or otherwise acquire its Shares or other securities in the open market or otherwise and may engage in such activities in the future. The Company may be obligated to issue Shares to holders of Units in the Operating Partnership upon exercise of their right of exchange. Except in connection with the Formation Transactions, the Restricted Share Program and the 1998 Share Incentive Plan, the Company has not issued Shares, Units or any other securities in exchange for property or for any other purpose, and the Board of Trustees has no present intention of causing the Company to repurchase any Shares. The Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees without the need for shareholder approval. See "Description of Shares of Beneficial Interest--Preferred Shares." The Company does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers other than the Operating Partnership, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purposes of exercising control, and does not intend to do so. At all times, the Company intends to make investments in such a manner as to qualify as a REIT. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it may participate. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without a vote of shareholders.

PROHIBITED INVESTMENTS AND ACTIVITIES; CONFLICT OF INTEREST POLICIES

    The Company has adopted in its Bylaws certain policies designed to minimize potential effects of conflicts of interest. Without the approval of the Board of Trustees, including a majority of the Independent Trustees, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are made known to such trustees, the Company will not (a) acquire from or sell to any trustee, officer or employee of the Company, or a member of such person's immediate family or any entity in which a trustee, officer or employee of the Company or a member of such person's immediate family beneficially owns more than a 5% equity interest, or acquire from or sell to any affiliate of any of the foregoing, assets or other property of the Company with a fair market value greater than $50,000, (b) make any loan to or borrow from any of the foregoing persons or (c) engage in any other transaction with any of the foregoing persons, other than the transactions described under "The Formation Transactions," "Certain Relationships and Transactions" and "Conflicts of Interest."

WORKING CAPITAL RESERVES

    The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

DECLARATION OF TRUST AND BYLAW PROVISIONS

    The Company's Bylaws provide that any transactions between the Company and any of its trustees or any other entity in which a trustee has a material financial interest is subject to the interested director transaction provision of the MGCL. Such provision, as applicable to the Company through its Bylaws, provides that a contract or other transaction between a corporation and any of its directors or between a corporation and any other corporation, firm or other entity in which any of its directors has a material financial interest is not void or voidable if (a) the fact of the common directorship or interest is disclosed or known to (i) the board of directors, and the board of directors authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or (ii) the stockholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by stockholders entitled to vote other than the interested person or (b) the contract or transaction is fair and reasonable to the corporation.

    Pursuant to the Declaration of Trust, each trustee is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS OF THE COMPANY

    The Board of Trustees currently consists of one member, Gary M. Holloway. Upon completion of the Offering, the Board of Trustees will consist of seven members, four of whom will be independent for purposes of the requirements of the NYSE.

    Certain information regarding the trustees and the executive officers of the Company is set forth below:

                                      YEARS ASSOCIATED WITH
                                          THE COMPANY'S            POSITIONS AND         YEAR TRUSTEE TERM
NAME                      AGE             PREDECESSORS              OFFICES HELD              EXPIRES
--------------------      ---      ---------------------------  --------------------  -----------------------
Gary M. Holloway....          42                   13           Chairman of the
                                                                  Board of Trustees
                                                                  and Chief
                                                                  Executive Officer
Bruce F. Robinson...          42                   12           Chief Financial                    n/a
                                                                  Officer
Joseph Coyle........          43                    3           Chief Operating                    n/a
                                                                  Officer
                                                                Trustee
                                                                Trustee
                                                                Independent Trustee
                                                                Independent Trustee
                                                                Independent Trustee
                                                                Independent Trustee

    GARY M. HOLLOWAY is the Chief Executive Officer and Chairman of the Board of Trustees of the Company. Mr. Holloway has formed numerous non-public real estate partnerships, all of which were organized to acquire commercial and residential properties. Mr. Holloway has been involved in the student housing industry since 1985. Prior to formation of the Company, Mr. Holloway was involved in various aspects of the real estate industry. From 1985 to 1997, Mr. Holloway was the Chief Executive Officer, President and Founder of GMH Associates, Inc., one of the predecessors of the Company. From 1979 to 1985, he served as Chief Financial Officer for the Holloway Corporation, a closely held business that specialized in residential and nursing home developments. From 1977 to 1979, he was employed by Touche Ross & Co., Certified Public Accountants, where he was primarily involved in providing accounting and tax services to real estate clients. Mr. Holloway received a Bachelor's degree in Business Administration from Villanova University in 1977.

    BRUCE F. ROBINSON is the Chief Financial Officer, Secretary and Treasurer of the Company. Prior to the formation of the Company, Mr. Robinson was the Executive Vice President of Finance/Legal for GMH Associates, Inc. from 1986 to 1997. From 1977 until 1986, Mr. Robinson was a Senior Tax Manager for Touche Ross & Co., Certified Public Accountants, where he specialized in real estate syndication, partnerships and corporate acquisitions. He served as an adjunct professor at Drexel University at the graduate and undergraduate levels from 1983 through 1989. A certified public accountant, Mr. Robinson holds a Bachelor's degree (1978) and a Master's degree in Taxation (1982) from Drexel University.

    JOSEPH COYLE is the Chief Operating Officer of the Company. Prior to the formation of the Company, Mr. Coyle was the Executive Vice President of Student Housing for GMH Associates, Inc. from 1996 to 1997 and Executive Vice President of Acquisitions for GMH Associates, Inc. from 1995 to 1996. Mr. Coyle has over 19 years experience in real estate, acquisitions, sales and marketing, international finance, securities and syndications. From 1993 to 1995, Mr. Coyle was an Executive Vice President of Sinclair Group, a real estate development and management company. In addition, he previously held positions as general partner in several real estate ventures and held executive positions with New America Network, Reliance Insurance Companies and Commonwealth Land Title Insurance Company. Mr. Coyle also worked as a Certified Public Accountant for Touche Ross & Co. Mr. Coyle received a Bachelor's degree in Accounting from Villanova University in 1977.

    is a Trustee.

    is a Trustee.

    is an Independent Trustee.

    is an Independent Trustee.

    is an Independent Trustee.

    is an Independent Trustee.

    The Company is currently in discussion with prospective individuals for an additional executive position and additional support staff. The Company intends to fill these positions following the Formation Transactions.

CLASSIFICATION AND ELECTION OF THE BOARD OF TRUSTEES

    Pursuant to the terms of the Company's Declaration of Trust, the Board of Trustees is divided into three classes of trustees. One class (consisting of -) will hold office for a term expiring at the annual meeting of shareholders to be held in 1999, a second class (consisting of -) will hold office for a term expiring at the annual meeting of shareholders to be held in 2000 and a third class (consisting of -) will hold office for a term expiring at the annual meeting of shareholders to be held in 2001. Each trustee will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of shareholders of the Company, the successors to the class of trustees whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. See "Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws." The Company's Declaration of Trust does not require that a specified number of trustees be Independent Trustees. However, the Company considers -, -,
- and - to be independent trustees (the "Independent Trustees") for purposes of NYSE requirements.

COMMITTEES OF THE BOARD OF TRUSTEES

    The Board of Trustees expects to establish an Audit Committee consisting of one or more Independent Trustees that will be initially comprised of -, - and -. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

    The Board of Trustees also expects to establish a Compensation Committee consisting of three or more Independent Trustees that will be initially comprised of -, - and -. The Compensation Committee will exercise all powers of the Board of Trustees in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also will have authority to grant awards under the Company's 1998 Share Incentive Plan. See "--Compensation Programs--1998 Share Incentive Plan."

    The Board of Trustees initially will not have a standing Nominating Committee. It is presently anticipated that the full Board of Trustees will perform the function of such a committee.

    The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Trustees.

COMPENSATION OF TRUSTEES

    The Company will pay an annual retainer of $- to each of its Independent Trustees. The annual retainer will be paid -% in cash and -% in Shares. A trustee may elect to receive all of the retainer in Shares and may also elect to defer payment of his annual retainer under the Company's Deferred Compensation Plan for Trustees. Such trustees will also receive $- for each Board of Trustees meeting attended, which will also be paid in cash. Non-employee chairpersons of Board of Trustees committees will receive $- payable in cash for each committee meeting attended and non-employee members of the Board of Trustees committees will receive $- payable in cash for each committee meeting attended. Officers of the Company or its affiliates who are trustees will not be paid any trustees fees. Trustees will be reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board of Trustees meetings.

    In addition, pursuant to the Share Option Program, each Independent Trustee will be entitled to receive an option to purchase - Shares on the effective date of the Registration Statement relating to the Offering and will automatically receive an option to purchase - Shares on the date of each subsequent annual meeting of shareholders at a price per Share equal to the closing price of the Shares on such annual meeting date. See "--Compensation Programs--Share Option Program."

EXECUTIVE COMPENSATION

    Prior to the Offering, the Company will not pay any compensation to its executive officers. All compensation received, earned or accrued by such executive officer has been from the Predecessor Partnerships. The following summary compensation table sets forth the annual base salary rates and other compensation expected to be paid by the Company in 1998 to the most highly compensated executive officers of the Company (I.E., those whose cash compensation from the Company in 1998 on an annualized basis is expected to exceed $100,000) (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL                 LONG-TERM COMPENSATION
                                                                COMPENSATION                      AWARDS
                                                       ------------------------------  ----------------------------
                                                                                                        SECURITIES
                                                                                         RESTRICTED     UNDERLYING
                                                                                        SHARE AWARDS     OPTIONS/
NAME AND PRINCIPAL POSITION                   YEAR        SALARY(1)         BONUS          ($)(2)         SARS(#)
------------------------------------------  ---------  ---------------  -------------  ---------------  -----------
Gary M. Holloway..........................       1998     $
  Chief Executive Officer
    and President
Bruce F. Robinson.........................       1998     $
  Chief Financial Officer,
    Treasurer and Secretary
Joseph Coyle..............................       1998     $
  Chief Operating Officer

------------------------

(1) Amounts given are annualized salaries effective for the year ended December 31, 1998.

(2) These Shares are entitled to receive distributions to the extent paid by the Company.

EMPLOYMENT AGREEMENTS

    The Company will enter into employment agreements with Gary M. Holloway, Bruce F. Robinson and Joseph Coyle, pursuant to which Mr. Holloway will serve as the Chief Executive Officer, Mr. Robinson will serve as the Chief Financial Officer and Mr. Coyle will serve as the Chief Operating Officer of the Company, each for a period of - years at an initial annual compensation of $-, $- and $-, respectively, subject to any increases in base compensation approved by the Compensation Committee. Upon consummation of the Formation Transactions, Mr. Holloway, Mr. Robinson and Mr. Coyle will receive a special bonus of $-, $-and $-, respectively. Such agreements are expected to contain termination provisions and prohibitions against competing with the Company during the term of their employment.

COMPENSATION PROGRAMS

    The Company has implemented various compensation programs (the "Compensation Programs") to attract and retain executive officers and other key employees of the Company, to provide incentives to such persons to maximize the Company's Funds from Operations and to enable executive officers and other key employees of the Company to participate in the ownership of the Company. The Annual Incentive Program provides for the payment of certain incentive payments based on performance. The Share Purchase Program provides executive officers the opportunity to purchase Shares. The Restricted Share Program provides for the grant of Restricted Shares. The Share Option Program provides for the award to executive officers and other key employees of the Company of nonqualified options and incentive options to purchase Shares.

    The Compensation Programs will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company individuals to whom incentive and other share-based awards are to be granted and to determine the number of Shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of any such compensation programs. No member of the Compensation Committee is eligible to participate in any Compensation Program other than non-employee trustees of the Company.

    Following are summary descriptions of above named programs:

    ANNUAL INCENTIVE PROGRAM. The Annual Incentive Program provides for incentive payments based on Funds from Operations performance measured against a target or the achievement of certain strategic objectives. Maximum, target and threshold levels will be set for each participant at the time of grant. All or part of the incentive payments may be paid in unrestricted Shares at the participant's option.

    1998 SHARE INCENTIVE PLAN.

    SHARE PURCHASE PROGRAM. Pursuant to the Share Purchase Program, the Company may provide participants the opportunity to purchase Shares. The Company can arrange for third party full recourse loans for such purchases.

    RESTRICTED SHARE PROGRAM. For every - Shares purchased by an executive officer pursuant to the Share Purchase Program, such officer will be granted one Restricted Share. The Company may also grant Restricted Shares from time to time to other employees of the Company. Restricted Shares vest - years after the grant date, although vesting can be accelerated, beginning after - years, based on the achievement of multi-year performance goals, or upon a change of control of the Company. Restricted Shares may also be sold to participants at various prices (or issued without monetary consideration) and may be made subject to such restrictions as may be determined by the Compensation Committee. Restricted Shares typically may be purchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, Restricted Shares may not be sold, or otherwise transferred or hypothecated, until restrictions are removed by the Company or expire. Purchasers of Restricted Shares, unlike recipients of stock options, will have voting rights and will receive dividends and distributions prior to the time such restrictions lapse.

    SHARE OPTION PROGRAM. For every - Shares purchased by an executive officer pursuant to the Share Purchase Program, such officer will be granted an option to purchase one Share. The Company may also grant options to purchase Shares from time to time to other employees of the Company. In addition, each Independent Trustee will be entitled to receive an option to purchase - Shares as of the effective date of the Registration Statement relating to the Offering and will automatically receive an option to purchase - Shares on the date of each subsequent meeting of shareholders at a price per Share equal to the closing price of one Share on such annual meeting date. Options may be either nonqualified options or incentive options and may also be issued to participants at various prices (or issued without monetary consideration) and may be made subject to such restrictions as may be determined by the Compensation Committee.

    NONQUALIFIED OPTIONS, if granted, will provide for the right to purchase Shares at a specific price that may be less than the fair market value of Shares on the grant date and usually will become exercisable in installments after the grant date. Nonqualified options may be granted for any reasonable term and may be transferrable in certain limited circumstances.

    INCENTIVE OPTIONS, if granted, will be designed to comply with the "incentive stock option" provisions of the Code and will be subject to restrictions contained therein, including that the exercise price must generally equal at least 100% of the fair market value of Shares on the grant date and that the term generally must not exceed ten years. Incentive options may be modified after the grant date to disqualify them from treatment as "incentive share options."

    SHARES SUBJECT TO THE COMPENSATION PROGRAMS. A maximum of -Shares (including the - Shares reserved pursuant to the awards made prior to the consummation of the Offering) will be reserved for issuance under the Compensation Programs. There is no limit on the number of awards that may be granted to any one individual so long as the grant does not violate the Ownership Limit or cause the Company to fail to qualify as a REIT for Federal income tax purposes. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

    The term of the options granted to certain officers will be ten years from the date of grant. Each such option will vest in -% increments at the end of the years following the Offering, and will be exercisable at a price per Share equal to the initial public offering price per share. Unvested options and Restricted Shares will be forfeited if the executive officer sells the Shares purchased pursuant to the Share Purchase Program during the --year period subsequent to grant. Dividends on the Restricted Shares may be used to pay accrued interest on the loans pursuant to which such executive officers purchased Shares under the Share Purchase Program.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law"), permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

    The Company's Declaration of Trust authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Company's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, shareholder or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

    The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director upon the corporation's receipt of (a) a written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    The Company and the Operating Partnership have also entered into indemnity agreements with each of its officers and trustees which provide for reimbursement of all expenses and liabilities of such officer or trustee, arising out of any lawsuit or claim against such officer or trustee due to the fact that he or she was or is serving as an officer or trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

    Additionally, under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject solely by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability to the fullest extent permitted under Maryland law. In addition, it will be the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent such claims are not satisfied by the Company. Insofar as the Company will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy claims against the Company and its shareholders in those states like Texas where such liability may be imposed.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             CONFLICTS OF INTEREST

GENERAL

    Several conflicts of interest exist among the Company, its trustees and executive officers and certain other Continuing Investors and the Operating Partnership and its respective officers. The following descriptions set forth the principal conflicts of interest, including the relationships through which they arise, and the policies and procedures implemented by the Company to address those conflicts.

POTENTIAL CONFLICTS OF INTEREST

    BENEFITS TO RELATED PARTIES IN FORMATION TRANSACTIONS AND THE OFFERING

    The Continuing Investors, including certain trustees and members of management, will realize significant benefits from the Formation Transactions and the Offering that will not generally be received by other persons participating in the formation of the Company or the shareholders of the Company following the Offering, such as the release of guarantees of indebtedness, releases from certain payment and completion guarantees with respect to certain on-going development projects and the receipt of Units, Shares and common stock of the Management Subsidiary. See "The Formation Transactions-- Benefits to the Continuing Investors." Thus, these persons may have interests that conflict with the interests of persons acquiring Shares in the Offering.

    FAILURE TO ENFORCE TERMS OF CONTRIBUTIONS

    The terms of the contribution of the Contributed Properties were not determined through arm's-length negotiations. Gary M. Holloway and certain other members of management may have a conflict of interest with respect to their obligations as officers and/or trustees of the Company to enforce the terms of the agreements relating to such contributions to the Operating Partnership and the Management Subsidiary. The failure to enforce the material terms of these agreements could result in a monetary loss to the Company.

    AFFILIATED TRUSTEES

    Gary M. Holloway is the Chairman of the Board of Trustees and Chief Executive Officer of the Company and President of Food Service Operator and Housekeeping Operator. Mr. Holloway, as well as certain other trustees or officers of the Company or directors or officers of Food Service Operator, will also own, directly or indirectly, equity interests in each of the following entities after the Offering: the Company, the Food Service Operator, the Housekeeping Operator, the Management Subsidiary, GMH Management, Inc.-North, GMH Development, Inc. and Citiforbes Associates Ltd. and State College Investment Associates, the entities that own the Managed Properties. In addition, the Company will lease its principal executive offices in Wayne, Pennsylvania from 353 Associates, an affiliated company owned by Mr. Holloway, and will lease the Food Service Spaces to an affiliated entity owned by Mr. Holloway and certain other Continuing Investors. The Company will also lease an airplane from an entity controlled by Gary M. Holloway from time to time based on a per hour usage rate at fair market rates. Section 2-419 of the MGCL, relating to interested transactions by directors, shall be available for, and apply to, contracts and other transactions between the Company and any of its trustees or between the Company and any other trust, corporation, firm or other entity in which any of the Company's trustees is a trustee or director or has a material financial interest. See "Certain Relationships and Transactions" and "Policies and Objectives in Respect of Certain Activities--Declaration of Trust and Bylaw Provisions."

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    TERMS OF LEASES

    The payment obligations with respect to the Food Service Spaces and the lease for the Company's principal executive offices were determined by management of Food Service Operator and 353 Associates, respectively, and management of the Company. The lease payments that Food Service Operator is obligated to make are based on an initial aggregate annual base rent of approximately $1.3 million for all of the twelve Food Service Spaces, which the Company believes, based on market analyses and studies of similar operations, reflects the fair rental value of such Food Service Spaces to the Company. In addition, Food Service Operator will pay a percentage rent to the Company based on the Food Service Operator's gross revenues realized from the Food Service Spaces to the extent that such gross revenues exceed a breakpoint. See "Business of the Company and its Properties--Food Service Lease with Food Services Operator." The lease payments that the Company is obligated to make to 353 Associates are based on an initial lease rate of $25 per square foot, gross, which the Company also believes reflects the fair rental value of the Company's principal executive offices.

    JANITORIAL AGREEMENT

    Pursuant to the Janitorial Agreement, the Housekeeping Operator, an entity controlled by Gary M. Holloway and certain other Continuing Investors, will provide janitorial services in the common areas at certain of the Properties for
a fee of $    per annum. The payment obligations by the Company to the
Housekeeping Operator were determined by the management of the Housekeeping Operator and management of the Company, and the Company believes such fees reflect the fair value of the janitorial services to be received by the Company.

    SHARED EMPLOYEES AND FACILITIES

    After the Offering, certain employees of the Company will provide services to both the Company and certain other entities (including the Management Subsidiary) which are affiliated, managed or controlled by Gary M. Holloway and certain other Continuing Investors. The salaries and other benefits of these shared employees have been allocated between the Company and such other entities based on historical estimates. The number of such shared employees may vary in the future. The Company will enter into various salary-, fee- and lease-sharing agreements and arrangements with certain other entities affiliated, managed or controlled by Gary M. Holloway and certain other Continuing Investors. These agreements will relate to certain employees, office facilities and services, such as the human resources staff and a computer network, which are utilized and maintained for and by more than one such entity.

    AFFILIATED CONTRACTOR

    Mr. Holloway has a controlling interest in GMH Development, Inc., a general contractor that is currently engaged by the Company in the building of the Development Properties. During the year ended December 31, 1997, the Predecessor Partnerships paid approximately $21.9 million to this company for construction and capital improvement projects.

    POTENTIAL FOR FUTURE CONFLICTS

    After the Offering, Food Service Operator, Housekeeping Operator, 353 Associates and the Company may be in situations where they have differing interests resulting from the significant ongoing relationship between the entities. Such situations include the fact that, after the Offering, Food Service Operator will lease, pursuant to the Food Service Space Leases, the space required to provide cafeteria and food services at the Properties and the Company will lease its principal executive offices from 353 Associates, an entity wholly owned by Gary M. Holloway. Accordingly, the potential exists for disagreements as to the compliance with these leases. Because of the relationships described above, there exists the risk that the Company will not achieve the same results in its dealings with Food Service

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Operator, Housekeeping Operator or from 353 Associates that it might achieve if such relationships did not exist.

    PLACEMENT OF TITLE INSURANCE

    Historically, Bryn Mawr Abstract Inc., an entity affiliated with Gary M. Holloway, has acted as agent in placing the title insurance policies on the Properties and received a commission therefrom. Title insurance may be placed on any new properties acquired by the Company through Bryn Mawr Abstract Inc., and, from time to time, Bryn Mawr Abstract Inc. may renew the title insurance policies on the Properties and such new properties.

    TAX CONSEQUENCES UPON SALE OR REFINANCING OF PROPERTIES

    Holders of Units may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of any of the Properties and, therefore, such holders, including Gary M. Holloway and other members of management, may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of the Properties. While the Company, as the sole general partner of the Operating Partnership, has the exclusive authority as to whether, and on what terms, to sell or refinance an individual Property, those members of the Board of Trustees of the Company who hold Units may influence the Company not to sell or refinance the Properties, even though such sale or refinancing might otherwise be financially advantageous to the Company, or may influence the Company to refinance a Property with a high level of debt.

STEPS TAKEN BY THE COMPANY TO ADDRESS POTENTIAL CONFLICTS OF INTEREST

    The Company has adopted in its Bylaws certain policies designed to minimize potential effects of conflicts of interest. Without the approval of the Board of Trustees, including a majority of the Independent Trustees, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to such trustees, the Company will not (a) acquire from or sell to any trustee, officer or employee of the Company, or a member of such person's immediate family or any entity in which a trustee, officer or employee of the Company or a member of such person's immediate family beneficially owns more than a 5% equity interest, or acquire from or sell to any affiliate of any of the foregoing, assets or other property of the Company with a fair market value greater than $50,000, (b) make any loan to or borrow from any of the foregoing persons or (c) engage in any other transaction with any of the foregoing persons, other than the transactions described under "The Formation Transactions," "Certain Relationships and Transactions" and "Conflicts of Interest." In addition, the Company's Bylaws provide that any transactions between the Company and any of its trustees or any other entity in which trustee has a material financial interest is subject to the interested director transaction provision of the MGCL. See "Policies and Objectives with Respect to Certain Activities--Prohibited Investments and Activities; Conflict of Interest Policies," "--Declaration of Trust and Bylaw Provisions" and "Relationship Between Food Service Operator and the Company after the Formation Transactions."

                           THE FORMATION TRANSACTIONS

                             MANAGEMENT SUBSIDIARY

    The Company's third party student housing management business is conducted by Management Subsidiary, a Delaware corporation and a subsidiary of the Operating Partnership. The Management Subsidiary currently provides management services for the Managed Properties, and it is expected that in the future, the Management Subsidiary will provide management services for other student housing units not owned by the Company. The Operating Partnership owns all of the non-voting common stock, representing 95% of the outstanding common stock, of the Management Subsidiary, and GMH Management, Inc.-North owns all of the voting common stock, representing 5% of the outstanding common stock, of the Management Subsidiary.

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                             FORMATION TRANSACTIONS

    The Company was formed to succeed, through the Operating Partnership, to the business of (a) WHGMH Realty, L.L.C., a Delaware limited liability company, (b) WHGMH-S Ashby, L.L.C., a Delaware limited liability company, (c) WHG Treehouse, L.P., a Delaware limited partnership, (d) WHORL Real Estate, Limited Partnership, a Delaware limited partnership, (e) WHNML-S Real Estate Limited Partnership, a Delaware limited partnership, (f) W9/GLM Real Estate Limited Partnership, a Delaware limited partnership, and (g) W9/JP-M Real Estate Limited Partnership (to be renamed College Park Communities, L.P.), a Delaware limited partnership, and to control the other assets acquired by the Operating Partnership and the Company. The Company has engaged in certain of the Formation Transactions, and prior to, or simultaneously with, the consummation of the Offering, the Company will engage in the other Formation Transactions, all of which are designed to transfer ownership interests of WHGMH Realty, L.L.C., WHGMH-S Ashby, L.L.C., WHG Treehouse, L.P., WHORL Real Estate, Limited Partnership, WHNML-S Real Estate Limited Partnership and W9/GLM Real Estate Limited Partnership to the Operating Partnership and certain of the contractual rights of GMH Management, Inc.-North to the Management Subsidiary.

    The Formation Transactions include:

    - The limited partners of W9/GLM Real Estate Limited Partnership (all of whom are Continuing Investors) contributed their GLM Interests to the Company in exchange for - Shares. Subsequently, the Company transferred the GLM Interests to the Operating Partnership in exchange for Units therein;

    - W9/JP-M Real Estate Limited Partnership, a Delaware limited partnership formed on December 17, 1997 in connection with the acquisition of the JPI Acquired Properties by W9/JP-M Gen-Par. Inc., GHJP, Inc., Whitehall Street Real Estate Limited Partnership IX, The Goldman Sachs Group, L.P. and Gary
      M. Holloway was reorganized as the Operating Partnership and will be renamed College Park Communities, L.P.;

    - Pursuant to several mergers, (a) the general and limited partners of WHG Treehouse, L.P., WHORL Real Estate, Limited Partnership and WHNML-S Real Estate Limited Partnership and the general partners of W9/GLM Real Estate Limited Partnership will exchange their interests therein to the Operating Partnership for Units and (b) the members of WHGMH Realty, L.L.C. and WHGMH-S Ashby, L.L.C. will exchange their interests therein to the Operating Partnership for Units;

    - GMH Management, Inc.-North has entered into certain management subcontracts with the Management Subsidiary and has transferred the non-voting common stock of the Management Subsidiary to the Operating Partnership in exchange for Units therein;

    - The Company, which was formed as a Maryland real estate investment trust
      on December 9, 1997, will sell           Shares in the Offering and will
      contribute the net proceeds of approximately $148.1 million after deduction of the underwriting discount and estimated offering expenses (assuming an initial public offering price of $ - per Share) to the
      Operating Partnership in exchange for   -  Units representing 47.4% of the
      Operating Partnership's outstanding Units after completion of the Formation Transactions; and

    - The Company will enter into the Food Service Space Leases with Food Service Operator and the Janitorial Agreement and a billing and collection agreement with Housekeeping Operator.

BENEFITS TO THE CONTINUING INVESTORS

    The benefits of the Formation Transactions to the Continuing Investors include:

    - The Continuing Investors have received Shares of the Company in exchange for their GLM Interests;

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    - The Continuing Investors have received or will receive Units in the
      Operating Partnership upon completion of the Formation Transactions. In addition, GMH Management, Inc.-North, an entity controlled by Gary M. Holloway, has received Units in the Operating Partnership in exchange for transferring to the Operating Partnership shares of non-voting common stock of the Management Subsidiary. The Units received will be exchangeable for - Shares representing a -% economic interest in the Company. Gary M. Holloway and other Named Executive Officers as a group and the other Continuing Investors will have an aggregate -% and -% economic interest in the Company, respectively. The Units, and the Shares into which Units are exchangeable, will be more liquid than the Continuing Investors' previous ownership interests in the Contributed Properties after applicable restrictions on exchange and transfer expire;

    - The Units to be received by the Continuing Investors are valued at approximately $- based upon the midpoint of the range of estimated initial public offering prices for the Shares set forth on the cover page of this Prospectus, which exceeded the book value (net of depreciation) of the Contributed Properties exchanged therefor as of -, 1998 by approximately $-. It is anticipated that the receipt of Units by the Continuing Investors, in general, will not constitute a taxable event to such persons, but the exchange of Units for Shares will be a taxable event to such persons;

    - Gary M. Holloway, the Chairman of the Board of Trustees and Chief Executive Officer of the Company, will be granted -Restricted Shares pursuant to the Restricted Share Program and options to purchase - Shares pursuant to the Share Option Program. Bruce F. Robinson, the Chief Financial Officer of the Company, will be granted - Restricted Shares pursuant to the Restricted Share Program and options to purchase - Shares pursuant to the Share Option Program. Joseph Coyle, the Chief Operating Officer, and will be granted - Restricted Shares pursuant to the Restricted Share Program and options to purchase - Shares pursuant to the Share Option Program;

    - Gary M. Holloway or certain affiliated entities and certain other Continuing Investors will be relieved of potential liability, as either general partners or guarantors, with respect to indebtedness of the Contributed Properties in an aggregate amount equal to approximately $3.6 million as of December 31, 1997. In addition, the Continuing Investors will be relieved of potential liabilities under certain of the existing loan agreements, including, without limitation, potential environmental liabilities. Gary M. Holloway will be relieved of approximately $- of such potential liability. In addition, certain of the Continuing Investors have provided cash and other collateral to support certain indebtedness of the Company that will be retired upon consummation of the Offering. Upon retirement of such debt, collateral will be released to the Continuing Investors having an aggregate value of approximately $-;

    - Gary M. Holloway or certain affiliated entities and certain other Continuing Investor will be released of potential liability as either general partners or guarantors with respect to performance bonds for the payment and completion guarantees to project construction lenders for certain on-going projects. Such releases from such performance bonds represent a release of approximately $- of potential liability;

    - Gary M. Holloway and certain other Continuing Investors will own the Food Service Operator and Housekeeping Operator;

    - Gary M. Holloway will own 353 Associates, an affiliated company that will lease space to the Company for its principal executive offices in Wayne, Pennsylvania;

    - The Company will enter into employment agreements with Gary M. Holloway, Bruce F. Robinson and Joseph Coyle providing for annual initial compensation of $-, $- and $-, respectively, and special bonuses upon consummation of the Formation Transactions of $-, $- and $-, respectively;

                                       90
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    - The trustees and officers of the Company will be indemnified by the
      Company and the Operating Partnership to the maximum extent permitted by applicable law; and

    - The Continuing Investors will have certain registration rights in respect of Shares acquired in connection with the Formation Transactions and upon the exchange of Units.

BENEFITS TO THE COMPANY

    The benefits of the Formation Transactions to the Company include:

    - The ability to access public capital markets;

    - The creation of an entity which allows its shareholders to participate in real estate investments while reducing the "double taxation" of income that generally results from an investment in a regular corporation; and

    - The ability of the Company to take advantage of acquisition and development opportunities through its strong capital base.

NO APPRAISALS; ALLOCATION OF CONSIDERATION IN THE FORMATION TRANSACTIONS

    The valuation of the Company has been determined based primarily upon a capitalization of estimated cash flow of the Company available for distribution and the factors discussed under "Underwriting," rather than upon individual property valuations based on historical cost or current market value. This methodology has been used because management believes it appropriate to value the Company as an ongoing business, rather than with the view to values that could be obtained from a liquidation of the Company or of individual properties owned by the Company. The aggregate number of Units allocated to the Continuing Investors in the Formation Transactions was calculated by determining the percentage beneficial interest of the Company that is available for allocation to the Continuing Investors after sufficient beneficial interest is allocated to the purchasers in the Offering for the Company to be able to pay expected distributions. The allocation of Units issued in exchange for interests in the Predecessor Partnerships and for the other assets transferred to the Company was based primarily on adjusted relative contributions to net operating income without, in most cases, adjustment for debt service costs and without adjustment for any anticipated benefit for potential for growth provided by the ongoing business of the Contributed Properties, and was not determined as a result of arms' length negotiations. There can be no assurance that the fair market value of the Properties (or interests therein) and other assets transferred to the Company will equal or exceed the sum of the value of the Units delivered to Continuing Investors and the amount of cash paid by the Company.

                 RELATIONSHIP BETWEEN FOOD SERVICE OPERATOR AND
                  THE COMPANY AFTER THE FORMATION TRANSACTIONS

    For the purpose of governing certain of the ongoing relationships between Food Service Operator and the Company after the Formation Transactions and to provide mechanisms for an orderly transition, prior to the completion of the Formation Transactions, Food Service Operator and the Company will have entered into the Food Service Space Lease and will adopt policies as described herein. The Company believes that the agreement is fair to it and contain terms which generally are comparable to those that would have been reached in arm's-length negotiations with unaffiliated parties.

    CAFETERIA AND FOOD SERVICE SPACE LEASE. The Company will lease all of its Food Service Spaces to Food Service Operator pursuant to the Food Service Space Lease, which will be negotiated under substantially arm's-length terms and the rent will be determined by using market analyses and studies of similar operations to determine a market rent. For a detailed discussion of the terms and conditions of the lease, see "Business of the Company and its Properties--Food Service Space Lease with Food Service Operator."

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
    POLICIES AND PROCEDURES FOR ADDRESSING CONFLICTS. After completion of the Formation Transactions, Food Service Operator and the Company will have significant contractual and other ongoing relationships, as described above. Such ongoing relationships may present certain conflict situations where the Company and Food Service Operator may have differing interests. See "Risk Factors-- Conflicts of Interest." The Board of Trustees will adopt appropriate policies and procedures to be followed by the Company to address these conflicts. Whether or not a conflict of interest situation exists will be determined on a case-by-case basis in accordance with the policies and procedures to be developed by the Board of Trustees. The Company's Bylaws provide that any transactions between the Company and any of its trustees or any other entity in which a trustee has a material financial interest is subject to the interested director transaction provision of the MGCL. See "Policies and Objectives in Respect of Certain Activities--Declaration of Trust and Bylaw Provisions."

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    In addition to the transactions which have occurred or will occur in connection with the organization of the Company as described under the heading "The Formation Transactions," the Company has engaged or will engage in the following transactions with certain of its executive officers, trustees, trustee nominees and persons who will hold more than five percent of the outstanding Shares upon consummation of the Formation Transactions and the Offering. See "The Formation Transactions" and "Conflicts of Interest."

    The Company will lease its principal executive offices in Wayne, Pennsylvania from 353 Associates, an affiliated company owned by Mr. Holloway. The lease payments for such offices that the Company is obligated to make to 353 Associates are based on an initial lease rate of $25 per square foot, gross. In addition, the Company will lease the use of an airplane from an entity controlled by Mr. Holloway based on a per hour usage rate at fair market values. See "Conflicts of Interest."

    After the Offering, certain employees of the Company will provide services to both the Company and certain other entities (including, without limitation, the Management Subsidiary), which are affiliated, managed or controlled by Gary
M. Holloway and certain other Continuing Investors. The salaries and other benefits of these shared employees have been allocated between the Company and such other entities based on historical estimates. The number of such shared employees may vary in the future. The Company will enter into various salary-, fee- and lease-sharing agreements and arrangements with certain other entities affiliated, managed or controlled by Gary M. Holloway and certain other Continuing Investors. These agreements will relate to certain employees, office facilities and services, such as the human resources staff and a computer network, which are utilized and maintained for and by more than one such entity. See "Conflicts of Interest."

    Bryn Mawr Abstract Inc., an entity affiliated with Mr. Holloway, has historically acted as agent in placing the title insurance policies on the Properties and received a commission relating thereto. Title insurance may be placed on any new properties acquired by the Company through Bryn Mawr Abstract Inc. and, from time to time, Bryn Mawr Abstract Inc. may renew the title insurance policies on the Properties and such new properties. See "Conflicts of Interest."

    Because of certain limitations on the nature of income which a REIT may count towards its rents from real property, see "Federal Income Tax Considerations--Taxation of the Company as a REIT-- Income Tests," the Company will lease the Food Service Spaces to Food Service Operator which will provide Food Services at the Properties. Housekeeping services will be provided to the tenants at certain of the Properties by the Housekeeping Operator. Food Service Operator and Housekeeping Operator will be owned by, among others, Mr. Holloway and certain other Continuing Investors, and Mr. Holloway will act as president of each of the Food Service Operator and the Housekeeping Operator. As a result of such arrangements, a portion of the income and expenses previously generated by the Food Services and housekeeping services will be attributed to the Food Service Operator and the Housekeeping Operator, respectively. The Food Service Operator will be obligated to make lease payments to the

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Company that are based on an initial aggregate annual base rent of approximately
$1.3 million for all of the twelve Food Service Spaces. In addition, Food
Service Operator will pay a percentage rent to the Company based on the Food Service Operator's gross revenues realized from the Food Service Spaces to the extent that such gross revenues exceed a breakpoint. See "Business of the
Company and its Properties--Food Service Lease with Food Service Operator." Pursuant to the Janitorial Agreement, the Housekeeping Operator, an entity controlled by, among others, Gary M. Holloway and certain other Continuing Investors, will provide janitorial services in the common areas at certain of
the Properties for a fee of $    per annum.

    Both of the Managed Properties are owned by limited partnerships in which Mr. Holloway holds a controlling interest. The Managed Properties are managed by the Management Subsidiary pursuant to a subcontract with GMH Management, Inc.-North, an entity controlled by Mr. Holloway, whereby the Management Subsidiary receives a specified percentage of the gross income of the property and, in the case of one of the Managed Properties, a commission based on the gross sales price of the property if such property is sold. See "Business of the Company and its Properties--Managed Properties."

    In addition, Mr. Holloway has a controlling interest in GMH Development, Inc., a general contractor that is currently engaged by the Company in the construction of the Development Properties. During the year ended December 31, 1997, the Predecessor Partnerships paid approximately $21.9 million to this company for construction and capital improvement projects. In addition, the Predecessor Partnerships have historically hired and the Company expects in the future to hire GMH Domestics, Inc., an entity controlled by Mr. Holloway, to procure new carpeting and furniture for certain properties.

    In connection with the Company entering into the Credit Facility, Goldman, Sachs & Co. expects to receive a financial advisory fee from the Company. Goldman, Sachs & Co. provides investment advisory services to Whitehall, and the parent company of Goldman, Sachs & Co., The Goldman Sachs Group, L.P., is the largest single investor in Whitehall. See "Underwriting."

    Archon Group, L.P., an affiliate of Goldman, Sachs & Co., has historically provided environmental consulting services for the Predecessor Partnerships. It is expected that Archon Group, L.P. will continue to provide such services for the Company in the future.

    In connection with the Pending Acquisitions, it is expected that Whitehall Street Real Estate Limited Partnership IX will enter into a bridge loan with the Operating Partnership for approximately $9.0 million in order to finance a portion of the acquisition price of such properties.

    The Company has adopted certain policies designed to minimize potential effects of conflicts of interest. Without the approval of the Board of Trustees, including a majority of the Independent Trustees, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or known to such trustees, the Company will not (a) acquire from or sell to any trustee, officer or employee of the Company, or a member of such person's immediate family or any entity in which a trustee, officer or employee of the Company or a member of such person's immediate family beneficially owns more than a 5% equity interest, or acquire from or sell to any affiliate of any of the foregoing, assets or other property of the Company with a fair market value greater than $50,000, (b) make any loan to or borrow from any of the foregoing persons or (c) engage in any other transaction with any of the foregoing persons, other than the transactions described under "The Formation Transactions," "Certain Relationships and Transactions" and "Conflicts of Interest." In addition, the Company's Bylaws provide that any transactions between the Company and any of its trustees or any other entity in which trustee has a material financial interest is subject to the interested director transaction provision of the MGCL. See "Policies and Objectives in Respect of Certain Activities--Prohibited Investments and Activities; Conflict of Interest Policies" and "--Declaration of Trust and Bylaw Provisions."

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                           THE OPERATING PARTNERSHIP

GENERAL

    The Operating Partnership is a Delaware limited partnership in which the Company will hold the sole general partnership interest. The Company, through the Operating Partnership, will own all of the interests in the Properties. All of the land and improvements of the Properties will be held by the Operating Partnership.

CERTAIN PROVISIONS OF THE PARTNERSHIP AGREEMENT

    The following summary of the Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

    The Operating Partnership was formed as a Delaware limited partnership, pursuant to the terms of the Partnership Agreement. Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, will have the maximum rights and powers permitted to the general partner of a Delaware limited partnership, including sole and complete authority to manage, control and make all decisions affecting the business and assets of the Operating Partnership. The limited partners of the Operating Partnership (the "Limited Partners") will have only such rights and powers as are reserved to limited partners expressly by Delaware law, and will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership. However, the consent of the Limited Partners who hold in the aggregate more than 80% of the interests of the Operating Partnership then allocable to and held by such Limited Partners will be required in order to (a) consummate a merger, consolidation or sale of substantially all of the assets of the Operating Partnership; (b) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Operating Partnership; (c) institute any proceeding for bankruptcy on behalf of the Operating Partnership; (d) take title to any personal or real property other than in the name of the Operating Partnership; (e) dissolve the Operating Partnership; (f) increase or decrease the ownership transfer restrictions in the Declaration of Trust of the Company or amend certain provisions thereof; (g) terminate the Partnership Agreement, or except as expressly otherwise provided therein, amend the Partnership Agreement; or (h) amend or modify the Partnership Agreement with respect to any of the foregoing provisions. The Limited Partners do not have the rights to remove the general partner of the Operating Partnership (the "General Partner").

TRANSFERABILITY OF INTERESTS

    The Partnership Agreement provides that the Company may not transfer or assign any of its interest in the Operating Partnership or withdraw as General Partner without the consent of the Limited Partners who hold in the aggregate more than 80% of the interests of the Operating Partnership then allocable to and held by such Limited Partners. The Limited Partners may transfer their interests in the Operating Partnership to a transferee, subject to the approval of the General Partner, provided that such transferee assumes all obligations of the transferor Limited Partner. However, pursuant to the Partnership Agreement, the Continuing Investors may not transfer their Units for a period of one year from the completion of the Offering.

    The Partnership Agreement permits the Company, without the consent of the Limited Partners, to add limited partners and issue additional Units.

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
AWARDS UNDER EQUITY PLANS

    If options granted in connection with the 1998 Share Incentive Plan or other compensation programs are exercised at any time or from time to time, or Shares are issued pursuant to the Restricted Share Program, any stock purchase plan, dividend reinvestment plan or similar plan, the Partnership Agreement requires the Company to contribute to the Operating Partnership as an additional contribution an amount equal to the exercise price received by the Company in connection with the exercise of options or the purchase price of the Shares issued pursuant to such Restricted Share Program or stock purchase, dividend reinvestment or similar plan. The Company will receive newly-issued Units in the Operating Partnership equal to the number of Shares issued to the exercising party or purchaser, even if the exercise price or purchase price is less than the fair market value of the Shares at the time of exercise or purchase.

TAX MATTERS

    Pursuant to the Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

ALLOCATION OF NET INCOME OR NET LOSS

    The net income or net loss of the Operating Partnership generally will be allocated to the Company and the Limited Partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the regulations promulgated thereunder.

OPERATIONS

    The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for qualification as a REIT. In addition, pursuant to the terms of the Partnership Agreement, the Company may not engage in any business other than acting as the general partner of the Operating Partnership, and the Company has agreed that all business activities of the Company, including activities pertaining to the acquisition, development and ownership of the Properties, shall be conducted through the Operating Partnership.

    The Partnership Agreement provides that the net operating cash revenues of the Operating Partnership, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the General Partner, in accordance with the partners' interests. The Partnership Agreement provides that during the term of the Operating Partnership, substantially all business activities of the Company, including substantially all activities pertaining to the acquisition and operation of student housing, must be conducted through the Operating Partnership.

TERM

    The Operating Partnership will continue in full force and effect until December 31, 2097 or until the dissolution or termination of the Company (unless the Limited Partners elect to continue the Operating Partnership).

EXCHANGE OF PARTNERSHIP UNITS

    Commencing one year after the Offering, the Limited Partners shall have the right, subject to the limitations on ownership of the Company's Shares (see "Description of Shares of Beneficial Interest-- Restrictions on Transfer"), to require the Company to exchange on a specified date all or a portion of the Units held by such Limited Partners for Shares or, at the discretion of the Company, in cash, in an amount equal to the value of the Units exchanged. See "Formation Transactions."

    Each Unit will be exchangeable for one Share, subject to anti-dilution adjustments in certain events, including, without duplication: (i) dividends (and other distributions) payable in Shares on any class of capital stock of the Company; (ii) the issuance to all holders of Shares of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Shares at less than the current market price; (iii) subdivisions and combinations of Shares; (iv) dividends (and other distributions) to all holders of Shares of evidence of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above); (v) dividends (and other distributions) on Shares paid exclusively in cash, excluding the per share portion of any quarterly cash dividend or distribution that does not exceed the per share amount of the next preceding quarterly cash dividend or distribution (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), or all of any such quarterly cash dividend if the per share amount thereof multiplied by four does not exceed - percent of the current market price of the Shares on the trading day next preceding the date of declaration of such dividend; (vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for Shares if the cash and value of any other consideration included in such payment per Share (as determined by the Board of Trustees) exceeds the current market price per Share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all the Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

    In addition, in the event that the Company is a party to any merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization or reclassification of the Shares (each of the foregoing being referred to as a "Transaction"), each Unit shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of Shares into which one Unit was convertible immediately prior to such Transaction (but after giving effect to any adjustment discussed above).

    The Shares received upon conversion of Units will constitute "restricted securities" within the meaning of Rule 144 and, accordingly, may be sold or transferred only if registered under the Securities Act or in compliance with Rule 144 or another exemption from registration. The Company has granted the Continuing Investors certain registration rights. See "Shares Available For Future Sale."

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

    The following table sets forth certain information regarding the beneficial ownership of Shares by each trustee of the Company, by each Named Executive Officer, by all trustees and executive officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding Shares immediately following the closing of the Offering. The table assumes (a) the consummation of the Formation Transactions and (b) no exercise of the Underwriters' over-allotment option. Each person named in the table has sole voting and investment power with respect to all the Shares shown as beneficially owned by such person except as otherwise set forth in the notes to the table.

                                                                                                   PERCENTAGE OF
                                                                                                SHARES OUTSTANDING
                              NAME AND ADDRESS                                  NUMBER OF            FOLLOWING
                            OF BENEFICIAL OWNERS                                  SHARES           THE OFFERING
----------------------------------------------------------------------------  --------------  -----------------------
Gary M. Holloway............................................................                                  %
Bruce F. Robinson...........................................................
Joseph Coyle................................................................
  353 West Lancaster Avenue
  Wayne, PA 19087
Whitehall V-S Real Estate Limited Partnership
Whitehall Street Real Estate Limited Partnership III
Whitehall Street Real Estate Limited Partnership VII
Whitehall Street Real Estate Limited Partnership IX
  85 Broad Street
  New York, NY 10004 (1)....................................................
All executive officers and trustees as a group (9 persons)                                                    %

------------------------

*   Less than 1%.

(1) Includes Shares beneficially owned by certain other investment limited partnerships of which affiliates of The Goldman Sachs Group, L.P. (the "GS Group") are the general partner or managing general partner. GS Group disclaims beneficial ownership of Shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates. GS Group does own Shares indirectly, however, by virtue of its ownership interest in Whitehall, Stone Street Real Estate Fund 1997, L.P. and Bridge Street Real Estate Fund 1997, L.P., all of which are beneficial owners of Shares. [Two] of the Company's trustees are [Position] of Whitehall, an affiliate of Goldman, Sachs & Co., one of the underwriters. See "Management" and "Underwriting".

    Goldman, Sachs & Co., one of the Underwriters, is an affiliate of Whitehall. See "Underwriting."

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

    THE FOLLOWING SUMMARY OF THE MATERIAL TERMS OF THE SHARES OF BENEFICIAL INTEREST OF THE COMPANY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPANY'S DECLARATION OF TRUST AND BYLAWS, COPIES OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

GENERAL

    The Declaration of Trust provides that the Company may issue up to 50,000,000 Shares and 5,000,000 Preferred Shares. Upon the closing of the Offering, - Shares will be issued and outstanding and no Preferred Shares will be issued and outstanding. As permitted by the Maryland REIT Law, the Declaration of Trust also contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue. Under Maryland law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of such shareholder's status as a shareholder. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Risk Factors--Limitations on Size of Holdings of Shares and Change in Control" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

    The transfer agent and registrar for the Shares is The Bank of New York.

COMMON SHARES

    All Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of beneficial interest and to the provisions of the Declaration of Trust regarding the restriction of the transfer of shares of beneficial interest, holders of Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees of out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company.

    Subject to the provisions of the Declaration of Trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of such Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Shares can elect all of the trustees then standing for election and the holders of the remaining Shares will not be able to elect any trustees.

    Holders of Shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, Shares will have equal dividend, liquidation and other rights.

    Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's Declaration of Trust. The Declaration of Trust of the Company does not provide for a lesser percentage in such situations. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT

Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

    The Declaration of Trust authorizes the Board of Trustees to reclassify any unissued Shares into other classes or series of classes of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED SHARES

    The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series, as authorized by the Board of Trustees. Prior to the issuance of shares of each new class or series, the Board of Trustees is required by the Maryland REIT Law to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfers of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. The issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that might involve a premium price for holders of Shares or otherwise be in their best interest and may adversely affect the voting and other rights of shareholders. Upon the closing of the Offering, no Preferred Shares will be outstanding and the Company has no present plans to issue any Preferred Shares following the closing of the Offering.

POWER TO ISSUE ADDITIONAL SHARES AND PREFERRED SHARES

    The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Shares or Preferred Shares and to classify or reclassify unissued Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

RESTRICTIONS ON SIZE OF HOLDINGS OF SHARES

    For the Company to qualify as a REIT under the Code, its shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

    The Declaration of Trust, subject to certain exceptions, contains certain restrictions on the number of shares of beneficial interest of the Company that a person may own. The Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the outstanding shares of beneficial interest of the Company. In addition, the Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, Shares in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding common shares of beneficial interest (the "Share Ownership Limit").

    The Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Ownership Limit and the Share Ownership Limit (an "Excepted Holder"). However, the Board of Trustees may not grant such an exemption to any person if such exemption would result in the Company being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in the Company failing to qualify as a REIT. In order to be considered by the Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below). The Ownership Limit and the Share Ownership Limit do not apply to the Shares owned, directly or indirectly, by Whitehall. Thus, there can be no assurance that there will not be five or fewer individuals who will own more than 50% in value or number of the outstanding shares of beneficial interest of the Company, thereby causing the Company to fail to qualify as a REIT. The Board of Trustees may require a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

    The Declaration of Trust further prohibits (a) any person from beneficially or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the beneficial interest of the Company that resulted in a transfer of shares to the Trust, is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    If any transfer of shares of beneficial interest of the Company occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest of the Company in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of beneficial interest of the Company the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Trust shall be issued and outstanding shares of beneficial interest of the Company. The Prohibited Owner shall not benefit economically from ownership of any shares of beneficial interest held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that shares of beneficial interest have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of beneficial interest held in the Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that such shares have been transferred to the Trust and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if the Company has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.

    Within 20 days of receiving notice from the Company that shares of beneficial interest of the Company have been transferred to the Trust, the Trustee shall sell the shares of beneficial interest held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be held in the Trust and (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of beneficial interest have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (a) such shares shall be deemed to have been sold on behalf of the Trust and (b) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

    In addition, shares of beneficial interest of the Company held in the Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    All certificates representing Shares will bear a legend referring to the restrictions described above.

    Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Company's shares of beneficial interest, including the Shares, within 30 days after the end of each taxable year is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of the Company which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit. In addition, each shareholder shall upon demand be required to provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    These ownership limitations could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Shares or otherwise be in the best interest of the shareholders.

                       PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S DECLARATION OF TRUST AND BYLAWS DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND TO THE COMPANY'S DECLARATION OF TRUST AND BYLAWS, COPIES OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

CLASSIFICATION AND ELECTION OF THE BOARD OF TRUSTEES

    The Company's Declaration of Trust provides that the number of trustees may be established and increased or decreased from time to time by the vote of a majority of the Board of Trustees but may not be less than three. Pursuant to the Company's Declaration of Trust, the trustees are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000 and another class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001. As the term of each class expires, trustees in that class will be elected for a term of three years and until their successors are duly elected and qualify. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting. The Company's Bylaws provide that such annual meeting of shareholders shall be held during the second quarter of each year or as the Board of Trustees otherwise determines after the delivery of the Company's annual report.

    The classified board provision could have the effect of making the removal of incumbent trustees more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified Board of Trustees provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the shareholders.

REMOVAL OF TRUSTEES

    The Declaration of Trust provides that a trustee may be removed only for cause (as defined in the Declaration of Trust) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except upon the existence of cause for removal and a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

    Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder") or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. Whitehall beneficially own more than ten percent of the Company's voting shares and would, therefore, be subject to the business combination provision of the MGCL. However, pursuant to the statute, the Company has exempted any business combinations involving Whitehall and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, Whitehall may be able to enter into business combinations with the Company that may not be in the best interest of its shareholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

    The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE DECLARATION OF TRUST

    The Declaration of Trust, including its provisions on classification of the Board of Trustees and removal of trustees, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust does not provide for a lesser percentage in such situations. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

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DISSOLUTION OF THE COMPANY

    The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

    For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the Company's Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of trustees, pursuant to Regulation 14A of the Exchange Act; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on the Company's books, and of such beneficial owner and (y) the number of shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE
  DECLARATION OF TRUST AND BYLAWS

    The business combination provisions of the MGCL, the provisions of the Company's Declaration of Trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of the Company's Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

MARYLAND ASSET REQUIREMENTS

    To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                        SHARES AVAILABLE FOR FUTURE SALE

    As of the date of this Prospectus, the Company had - Shares issued and outstanding. Upon the closing of the Offering, the Company will have - Shares issued and outstanding or reserved for issuance upon exercise of outstanding Options. The Company has reserved an additional - Shares for future issuance upon exercise of awards granted under the Compensation Programs. See
"Management-- Compensation Programs." All of the   -  Shares to be issued or
sold by the Company in the Offering will be tradeable without restriction under the Securities Act. The Shares currently issued and outstanding or reserved for issuance upon exercise of options will be eligible for sale in the future, subject to the volume resale, manner of sale and notice limitations of Rule 144 under the Securities Act.

    In general, under Rule 144, a person (or persons whose Shares are aggregated in accordance with the Rule) who has beneficially owned his or her Shares for at least one year, including any such persons who may be deemed "affiliates" of the Company (as defined in the Securities Act), would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four

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calendar weeks preceding each such sale. After Shares are held for two years, a person who is not deemed an "affiliate" of the Company is entitled to sell such Shares under Rule 144 without regard to the volume limitations described above. Sales of Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with, such issuer.

    The Company has granted to the Continuing Investors registration rights with respect to sales of Shares that constitute "restricted" Shares by such persons after the expiration of a one-year lock-up period. These registration rights grant, with certain limitations, such parties opportunities to request registration of all or any portion of their Shares, the right to have such Shares registered incidentally to any registration being conducted by the Company of shares of beneficial interest or securities exchangeable for shares of beneficial interest and the right to have the Company file a shelf registration statement with respect to resales of such Shares. The Company generally will bear the expenses incident to its registration requirements under the registration rights, except that such expenses will not include any underwriting discounts or commissions. The Company will be obligated to maintain the effectiveness of such registration statement for a period of 90 days following the date of effectiveness or, if earlier, until such time as all of the shares of beneficial interest registered pursuant to such registration statement (a) have been disposed of pursuant to such registration statement, (b) are permitted to be distributed pursuant to Rule 144(k) or (c) have been otherwise transferred in a transaction resulting in the transferee receiving shares of beneficial interest no longer deemed to be "restricted" Shares.

    No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale will have on the market prices of Shares. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

    For a description of certain restrictions on transfers of Shares by the Company (and certain of its trustees and officers), see "Underwriting."

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
                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of the taxation of the Company and the material Federal income tax consequences to holders of the Shares is for general information only, and is not tax advice. The tax treatment of a holder of Shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold Shares as capital assets and does not purport to deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including dealers in securities or currencies, traders in securities that elect to mark to market, banks, tax-exempt organizations, life insurance companies, persons that hold Shares that are a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction) subject to special treatment under the Federal income tax laws. This summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND SALE OF SHARES, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

TAXATION OF THE COMPANY AS A REIT

    GENERAL

    The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code.

    In the opinion of Sullivan & Cromwell, commencing with its taxable year ending December 31, 1998, the Company will be organized in conformity with, and its proposed method of operation will enable it to meet, the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that Sullivan & Cromwell's opinion is based on various assumptions and is conditioned upon certain representations made by the Company, the Food Services Operator and the Housekeeping Operator, including, without limitation, representations of the Company, the Food Services Operator and the Housekeeping Operator concerning their business and the properties. Sullivan & Cromwell has not independently verified or investigated the accuracy of such assumptions and representations. The qualification and taxation of the Company as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, share ownership requirements and the various qualification tests imposed under the Code. Accordingly, while the Company intends to qualify to be treated as a REIT, no assurance can be given that the actual results of the Company's operations for any particular year will satisfy such requirements. Sullivan & Cromwell will not monitor the compliance of the Company with the requirements for REIT qualification on an ongoing basis.

    The sections of the Code applicable to REITs are highly technical and complex. Certain aspects thereof are summarized below.

    As a REIT, the Company generally will not be subject to Federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to Federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income,

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
including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its real estate investment trust ordinary income for such year, (b) 95% of its real estate investment trust capital gain net income for such year, and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, pursuant to the Treasury regulations that have not yet been issued and to the extent of the excess of the fair market value of the asset as of the date of the Company's acquisition over the Company's adjusted basis in such asset on such date, such gain will be subject to tax at the highest regular corporate rate. The results described above with respect to assets acquired from a C corporation assume that the Company will make an election pursuant to IRS Notice 88-19.

    REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code,
(5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

    The Company's Declaration of Trust provides for restrictions regarding the ownership and transfer of the Company's Shares, which restrictions are intended to assist the Company in satisfying the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions pertaining to the Shares are described under the heading "Description of Shares of Beneficial Interest-- Restrictions on Transfers."

    INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property") or

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
from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the terms "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased under, or in connection with, a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives or receives no income; PROVIDED, HOWEVER, that the Company may directly perform (i) certain "permissible services," i.e., services that are not considered "rendered to the occupant" of the property, which are generally services that (a) are not primarily for the occupant's convenience or (b) are "usually or customarily rendered" in connection with the rental of rooms or other space for occupancy only and (ii) services that are not permissible services if the amount received or accrued directly or indirectly by the Company for providing such services does not exceed one percent of all amounts received or accrued during such taxable year directly or indirectly by the Company with respect to such Property ("DE MINIMIS Services").

    On an ongoing basis, the Company will use its best efforts: (a) not to charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above); (b) not to rent any property to a Related Party Tenant (taking into account the applicable constructive ownership rules), unless the Company determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT; (c) not to derive rental income attributable to personal property (other than personal property leased under, or in connection with, the lease of real property, the amount of which is equal to or less than 15% of the total rent received under the lease); and (d) not to furnish or render services considered to be "rendered to the occupant" of the property, other than (i) through an independent contractor from whom the Company derives or receives no income or (ii) if the provisions of such services will not jeopardize the Company's status as a REIT. Because the Code provisions applicable to REITs are complex, however, the Company may fail to meet one or more of the foregoing objectives, which failure may jeopardize the Company's status as a REIT. For a discussion of the consequences of any failure be the Company to qualify as a REIT, see "--Failure to Qualify."

    For rents to constitute "rents from real property," the requirements enumerated above must be satisfied. One requirement is that the rent attributable to personal property leased under, or in connection with, the lease of a property must not be greater than 15% of the total rent received under the leases. The rent attributable to the personal property leased under, or in connection with, a lease is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the property at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). The Company intends to lease furniture, including, without limitation, beds, desks, chairs, night stands, couches, coffee tables, small dining sets, stools and other customary residential furniture; and appliances, including, without limitation, refrigerators, ranges, microwaves, dishwashers, non-coin operated laundry machines and other customary residential appliances, under, or in connection with, the leases of real property. However, the Company will carefully monitor the Adjusted Basis Ratio and will use its best efforts to maintain the Adjusted Basis Ratio equal to or less than 15%. Accordingly, rent received by the Company is anticipated to satisfy this requirement.

    A second requirement for qualification of rents as "rents from real property" is that the rent must not be based in whole or in part on the income or profits of any person. The Company anticipates that all the rental income that it receives or accrues will satisfy this requirement. The rent received or accrued from the college or university students for the lease of the residential units will not be based on the income or profits of any person. The Company will also receive rental income from owners of vending machines, owners of coin-operated laundry machines or other unrelated third parties ("Vendors") to whom the Company will lease space and which rent may be based on a fixed percentage of gross receipts or sales of such tenant with respect to such leased space. Finally, pursuant to the Food Service Space Lease, the Company will lease Food Service Spaces to Food Service Operator for an annual base rent and a
percentage rent. The percentage rent will be    % of the gross revenues realized
by Food Service Operator from its operations at all of the Food Service Spaces to the extent that such gross revenues exceed a breakpoint. See "Business of the Company and its Properties-Food Service Space Lease with Food Service Operator-Amounts Payable Under the Lease." In no event will the rent from the Vendors or from Food Service Operator be based on the income or profits of any person.

    A third requirement for qualification of rents as "rents from real property" is that the Company must not own, directly or constructively, 10% or more of any tenant of the Properties. The constructive ownership rules generally provide that if 10% or more in value of the shares of the Company are owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The Declaration of Trust provides that no person may own, directly or constructively, more than 9.8% of the Company. See "Description of Shares of Beneficial Interest--Restrictions on Transfer." Assuming the Declaration of Trust is complied with, no person should ever own, directly or constructively, 10% or more of the Company, and thus the constructive ownership rules should not be triggered.

    A fourth requirement for qualification of rents as "rents from real property" is that the Company generally must not operate or manage its properties or furnish or render services to its tenants, other than through an independent contractor from whom the Company derives or receives no income; PROVIDED, HOWEVER, that the Company may directly perform "permissible services" or DE MINIMIS Services. Under the literal wording of Section 856 of the Code, if the Company provides services that are not permissible services and that do not qualify as DE MINIMIS Services, then all amounts received or accrued by the Company with respect to the property will not qualify as "rents from real property," even if the impermissible services are provided to some, but not all, of the tenants of the property.

    The Company may furnish or render certain services, including, without limitation, housekeeping services, linen and laundry services and Internet services, through the Housekeeping Operator and other independent contractors from whom the Company will not derive or receive any income. The Company believes that all other services that it furnishes or renders directly to its tenants are permissible services or DE MINIMIS Services. The Food Services are not analyzed under this requirement because the Food Services are provided by Food Service Operator (not by the Company) to tenants and non-tenants.

    To the extent that the Company receives any income from the Properties which does not constitute either "rents from real property" or interest or dividends, the Company will monitor such items so as to ensure that the amount of income will not exceed 5% of the Company's total income.

    Based on the foregoing, the rent should qualify as "rents from real property" for purposes of the 75% and 95% gross income tests. As described above, however, there can be no complete assurance

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that the IRS will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether, in all circumstances, the Company would be entitled to the benefit of these relief provisions. As discussed above under "General", even if these relief provisions apply, a tax would be imposed with respect to the excess income.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (a) the Company's allocable share of real estate assets held by partnerships in which the Company owns an interest, (b) for a period of one year from the date of the Company's receipt of proceeds of an offering of its shares or long-term (at least five years) debt, stock or debt instruments purchased with such proceeds and (c) stock issued by another REIT, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities (other than securities issued by another REIT) owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

    On February 2, 1998, as part of a balanced federal budget proposal for fiscal year 1999, the Clinton Administration proposed legislation that would, among other things, prohibit a REIT from holding stock possessing more than 10 percent of the vote or value of all classes of stock of a corporation. The proposal would be effective with respect to stock acquired on or after the date of first Congressional committee action. In addition, to the extent that a REIT's stock ownership is grandfathered by virtue of this effective date, the grandfathered status will terminate if the subsidiary corporation engages in a trade or business that it is not engaged in on the date of first committee action or acquires substantial new assets on or after that date. The Company has an affiliated corporation (the Management Subsidiary) which, if not grandfathered, would fail the test under the Proposed Legislation, and the Company would be forced to reduce its indirect interest in such affiliated corporation. There can be no assurance that the Proposed Legislation will not be enacted in its proposed form and, if any legislation is enacted, that the Management Subsidiary will be grandfathered.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (a) 95% of the Company's "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any asset acquired from a C corporation in a carryover basis transaction during its Recognition Period, the Company will be required, pursuant to Treasury regulations which have not yet been promulgated, to distribute at least 95% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for such year,
(b) 95% of its capital gain net income for such year, and (c) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to satisfy the annual distribution requirements.

    It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (a) the actual receipt of income and actual payment of deductible expenses and (b) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable share dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF HOLDERS OF SHARES

    U.S. SHAREHOLDERS

    As used herein, the term "U.S. Shareholder" means a holder of Shares who (for United States Federal income tax purposes) is (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States Federal income taxation regardless of its source or (d) a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

    As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Shareholders as gain from the sale and exchange of a capital asset held for more than one year (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his shares. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

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
    To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gains (PROVIDED that the Shares have been held as a capital asset). Dividends authorized by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, PROVIDED that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

    Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of Shares will not be treated as passive activity income and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain.

    Upon any sale or other disposition of Shares, a U.S. Shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on such sale or other disposition, and (b) the holder's adjusted basis in the Shares for tax purposes. Such gain or loss will be capital gain or loss if the Shares have been held by the U.S. Shareholder as a capital asset. Long-term capital gain of an individual U.S. Shareholder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and the maximum rate is reduced to 20% in the case of property held in excess of 18 months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares of the Company that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

    U.S. Shareholders holding Shares at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the Company's taxable year falls, such amount as the Company may designate in a written notice mailed to its shareholders. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each U.S. Shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Company in respect of such undistributed net capital gains. U.S. Shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. Shareholders will increase their basis in their Shares by the difference between the amount of such includible gains and the tax deemed paid by such shareholders in respect of such gains.

    BACKUP WITHHOLDING. The Company will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

    TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, PROVIDED that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Shares as "debt financed property" within the meaning of the Code and such Shares are not otherwise used in a trade or business, the dividend income from Shares will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Shares will not constitute UBTI unless such tax-exempt shareholder has held such Shares as "debt financed property" within the meaning of the Code or has used the Shares in a trade or business.

    For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code, respectively, income from an investment in the Company's Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its Shares. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

    Tax-exempt entities will be subject to the rules described above, under the heading "--U.S. Shareholders" concerning the inclusion of the Company's designated undistributed net capital gains in the income of its shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

    NON-U.S. SHAREHOLDERS

    The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements.

    ORDINARY DIVIDENDS. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by the Company of U.S. real property interests (discussed below) and other than distributions designated by the Company as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions to Non-U.S. Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to tax at graduated rates in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). The Company expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or the appropriate withholding agent or
(b) the Non-U.S. Shareholder files an IRS Form 4224 (or a successor form) with the Company or the appropriate withholding agent claiming that the distributions are "effectively connected" income.

    Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by the Company of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

    RETURN OF CAPITAL. Distributions in excess of current and accumulated earnings and profits of the Company, which are not treated as attributable to the gain from disposition by the Company of a U.S. real property interest, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

    CAPITAL GAIN DIVIDENDS. For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). The Company is required by applicable Treasury regulations under FIRPTA to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. However, if the Company designates as a capital gain dividend a distribution made prior to the day the Company actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, the Company must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability.

    SALES OF SHARES. Gain recognized by a Non-U.S. Shareholder upon a sale or exchange of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock is and was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and, therefore, that the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if
(a) investment in the Shares is treated as "effectively connected" with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (b) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

    If the Company were not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of Shares would be subject to tax under FIRPTA only if the selling Non-U.S. Shareholder owned more than 5% of the class of Shares sold at any time during a specified period (generally the shorter of the period that the Non-U.S. Shareholder owned the Shares sold or the five-year period ending on the date of disposition). If the gain on the sale of Shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such Shares would be required to withhold 10% of the gross purchase price.

    TREATY BENEFITS. Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate.

    Under Final Regulations that are effective for distributions made after December 31, 1998, however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Final Regulations, in the case of Shares held by a foreign partnership, (x) the certification requirement would generally be applied to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. The Final Regulations provide look-through rules in the case of tiered partnerships.

    Shareholders that are partnerships or entities that are similarly fiscally transparent for Federal income tax purposes, and persons holding Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

OTHER TAX CONSEQUENCES

    The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders are urged to consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and [co-managers] are acting as representatives, has severally agreed to purchase from the Company, the respective number of Shares set forth opposite its name below:

                                                                    NUMBER
                                                                      OF
UNDERWRITER                                                         SHARES
-----------------------------------------------------------------  ---------
Goldman, Sachs & Co..............................................
[Co-Managers]....................................................
                                                                   ---------
    Total........................................................
                                                                   ---------
                                                                   ---------

    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Shares offered hereby, if any are taken.

    The Underwriters propose to offer the Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $- per Share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $- per Share to certain brokers and dealers. After the Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

    The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of additional Shares solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in
the foregoing table, bears to the           Shares offered.

    The Company and its trustees and executive officers have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the last closing of the Offering, they will not offer, sell, contract to sell or otherwise dispose of any Shares, Units or securities of the Company (other than pursuant to employee or trustee share option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) or the Operating Partnership which are substantially similar to the Shares or Units or which are convertible into or exchangeable for securities which are substantially similar to the Shares or Units without the prior written consent of Goldman, Sachs & Co. except that the Company may sell Shares to the Underwriters in connection with the Offering.

    The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of Shares offered by them.

    Prior to this Offering, there has been no public market for the Shares. The initial public offering price will be negotiated among the Company and the representatives. Among the factors to be considered in determining the initial public offering price of the Shares, in addition to prevailing market conditions, will be the dividend yields and price to earnings ratios of publicly traded real estate investment trusts that the Company and the representatives believe to be comparable to the Company, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management, the current state of the Company's industry and the economy as a whole.

    Application has been made to list the Shares on the NYSE under the symbol "XCP." In order to meet one of the requirements for listing the Shares on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Shares to a minimum of 2,000 beneficial holders.

    In connection with the Offering, the Underwriters may purchase and sell the shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares; and syndicate short positions involve the sale by the Underwriters of a greater number of shares than they are required to purchase from the Company in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the shares sold in the Offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

    Goldman, Sachs & Co. provides investment advisory services to Whitehall, and the parent company of Goldman, Sachs & Co., The Goldman Sachs Group, L.P., is the largest single investor in Whitehall. Consequently Goldman, Sachs & Co. may be deemed to control Whitehall and its various investments, including those in the Company and the Operating Partnership. In addition, in connection with the Company entering into the Credit Facility, Goldman, Sachs & Co. expects to receive a financial advisory fee from the Company.

    The Company and the Operating Partnership have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

    The combined financial statements and schedule of the Predecessor Partnerships at December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996 and for the period December 19, 1995 (inception) through December 31, 1995, the balance sheet of College Park Communities Trust at December 31, 1997, and the combined statement of revenue and certain expenses of the WHNML-S Acquired Properties for the year ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The combined statement of revenues and certain expenses of the JPI Acquired Properties for the twelve months ended August 31, 1997, have been included herein, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                             VALIDITY OF THE SHARES

    The validity of the Shares offered hereby will be passed upon for the Company by Sullivan & Cromwell, New York, New York and for the Underwriters by Willkie Farr & Gallagher, New York, New York. Certain legal matters will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and Sonnenschein Nath & Rosenthal, Chicago, Illinois. As to certain matters of Maryland law, Sullivan & Cromwell, Morgan, Lewis & Bockius LLP and Willkie Farr & Gallagher may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for purposes of this Prospectus:

    "Acquired Properties" collectively means the JPI Acquired Properties and the WHNML-S Acquired Properties.

    "ADA" means the Americans with Disabilities Act of 1990.

    "Bank" means the financial institution expected to enter into the Credit Facility with the Company.

    "Board of Trustees" means the Company's Board of Trustees.

    "Cash Available for Distribution" means Funds from Operations plus amortization of deferred financing costs and non-real estate related depreciation and minus capital expenditures and principal payments on indebtedness.

    "Charitable Beneficiary" means an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Trustees as the beneficiary or beneficiaries of the Excess Shares trust.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission.

    "Company" means College Park Communities Trust, a Maryland real estate investment trust formed on December 9, 1997.

    "Continuing Investors" means those persons receiving Units and Shares in exchange for their interests in the Contributed Properties.

    "Contributed Properties" means the interests and certain employees, contracts and assets in WHGMH Realty, L.L.C., WHGMH-S Ashby, L.L.C., WHG Treehouse, L.P., WHORL Real Estate, Limited Partnership, WHNML-S Real Estate Limited Partnership, W9/GLM Real Estate Limited Partnership transferred to the Operating Partnership and the contracts entered into between GMH Management, Inc.-North and the Management Subsidiary in the Formation Transactions.

    "Control Share acquisition" means, under Maryland law, the acquisition of Control Shares, subject to certain exceptions.

    "Control Shares" means, under Maryland law, voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-fifth or more but less than one-third,
(b) one-third or more but less than a majority, or (c) a majority of all voting power.

    "Credit Facility" means the Company's proposed $250 million line of credit.

    "Debt-to-Book Capitalization Ratio" means the total debt of the Company as a percentage of the book value of its assets.

    "Debt-to-Total-Market Capitalization Ratio" means the total debt of the Company as a percentage of the sum of the Company's equity market value and total debt.

    "Development Properties" means the properties currently under development by the Company.

    "EBITDA" means earnings before income taxes, depreciation and amortization expense.

    "Event of Default" means an event of default under a Food Service Space
Lease.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "Food Service Operator" means the entity that will operate the Food Services pursuant to the Food Service Space Leases.

    "Food Service Space Lease" means the long-term modified net lease with Food Service Operator relating to the Food Service Spaces or as applicable, each Food Service Space.

    "Food Service Spaces" means the facilities located on certain of the Company's Properties where Food Services are provided.

    "Food Services" means the cafeteria and food services provided to tenants and non-tenants by the Food Service Operator.

    "Formation Transactions" means the transactions designed to consolidate the ownership interests in the Properties in the Company, to facilitate the Offering and to enable the Company to qualify as a REIT for Federal income tax purposes commencing with its taxable year ending December 31, 1998.

    "Funds from Operations" means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

    "GAAP" means generally accepted accounting principles.

    "Glenmorris Acquisition" means the acquisition of a Property from Suburban Campus Properties, Inc. on January 5, 1998.

    "Glenmorris Property" means the one Property acquired from Suburban Campus Properties, Inc. on January 5, 1998.

    "GLM Interests" means the limited partnership interests of W9/GLM Real Estate Limited Partnership contributed to the Operating Partnership.

    "Housekeeping Operator" means College Maid Services, L.L.C., the entity that will provide the housekeeping and janitorial services at the Properties.

    "Independent Trustees" means the trustees that will be independent for purposes of NYSE requirements.

    "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's shares or an affiliate of a Maryland real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

    "IRS" means the Internal Revenue Service.

    "Janitorial Agreement" means the agreement between the Company and Housekeeping Operator relating to the provision of janitorial services by the Housekeeping Operator in the common areas at certain of the Properties.

    "JPI Acquired Properties" means the six Properties acquired by the Predecessor Partnerships on December 30, 1997.

    "JPI Acquisition" means the acquisition of the six Properties by the Predecessor Partnerships on December 30, 1997.

    "Managed Properties" means the properties currently managed by the Management Subsidiary.

    "Management Subsidiary" means College Park Management, Inc., a Pennsylvania corporation formed on March 18, 1998.

    "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

    "MGCL" means the Maryland General Corporation Law.

    "Named Executive Officers" means the most highly executive officers of the Company whose cash compensation in 1998, on an annualized basis, is expected to exceed $100,000.

    "NAREIT" means the National Association of Real Estate Investment Trusts.

    "NCES" means the U.S. Department of Education's National Center for Educational Statistics.

    "NYSE" means the New York Stock Exchange, Inc.

    "Offering" means the offering of Shares to the public by the Company pursuant to this Prospectus.

    "on-campus," when used to refer to available student housing, shall mean the total number of traditional dormitories, residence halls or apartments located on a college or university campus and any other student housing otherwise owned or controlled by colleges or universities or fraternities, sororities or clubs affiliated with colleges or universities.

    "Operating Partnership" means College Park Communities, L.P., a limited partnership organized under the laws of the State of Delaware.

    "Ownership Limit" means 9.8% of the number or value of the Company's issued and outstanding shares of beneficial interest.

    "Pending Acquisitions" means the pending acquisitions by the Operating Partnership pursuant to the purchase agreements dated February 26, 1998.

    "Predecessor Partnerships" means the general and limited partnerships and the limited liability companies that owned the Contributed Properties prior to the Formation Transactions.

    "Preferred Shares" means preferred shares of beneficial interest, par value $.01 per share, of the Company.

    "Properties" means the properties the Operating Partnership will own as a result of the Formation Transactions.

    "Recent Acquisitions" means the Glenmorris Acquisition and the JPI Acquisition.

    "Recognition Period" means the 10-year period beginning on the day the Company acquires assets from a C corporation in certain transactions.

    "Registration Statement" means the Company's registration statement on Form S-11 of which this Prospectus forms a part, under the Securities Act.

    "REIT" means a real estate investment trust as defined under the Code.

    "Restricted Shares" means Shares granted by the Company pursuant to the Restricted Share Program.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company.

    "Treasury" means the United States Treasury Department.

    "UBTI" means unrelated business taxable income as defined under the Code.

    "Underwriters" means the Underwriters named in this Prospectus.

    "Underwriting Agreement" means the Underwriting Agreement among the Company, the Operating Partnership and the Underwriters.

    "Units" means the partnership interests in the Operating Partnership.

    "Whitehall" means Whitehall V-S Real Estate Limited Partnership, Whitehall Street Real Estate Limited Partnership III, Whitehall Street Real Estate Limited Partnership VII, Whitehall Street Real Estate Limited Partnership IX and their affiliates.

    "WHNML-S Acquired Properties" means the 14 Properties acquired by the Predecessor Partnerships in April and May 1997.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          PAGE
                                                                                          -----

COLLEGE PARK COMMUNITIES TRUST
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Unaudited Pro Forma Condensed Consolidated Financial Statements....................         F-2
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997...         F-3
  Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet........         F-4
  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
    Ended December 31, 1997..........................................................         F-5
  Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of
    Operations.......................................................................         F-6

HISTORICAL:
  Report of Independent Auditors.....................................................         F-8
  Balance Sheet as of December 31, 1997..............................................         F-9
  Notes to Balance Sheet.............................................................        F-10

PREDECESSOR PARTNERSHIPS
COMBINED FINANCIAL STATEMENTS:
  Report of Independent Auditors.....................................................        F-12
  Combined Balance Sheets as of December 31, 1997 and 1996...........................        F-13
  Combined Statements of Operations for the Years Ended December 31, 1997 and 1996
    and the Period from December 19, 1995 (inception) through December 31, 1995......        F-14
  Combined Statements of Owners' Equity for the Years Ended December 31, 1997 and
    1996 and the Period from December 19, 1995 (inception) through December 31,
    1995.............................................................................        F-15
  Combined Statements of Cash Flows for the Years Ended December 31, 1997 and 1996
    and the Period from December 19, 1995 (inception) through December 31, 1995......        F-16
  Notes to Combined Financial Statements.............................................        F-17
  Schedule III-Real Estate and Accumulated Depreciation as of December 31, 1997......        F-24

WHNML-S ACQUIRED PROPERTIES
COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES:
  Report of Independent Auditors.....................................................        F-27
  Combined Statement of Revenue and Certain Expenses for the Year Ended December 31,
    1996.............................................................................        F-28
  Notes to Combined Statement of Revenue and Certain Expenses........................        F-29

JPI ACQUIRED PROPERTIES
COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES:
  Independent Auditors' Report.......................................................        F-30
  Combined Statement of Revenues and Certain Expenses for the Twelve Months Ended
    August 31, 1997..................................................................        F-31
  Notes to Combined Statement of Revenues and Certain Expenses.......................        F-32

                         COLLEGE PARK COMMUNITIES TRUST

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma condensed consolidated balance sheet is presented as if the Offering, the Formation Transactions, including the entering into of the Credit Facility and the repayment of certain indebtedness, and the acquisition of the Glenmorris Property on January 5, 1998 (the "Glenmorris Acquisition") all had been consummated on December 31, 1997. The pro forma December 31, 1997 balance sheet also gives effect to the recording of minority interests for Units in the Operating Partnership as if these transactions had occurred on December 31, 1997.

    The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 is presented as if the Offering, the Formation Transactions, including the entering into of the Credit Facility and the repayment of certain indebtedness, the Glenmorris Acquisition and the acquisition of the fourteen properties in April and May 1997 and the six properties in December 1997 (the WHNML-S Acquired Properties and the JPI Acquired Properties, collectively the "Acquired Properties") all had occurred on January 1, 1997.

    The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the Offering, the Formation Transactions, the entering into of the Credit Facility and the repayment of certain indebtedness and the acquisitions described above all had occurred on such date or at the beginning of the period indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period.

    The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Predecessor Partnerships combined financial statements and notes thereto included elsewhere in this Prospectus. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                         COLLEGE PARK COMMUNITIES TRUST

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                 (IN THOUSANDS)

                              COLLEGE PARK      HISTORICAL
                               COMMUNITIES      PREDECESSOR     GLENMORRIS     THE OFFERING   OTHER PRO FORMA     COMPANY
                                  TRUST        PARTNERSHIPS   ACQUISITION(A)       (B)          ADJUSTMENTS      PRO FORMA
                            -----------------  -------------  ---------------  ------------  -----------------  -----------
ASSETS
Properties, net...........      $  --           $   368,152      $   8,904      $              $      (2,342)(G)  $ 374,714
Cash and cash
  equivalents.............                           15,921            142         148,100          (147,630)(D)     15,871
                                                                                                       2,543(F)
                                                                                                      (1,330)(E)
                                                                                                      (1,875)(C)
Restricted cash...........                            6,190            107                            (2,543)(F)      3,754
Accounts receivable.......                              940                                                            940
Deposits and other
  assets..................                            1,359                            (66)                          1,293
Due from affiliates.......                              522                                                            522
Deferred financing costs,
  net.....................                            5,247                                            1,875(C)      2,728
                                                                                                      (4,394)(E)
                                      ---      -------------       -------     ------------  -----------------  -----------
    Total assets..........      $  --           $   398,331      $   9,153      $  148,034     $    (155,696)    $ 399,822
                                      ---      -------------       -------     ------------  -----------------  -----------
                                      ---      -------------       -------     ------------  -----------------  -----------
LIABILITIES
Mortgage notes payable....                      $   270,146      $              $              $    (194,152)(D)  $  75,994
Loan payable..............                          --               6,652                            (6,652)(D)     --
Line of credit............                                                                            53,834(D)     53,834
Accounts payable and
  accrued liabilities.....                            4,408            111                              (660)(D)      3,859
Due to affiliates.........                            2,698                                                          2,698
Tenant security
  deposits................                            3,266            107                                           3,373
Prepaid rents.............                           10,424             61                                          10,485
                                      ---      -------------       -------     ------------  -----------------  -----------
    Total liabilities.....         --               290,942          6,931                          (147,630)      150,243
Minority interests........                          --                                               131,279(H)    131,279
SHAREHOLDERS' AND OWNERS'
 EQUITY
Common shares.............                          --                                  80                              80
Additional paid-in
  capital.................                          --                             147,954           (29,734) (I)    118,220
Accumulated equity of
  continuing interests....                          107,389          2,222                            (5,724)(E)     --
                                                                                                      (2,342)(G)
                                                                                                    (131,279)(H)
                                                                                                      29,734(I)
                                      ---      -------------       -------     ------------  -----------------  -----------
Total shareholders' and
  owners' equity..........                          107,389          2,222         148,034          (139,345)      118,300
                                      ---      -------------       -------     ------------  -----------------  -----------
Total liabilities and
  shareholders' and
  owners' equity..........      $  --           $   398,331      $   9,153      $  148,034     $    (155,696)    $ 399,822
                                      ---      -------------       -------     ------------  -----------------  -----------
                                      ---      -------------       -------     ------------  -----------------  -----------

                         COLLEGE PARK COMMUNITIES TRUST

  ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

          (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS AND PERCENTAGES)

The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 are as follows:

(A)        Represents the acquisition of the Glenmorris Property on January 5, 1998:
           Purchase Price............................................................  $   8,800
           Closing Costs.............................................................        104
                                                                                       ---------
           Total Capitalized Costs...................................................  $   8,904
                                                                                       ---------
                                                                                       ---------
(B)        Sale of common shares of beneficial interest in the Offering:
           Proceeds from the Offering based on initial price of - per share..........  $ 160,000
           Costs associated with the Offering........................................    (11,900)
                                                                                       ---------
                                                                                         148,100
           Offering costs prepaid by the Predecessor Partnerships prior to the
           Offering..................................................................        (66)
                                                                                       ---------
                                                                                       $ 148,034
                                                                                       ---------
                                                                                       ---------
           Par value of Shares to be issued..........................................  $      80
           Additional paid-in capital from proceeds of sale of Shares................  $ 147,954
                                                                                       ---------
                                                                                       $ 148,034
                                                                                       ---------
                                                                                       ---------
(C)        Represents a .75% line of credit origination fee on line of credit facility of $250,000. Although the Company has received proposal letters from prospective lenders which set forth the terms of the line of credit, such lenders have not provided the Company with any binding commitment
           letter....................................................................  $   1,875
                                                                                       ---------
                                                                                       ---------
(D)        Drawdown on line of credit for repayment of certain indebtedness..........  $  53,834
           Repayment of certain mortgage notes.......................................   (194,152)
           Repayment of loan payable on Glenmorris Property..........................     (6,652)
           Payment of accrued interest on certain mortgage notes to be repaid........       (660)
                                                                                       ---------
                                                                                       $(147,630)
                                                                                       ---------
                                                                                       ---------
(E)        Write-off of unamortized loan fees and prepayment penalties to be incurred relating to the mortgage notes payable expected to be repaid with the proceeds from the Offering and drawdown on line of credit:
           Write off of unamortized loan fees........................................  $   4,394
           Prepayment penalties......................................................      1,330
                                                                                       ---------
                                                                                       $   5,724
                                                                                       ---------
                                                                                       ---------
(F)        Release of restriction on capital improvement and tax reserves relating to
           the mortgage notes to be repaid...........................................  $   2,543
                                                                                       ---------
                                                                                       ---------
(G)        Distribution of food service equipment, at net book value, to continuing
           investors pursuant to food service lease..................................  $   2,342
                                                                                       ---------
                                                                                       ---------
(H)        Represents minority interests in the Operating Partnership based on Units issued:
           Total equity and minority interests.......................................  $ 249,579
           Percentage allocable to minority interests................................       52.6%
                                                                                       ---------
           Minority interests........................................................  $ 131,279
                                                                                       ---------
                                                                                       ---------
(I)        Represents the elimination of owners' equity..............................  $  29,734
                                                                                       ---------
                                                                                       ---------

                         COLLEGE PARK COMMUNITIES TRUST

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                               PRE-
                                                            ACQUISITION
                                            HISTORICAL      PERIOD FOR
                                            PREDECESSOR      ACQUIRED         GLENMORRIS       OTHER PRO FORMA     COMPANY
                                           PARTNERSHIPS   PROPERTIES (J)    ACQUISITION (K)      ADJUSTMENTS      PRO FORMA
                                           -------------  ---------------  -----------------  -----------------  -----------
REVENUE:
Rental...................................    $  35,668       $  19,549         $   1,678          $   1,321(P)    $  58,216
Food service.............................       10,222           4,528                --            (14,750)(P)          --
Interest.................................          500              --                --                                500
Other....................................        1,604           1,445                74                336(M)        3,459
                                           -------------  ---------------        -------           --------      -----------
Total revenue............................       47,994          25,522             1,752            (13,093)         62,175

EXPENSES:
Rental operations........................       11,003           4,640               372                             16,015
Food service.............................        5,974           2,621                --             (8,595)(P)          --
Operating payroll........................        6,357           2,767               229                              9,353
Real estate taxes........................        2,517           1,607               119                              4,243
Management fees..........................        1,871              --                --             (1,871)(Q)          --
General and administrative...............        1,711              68                --              2,192(L)        3,971
Interest.................................       14,334           8,799               665            (12,789)(N)      11,009
Depreciation.............................        6,497              --                --              4,458(O)       10,955
                                           -------------  ---------------        -------           --------      -----------
Total expenses...........................       50,264          20,502             1,385            (16,605)         55,546
                                           -------------  ---------------        -------           --------      -----------
Income (loss) before minority
  interests..............................       (2,270)          5,020               367              3,512           6,629
Minority interests.......................           --              --                --              3,487(R)        3,487
                                           -------------  ---------------        -------           --------      -----------
Net Income (loss)........................    $  (2,270)      $   5,020         $     367          $      25       $   3,142
                                           -------------  ---------------        -------           --------      -----------
                                           -------------  ---------------        -------           --------      -----------

                         COLLEGE PARK COMMUNITIES TRUST

   ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                   OPERATIONS

                             (DOLLARS IN THOUSANDS)

    The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 are as follows:

(J) Represents the actual unaudited historical results of the Acquired Properties and imputed interest expense from the beginning of the period through the dates of acquisition. Ten of the WHNML-S Acquired Properties were acquired on April 9, 1997 and four additional properties were acquired on May 15, 1997. The JPI Acquired Properties consist of six student housing properties and were acquired on December 30, 1997.

                                        WHNML-S
                                       ACQUIRED    JPI ACQUIRED   TOTAL ACQUIRED
                                      PROPERTIES    PROPERTIES      PROPERTIES
                                      -----------  -------------  ---------------
Revenue:
  Rental............................   $   7,996     $  11,553       $  19,549
  Food Service......................       4,528        --               4,528
  Other.............................         615           830           1,445
                                      -----------  -------------  ---------------
                                          13,139        12,383          25,522
Expenses:
  Rental operations.................       3,029         1,611           4,640
  Food service......................       2,621        --               2,621
  Operating payroll.................       1,599         1,168           2,767
  Real estate taxes.................         428         1,179           1,607
  General and administrative........          --            68              68
  Interest..........................       2,387         6,412           8,799
                                      -----------  -------------  ---------------
                                          10,064        10,438          20,502
                                      -----------  -------------  ---------------
Revenue in excess of certain
  expenses..........................   $   3,075     $   1,945       $   5,020
                                      -----------  -------------  ---------------
                                      -----------  -------------  ---------------

(K) Represents the actual unaudited historical results and imputed interest on the bridge loan used to finance the Glenmorris Acquisition for the year ended December 31, 1997.

Revenue:
  Rental...........................................................  $   1,678
  Other............................................................         74
                                                                     ---------
                                                                         1,752
Expenses:
  Rental operations................................................        372
  Operating payroll................................................        229
  Real estate taxes................................................        119
  Interest.........................................................        665
                                                                     ---------
                                                                         1,385
                                                                     ---------
Revenue in excess of certain expenses..............................  $     367
                                                                     ---------
                                                                     ---------

                         COLLEGE PARK COMMUNITIES TRUST

   ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                   OPERATIONS

                             (DOLLARS IN THOUSANDS)

(L)        Total Company pro forma general and administrative costs estimated by
           management amount to $3,971 including $2,491 in compensation expense..........  $   2,192
                                                                                           ---------
                                                                                           ---------
(M)        Management fee income to be realized by the Company relating to management
           contracts with two non-affiliated properties..................................  $     336
                                                                                           ---------
                                                                                           ---------
(N)        Decrease in interest expense:
           Increase in interest expense due to the drawdown on the line of credit based
           on an annual interest rate of 7.25%...........................................  $   3,903
           Annual maintenance fee on line of credit......................................         50
           Decrease in interest expense due to repayment of certain mortgage notes
           payable.......................................................................    (17,367)
           Increase in amortization of finance costs related to the line of credit
           origination fee...............................................................        625
                                                                                           ---------
           Net decrease in interest expense..............................................  $ (12,789)
                                                                                           ---------
                                                                                           ---------
(O)        Increase in depreciation expense to reflect a full period of depreciation for the Acquired Properties and the Glenmorris Acquisition utilizing a 40 year useful life for buildings and improvements and a 7 year useful life for
           furniture, fixtures and equipment.............................................  $   4,458
                                                                                           ---------
                                                                                           ---------
           Reconciliation of pro forma depreciation:
           Pro forma depreciation on the Acquired Properties:
           Pro forma depreciation as if the Acquired Properties were purchased on January
           1, 1997.......................................................................  $   6,333
           Less historical depreciation recorded by Predecessor Partnerships on Acquired
           Properties....................................................................     (2,118)
                                                                                           ---------
           Net increase in depreciation expense..........................................      4,215
           Pro forma depreciation on the Glennmorris Acquisition.........................        243
                                                                                           ---------
           Total pro forma depreciation..................................................  $   4,458
                                                                                           ---------
                                                                                           ---------
(P)        Elimination of food service revenue and related expenses. It is intended that food service will be provided by an independent contractor and the Company will enter into a lease with such contractor the terms of which will provide for an annual fixed rental payment of $1,321
(Q)        Elimination of management fees that will no longer be provided by a separate affiliated management company.................................................  $  (1,871)
                                                                                           ---------
                                                                                           ---------
(R)        Income before minority interests..............................................  $   6,629
           Minority interests percentage.................................................       52.6%
                                                                                           ---------
           Minority interests share of income............................................  $   3,487
                                                                                           ---------
                                                                                           ---------

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees
College Park Communities Trust

    We have audited the accompanying balance sheet of College Park Communities Trust (a Maryland business trust) as of December 31, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of College Park Communities Trust as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 19, 1998

                         COLLEGE PARK COMMUNITIES TRUST

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

ASSETS
Cash...............................................................................   $     100
                                                                                          -----
                                                                                      $     100
                                                                                          -----
                                                                                          -----

SHAREHOLDERS' EQUITY
Common shares, $.01 par value per share, 1,000 shares authorized, no shares issued
  and outstanding..................................................................   $      --
Additional paid-in capital.........................................................         100
                                                                                          -----
                                                                                      $     100
                                                                                          -----
                                                                                          -----

                            See accompanying notes.

                         COLLEGE PARK COMMUNITIES TRUST

                             NOTES TO BALANCE SHEET

                            AS OF DECEMBER 31, 1997

1. ORGANIZATION

    College Park Communities Trust (the "Company") was formed in the State of Maryland on December 9, 1997 to continue the business of a group of limited partnerships and limited liability companies, collectively referred to as the "Predecessor Partnerships," which were formed to own, acquire, develop and manage various student housing properties (the "Properties") located throughout the United States.

    The Company will be the sole general partner of College Park Communities, L.P. (the "Operating Partnership"). The Operating Partnership will initially hold all the interests in the Properties. The Company will initially hold an aggregate of 47.4% of the ownership interests in the Operating Partnership. The Company will conduct substantially all of its business through the Operating Partnership. As the sole general partner of the Operating Partnership, the Company will have exclusive power to manage and conduct the business of the Operating Partnership.

    Concurrently with the consummation of a proposed public offering of the Company's Shares (the "Offering"), the Company and the Operating Partnership, together with partners and members of the Predecessor Partnerships (the "Continuing Investors"), will engage in certain formation transactions (the "Formation Transactions"). The Formation Transactions have been designed to (a) consolidate the ownership of the Properties in the Operating Partnership, (b) facilitate the Offering, (c) provide for the repayment of certain indebtedness of the Predecessor Partnerships, (d) provide for a credit facility for the prepayment of certain indebtedness; funding of acquisitions and construction and development costs; and for other corporate purposes, (e) enable the Company to comply with certain requirements under the Federal income tax laws and regulations relating to real estate investment trusts and (f) preserve certain tax advantages for the Continuing Investors.

    The Company entered into a pre-formation transaction on March 18, 1998, whereby the Company issued 100 shares to the limited partners of W9/GLM Real Estate Limited Partnership ("W9/GLM") for all of the limited partnership interests therein. The Company simultaneously contributed its limited partnership interests in W9/GLM to the Operating Partnership for 5.02% of the limited partnership interests of the Operating Partnership.

2. COMMITMENTS AND CONTINGENCIES

    The Company will become a party to various legal actions resulting from the operating activities to be transferred to the Operating Partnership. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Company.

3. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

4. INCOME TAXES

    The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a

                         COLLEGE PARK COMMUNITIES TRUST

                             NOTES TO BALANCE SHEET

                            AS OF DECEMBER 31, 1997

4. INCOME TAXES (CONTINUED)
REIT, the Company generally will not be subject to Federal income tax to the extent that it distributes at least 95 percent of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements.

    If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to Federal income and excise taxes on its undistributed income.

5. RECENTLY ISSUED ACCOUNTING STANDARDS

    During 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130 Reporting Comprehensive Income ("SFAS 130"), and No. 131 Disclosure About Segments of an Enterprise and Related Information ("SFAS 131"). All of these statements are effective for fiscal years beginning after December 15, 1997.

    SFAS 130 specifies the presentation and disclosure requirement of reporting comprehensive income which includes those items which have been formerly reported as a component of shareholders' equity. SFAS 131 establishes the disclosure requirements for reporting segment information.

    The management of the Company believes that, when adopted, the statements noted above will not have a significant impact on the Company's financial statements.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners and Members of the
Predecessor Partnerships

    We have audited the accompanying combined balance sheets of the Predecessor Partnerships as of December 31, 1997 and 1996 and the related combined statements of operations, owners' equity, and cash flows for the years ended December 31, 1997 and 1996 and the period from December 19, 1995 (inception) through December 31, 1995. Our audits also included the financial statement schedule included on the index at F-1 of this Prospectus. These financial statements and financial statement schedule are the responsibility of the management of the Predecessor Partnerships. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Predecessor Partnerships at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and the period from December 19, 1995 (inception) through December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 20, 1998

                            PREDECESSOR PARTNERSHIPS
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                            DECEMBER 31
                                                                        --------------------
                                                                          1997       1996
                                                                        ---------  ---------
                                           ASSETS
Properties:
  Land................................................................  $  53,369  $  15,835
  Buildings and improvements..........................................    293,008     84,034
  Furniture, fixtures, and equipment..................................     25,462      7,438
  Construction-in-progress............................................      5,986      1,026
                                                                        ---------  ---------
                                                                          377,825    108,333
Less: accumulated depreciation........................................     (9,673)    (3,177)
                                                                        ---------  ---------
Properties, net.......................................................    368,152    105,156
Cash and cash equivalents.............................................     15,921        167
Restricted cash.......................................................      6,190      1,965
Accounts receivable...................................................        940        195
Deposits and other assets.............................................      1,359        111
Due from affiliates...................................................        522     --
Deferred financing costs, net.........................................      5,247      1,583
                                                                        ---------  ---------
Total assets..........................................................  $ 398,331  $ 109,177
                                                                        ---------  ---------
                                                                        ---------  ---------
                               LIABILITIES AND OWNERS' EQUITY
Mortgage notes payable................................................  $ 270,146  $  78,915
Accounts payable and accrued liabilities..............................      4,408      1,182
Due to affiliates.....................................................      2,698        727
Tenant security deposits..............................................      3,266        940
Prepaid rents.........................................................     10,424        693
                                                                        ---------  ---------
Total liabilities.....................................................    290,942     82,457
Owners' equity........................................................    107,389     26,720
                                                                        ---------  ---------
Total liabilities and owners' equity..................................  $ 398,331  $ 109,177
                                                                        ---------  ---------
                                                                        ---------  ---------

                            See accompanying notes.

                            PREDECESSOR PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                   DECEMBER 19,
                                                                                       1995
                                                           YEAR ENDED DECEMBER      (INCEPTION)
                                                                    31                THROUGH
                                                           --------------------    DECEMBER 31,
                                                             1997       1996           1995
                                                           ---------  ---------  -----------------
Revenue:
  Rental.................................................  $  35,668  $  16,155      $     534
  Food service...........................................     10,222         --             --
  Interest...............................................        500        145             --
  Other..................................................      1,604        971             19
                                                           ---------  ---------          -----
Total revenue............................................     47,994     17,271            553
Expenses:
  Rental operations......................................     11,003      3,321             24
  Food service...........................................      5,974         --             --
  Operating payroll......................................      6,357      1,666             31
  Real estate taxes......................................      2,517      1,028             28
  Management fees........................................      1,871        638             22
  General and administrative.............................      1,711         86              4
  Interest...............................................     14,334      6,230            214
  Depreciation...........................................      6,497      3,075            102
                                                           ---------  ---------          -----
Total expenses...........................................     50,264     16,044            425
                                                           ---------  ---------          -----
Net income (loss)........................................  $  (2,270) $   1,227      $     128
                                                           ---------  ---------          -----
                                                           ---------  ---------          -----

                            See accompanying notes.

                            PREDECESSOR PARTNERSHIPS

                     COMBINED STATEMENTS OF OWNERS' EQUITY

       FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM
            DECEMBER 19, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995

                                 (IN THOUSANDS)

Balance at December 19, 1995 (inception).........................................  $  --
  Owners' contributions..........................................................     22,479
  Net income.....................................................................        128
                                                                                   ---------
Balance at December 31, 1995.....................................................     22,607
  Owners' contributions..........................................................      5,083
  Owners' contributions of property, net of related debt.........................      2,153
  Owners' distributions..........................................................     (4,350)
  Net income.....................................................................      1,227
                                                                                   ---------
Balance at December 31, 1996.....................................................     26,720
  Owners' contributions..........................................................     93,582
  Owners' distributions..........................................................    (10,643)
  Net loss.......................................................................     (2,270)
                                                                                   ---------
Balance at December 31, 1997.....................................................  $ 107,389
                                                                                   ---------
                                                                                   ---------

                            See accompanying notes.

                            PREDECESSOR PARTNERSHIPS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              DECEMBER 19,
                                                                                  1995
                                                       YEAR ENDED DECEMBER    (INCEPTION)
                                                                31              THROUGH
                                                       --------------------   DECEMBER 31,
                                                         1997       1996          1995
                                                       ---------  ---------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................................  $  (2,270) $   1,227    $      128
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
    Depreciation.....................................      6,496      3,075           102
    Amortization of deferred financing costs.........        944        299             9
    Increase in restricted cash......................     (4,225)       (49)          (70)
    Increase in accounts receivable..................       (745)      (138)          (56)
    Increase in deposits and other assets............     (1,248)      (111)           --
    Increase in due from affiliates..................       (350)        --            --
    Increase in accounts payable and accrued
      liabilities....................................      2,580        217           296
    Increase in due to affiliates....................        352         --            --
    Increase (decrease) in tenant security
      deposits.......................................      2,326       (252)           15
    Increase in prepaid rents........................      9,731         64           628
                                                       ---------  ---------  --------------
Net cash provided by operating activities............     13,591      4,332         1,052

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions and improvements of rental properties...   (186,515)    (8,063)      (87,654)
Construction-in-progress.............................     (4,492)      (506)           --
Capitalization of interest...........................       (285)        --            --
                                                       ---------  ---------  --------------
Net cash used in investing activities................   (191,292)    (8,569)      (87,654)

CASH FLOWS FROM FINANCING ACTIVITIES
Owners' contributions................................     93,410      5,083        22,479
Owners' distributions................................    (10,643)    (4,350)           --
Proceeds from mortgage notes payable.................    115,536      3,261        66,217
Repayment of mortgage note payable...................       (300)        --            --
Deferred financing costs.............................     (4,548)      (471)       (1,213)
                                                       ---------  ---------  --------------
Net cash provided by financing activities............    193,455      3,523        87,483
Net increase (decrease) in cash and cash
  equivalents........................................     15,754       (714)          881
Cash and cash equivalents at beginning of period.....        167        881            --
                                                       ---------  ---------  --------------
Cash and cash equivalents at end of period...........  $  15,921  $     167    $      881
                                                       ---------  ---------  --------------
                                                       ---------  ---------  --------------

                            See accompanying notes.

                            PREDECESSOR PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

    The entities (the "Predecessor Partnerships") consist of the following companies that own and operate a portfolio of student housing properties (the "Properties"): WHGMH Realty, L.L.C. ("Realty"), WHGMH-S Ashby, L.L.C. ("Ashby"), WHG Treehouse, L.P. ("Treehouse"), WHNML-S Real Estate Limited Partnership ("WHNML-S"), W9/JP-M Real Estate Limited Partnership ("W9/JP-M"), and WHORL Real Estate Limited Partnership ("WHORL"). Thirty-one student housing properties were owned and operated by the combined entities as of December 31, 1997, excluding land parcels. Three parcels of land were acquired in 1997.

    The partners and members of the Predecessor Partnerships are comprised primarily of affiliates of GMH Associates, Inc. and the Whitehall Real Estate Fund (the "Continuing Investors"). The Continuing Investors will, concurrently with a proposed public offering (the "Offering"), enter into a series of transactions with College Park Communities Trust, a Maryland business trust (the "Company"), to form a real estate investment trust (the "REIT") to continue and expand the business of the Continuing Investors.

    These combined financial statements include the assets, liabilities, revenues, and expenses associated with the operations of the Predecessor Partnerships, the interests of which are intended to be exchanged for cash or ownership units of the Operating Partnership, defined below. The business combination will be accounted for as a reorganization of entities under common control, which is similar to the accounting used for a pooling of interests. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

PROPOSED TRANSACTIONS

    Concurrently with the consummation of the Offering of the Company's Shares, the Company and a newly formed limited partnership (the "Operating Partnership"), together with the Continuing Investors, will engage in certain formation transactions (the "Formation Transactions"). The Formation Transactions have been designed to (a) consolidate the ownership of the Properties in the Operating Partnership, (b) facilitate the Offering, (c) provide for the repayment of certain indebtedness of the Predecessor Partnerships, (d) provide for a credit facility for the prepayment of certain indebtedness, fundings of acquisitions and construction and development costs, and for other corporate purposes, (e) enable the REIT to comply with certain requirements under the Federal income tax laws and regulations relating to REITs and (f) preserve certain tax advantages for the Continuing Investors.

    The operations of the REIT will be carried on primarily through the Operating Partnership in order to assist the Company and the Continuing Investors in forming the REIT under the Internal Revenue Code of 1986.

    The REIT will be the sole general partner in the Operating Partnership and Continuing Investors will transfer certain property and operating interests in the Predecessor Partnerships in exchange for limited partnership interests in the Operating Partnership and/or cash.

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

PROPERTIES

    The Properties are recorded at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the expected useful lives of depreciable property, which is generally 35-40 years for buildings and improvements, and 5-7 years for furniture, fixtures, and equipment. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Interest costs incurred during construction periods are capitalized.

    Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires impairment losses to be recorded on long-lived assets held for investment when indicators of impairment are present and the future cash flows (undiscounted and without interest charges) estimated to be generated by those assets are less than the assets' carrying amount. As of December 31, 1997, management believes that no indicators of impairment exist relating to its Properties. All Properties are held for investment as of December 31, 1997.

DEFERRED FINANCING COSTS

    Costs incurred in connection with obtaining long term financing are amortized over the contractual life of the related note. Amortization is reported as interest expense. Accumulated amortization of deferred financing costs amounted to $1,252 and $308 as of December 31, 1997 and 1996, respectively.

REVENUE RECOGNITION

    Rental income attributable to student rental leases is recorded when due from tenants. Generally, leases are for a term of either nine or twelve months. Certain leases provide for the prepayment of rent, generally equal to an entire lease term or in two installments during the lease term.

FAIR VALUE OF MORTGAGE NOTES PAYABLE

    The carrying amount of the mortgage notes payable with variable rates of interest approximates fair value as of December 31, 1997 as the notes reprice based on changes in current interest rates. The carrying value of mortgage notes payable with fixed interest rates also approximate fair value based on current rates offered for the debt of the same remaining maturity.

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTEREST RATE SWAP AGREEMENT

    An interest rate swap agreement was entered into with an affiliate to reduce the impact of changes in interest rates on the Realty variable rate mortgage note (see Note 5). The interest rate differential to be paid or received is recognized over the life of the agreement as an adjustment to interest expense.

INCOME TAXES

    The combined entities that make up the Predecessor Partnerships consist of limited partnerships and limited liability companies. Taxable income is recorded on the separate tax returns of the individual partners and membership unit holders. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

PER SHARE DATA

    Per share data is not relevant since the Predecessor Partnerships represent a presentation of the operations of a group of limited partnerships and limited liability companies.

STATEMENTS OF CASH FLOWS

    The Predecessor Partnerships consider all highly liquid investments, including money market accounts, with a maturity of three months or less when purchased and that are not restricted to be cash equivalents. The carrying amount of these assets approximates their fair market value.

    Interest paid on the mortgage notes payable, net of interest capitalized, amounted to $12,715 and $5,664 for the years ended December 31, 1997 and 1996, respectively. Interest paid and capitalized in 1997 amounted to $285.

    In connection with the formation of Treehouse in 1996, rental property assets of $11,590 and related debt of $9,437 were contributed by affiliates of the Continuing Investors.

    Mortgage notes payable approximating $75,994 have been assumed relating to the acquisition of six student housing properties by W9/JP-M.

    The majority of cash and cash equivalents and restricted cash is held with one financial institution.

3. PROPERTIES

    The Properties at December 31, 1997 consisted of thirty-one student housing rental properties with 6,047 student housing units located near 22 major college campuses throughout the United States. All of the Properties are pledged as collateral under various mortgage notes. Also included in the Properties are three parcels of vacant land that were acquired in 1997 for a combined purchase price of $3,350. Two of these parcels are being developed into student housing apartments. Approximately 480 total units are expected to be constructed. Total construction costs capitalized approximated $5,986 as of December 31, 1997, and total budgeted costs approximate $28,342 as of December 31, 1997.

    WHNML-S acquired a total of fourteen properties with 2,343 rental units for a purchase price of $121,775 in 1997. On December 30, 1997, W9/JP-M acquired six student housing properties with 1,450

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

3. PROPERTIES (CONTINUED)
rental units for a purchase price approximating $115,500, which included the assumption of mortgage notes payable described in Note 2.

    At December 31, 1997, the Predecessor Partnerships' investment in rental properties, based on the net book value of land and buildings and improvements, was located in the following states:

Texas.......................       28.8% Alabama.....................        7.3%
Pennsylvania................        9.3% Illinois....................        6.5%
Florida.....................        8.7% Colorado....................        5.9%
Virginia....................        8.1% Ten Other States............       25.4%

    The Properties located in the ten other states do not individually exceed 5% of the net book value of land and buildings and improvements.

4. RESTRICTED CASH

    Restricted cash consists of tenant security deposits and lender required deposits for capital improvements and real estate taxes. Withdrawals from certain capital improvement reserves require lender approval. Restricted cash as reflected in the accompanying combined balance sheets consists of the following:

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1997       1996
                                                                             ---------  ---------
Tenant security deposits...................................................  $   3,266  $   1,012
Capital improvement reserves...............................................        804        346
Real estate taxes..........................................................      2,120        607
                                                                             ---------  ---------
                                                                             $   6,190  $   1,965
                                                                             ---------  ---------
                                                                             ---------  ---------

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

5. MORTGAGE NOTES PAYABLE

    The following mortgage notes payable were outstanding at December 31, 1997 and 1996:

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Realty mortgage note with lending institution, monthly interest due at
  LIBOR plus 2.1%, monthly principal payments of $100, maturing May
  2002, collateralized by nine properties...............................  $  72,920  $  66,492
Ashby mortgage note with bank, monthly interest due at LIBOR plus 1.75%, principal payments commence April 1, 1999 based on 25 year loan amortization, maturing December 2000, collateralized by one
  property..............................................................     17,820      2,986
Treehouse mortgage note with lending institution, monthly interest due at LIBOR plus 3.25%, maturing October 2001, collateralized by one
  property..............................................................      9,437      9,437
WHNML-S mortgage notes with insurance company, monthly interest due at
  7.99%, principal payments commence October 1, 1999 based on 7.99% and a 25 year loan amortization, maturing August 2000, collateralized by
  fourteen properties...................................................     93,975     --
W9/JP-M mortgage notes with insurance companies, monthly principal and interest due based on rates ranging from 7.88% to 8.5%, maturing June
  and December 2003, collateralized by six properties...................     75,994     --
                                                                          ---------  ---------
                                                                          $ 270,146  $  78,915
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Realty and Ashby mortgage notes were amended in 1997 to provide for increases in the aggregate principal loan amounts, decreases in interest rates, and extension of original maturity dates.

    The Ashby amended mortgage note provides for the option of selecting the interest rate to be applied to the outstanding principal. The options include the prime rate of the lending institution plus .5%, LIBOR plus 1.75% and a fixed rate equal to the lending institutions quote on U.S. Treasury instruments with comparable terms from the date of determination to the maturity date plus 1.9%. Different rate options may apply simultaneously to different parts of the note. Rate selections must be made three days prior to the commencement of an interest period, as defined. The Ashby note is guaranteed by affiliates of the Whitehall Real Estate Fund as to payment up to a maximum liability of $3,570.

    An interest rate swap agreement was entered into with an affiliate to reduce the impact of changes in interest rates on the Realty variable rate mortgage note. The notional principal amount of the interest rate swap agreement is $67,000. The agreement effectively changed the interest rate exposure on this floating rate mortgage note payable to a fixed 8.14% for amounts borrowed up to the notional amount. The interest rate swap agreement matures on December 1, 2000. The Predecessor Partnerships are exposed to credit risk in the event of default by the other party to the extent of any amounts that have been recorded in the balance sheet, and market risk as a result of potential future decreases in LIBOR. Interest on outstanding principal above the notional principal amount bears interest at LIBOR plus 2.1%.

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

5. MORTGAGE NOTES PAYABLE (CONTINUED)
    The Predecessor Partnerships have $12,034 in undisbursed principal available at December 31, 1997, to fund certain construction projects and deferred maintenance costs.

    Total interest incurred, net of interest capitalized and amortization of deferred financing costs, during the year ended December 31, 1997 and 1996 and for the period from December 19, 1995 (inception) through December 31, 1995 amounted to $13,390, $5,932 and $206, respectively.

    The LIBOR rate was 5.69% and 5.38% at December 31, 1997 and 1996, respectively.

    Future principal payments due on the mortgage notes payable are as follows:

1998.............................................................  $   2,150
1999.............................................................      2,679
2000.............................................................    113,671
2001.............................................................     11,856
2002.............................................................     69,445
Thereafter.......................................................     70,345
                                                                   ---------
                                                                   $ 270,146
                                                                   ---------
                                                                   ---------

6. RELATED PARTY TRANSACTIONS

    Amounts due to affiliates include the following:

                                                                   DECEMBER 31
                                                              ----------------------
                                                                1997        1996
                                                              ---------     -----
Construction and development costs..........................  $   2,164   $     520
Allocable overhead costs....................................        221      --
Property acquisition costs..................................        168      --
Financing fees..............................................        145         207
                                                              ---------       -----
                                                              $   2,698   $     727
                                                              ---------       -----
                                                              ---------       -----

    Management fees are paid to an affiliate pursuant to management agreements for each of the Properties at the rate of 4% of monthly gross revenues, as defined. The agreements are for one year terms and automatically renew for successive one-year periods under the existing terms for up to three years unless terminated. Management fees amounted to $1,871, $638 and $22 for the years ended December 31, 1997 and 1996 and for the period from December 19, 1995 (inception) through December 31, 1995, respectively.

    The Predecessor Partnerships incurred fees payable to affiliates in connection with securing financing from lending institutions totaling $1,357, $270 and $880 in 1997, 1996 and 1995, respectively. These fees have been recorded as deferred financing costs on the combined balance sheets. Costs paid to affiliates relating to the amendment of mortgage notes have been recorded as interest expense.

                            PREDECESSOR PARTNERSHIPS

                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS (CONTINUED)
    Other significant costs incurred by affiliates in 1997 included corporate overhead costs of $775, property acquisition costs of $1,208, construction and development costs of $18,894 relating to properties under development, and purchases of furniture, fixtures, and equipment and related services approximating $7,320.

7. COMMITMENTS AND CONTINGENCIES

    The Predecessor Partnerships are subject to legal proceedings, claims and liabilities that arise in the ordinary course of its business. In management's opinion, none of these matters are material in relation to the financial position of the Predecessor Partnerships.

8. YEAR 2000

    The Company has developed a plan to modify its information technology to recognize the Year 2000 and will begin converting the necessary data by the end of 1998. The Company's general ledger and accounts payable data is presently Year 2000 compatible; therefore, the Year 2000 conversion is only necessary relating to the tenant data base. The Company does not expect this project to have a significant effect on operations or to involve a material cost.

9. SUBSEQUENT EVENTS

    On January 5, 1998, the Continuing Investors, through W9/GLM Real Estate Limited Partnership ("W9/GLM"), acquired a 270 unit student housing property for a purchase price of $8,800. A bridge loan amounting to $6,652 was obtained from an affiliate to partially finance the acquisition. The Continuing Investors intend to transfer its interests in W9/GLM to the Operating Partnership as described in Note 1.

                                                                    SCHEDULE III

                            PREDECESSOR PARTNERSHIPS

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                                                                                                         GROSS AMOUNT CARRIED
                                                                                                      AT CLOSE OF PERIOD DECEMBER
                                                                                                               31, 1997
                                                                                           COSTS      ---------------------------
                                                                                        CAPITALIZED
                                                                 INITIAL COST            SUBSEQUENT
                                                         -----------------------------       TO                     BUILDING AND
LOCATION                   UNIVERSITY    ENCUMBRANCES         LAND         BUILDING     ACQUISITION      LAND       IMPROVEMENTS
------------------------  ------------  ---------------  --------------  -------------  ------------  -----------  --------------
Starkville..............   Mississippi  $     4,602,151  $      815,091  $   4,232,203   $   81,693   $   815,091   $  4,313,896
Starkville, MS                   State
                            University
Athens..................    University        7,051,059       1,104,384      5,734,335       26,884     1,104,384      5,761,219
Athens, GA                          of
                               Georgia
Fayetteville............    University        3,078,933       1,038,635      5,392,941       40,967     1,038,635      5,433,908
Fayetteville, AR                    of
                              Arkansas
Auburn I................        Auburn        9,215,962       1,551,473      8,055,811       52,830     1,551,473      8,108,641
Auburn, AL                  University
Auburn II...............        Auburn        9,576,759       1,459,425      7,577,859       20,018     1,459,425      7,597,877
Auburn, AL                  University
Columbia................    University        6,523,984       1,595,922      8,260,647      449,646     1,916,088      8,390,127
Columbia, MO                        of
                              Missouri
Blacksburg..............      Virginia        8,741,082       1,472,575      7,646,139      513,595     1,938,790      7,693,519
Blacksburg, VA                    Tech
                            University
State College Park......  Pennsylvania       12,474,505       2,077,461     10,786,959      108,876     2,077,461     10,895,835
State College, PA                State
                            University
Knoxville...............    University       11,655,362       2,038,012     10,582,123       33,329     2,038,012     10,615,452
Knoxville, TN                       of
                             Tennessee
Treehouse Village.......   Texas A & M      9,437,000(1)    1,679,237(1)   9,515,678(1)      46,213     1,679,237      9,561,891
College Station, TX         University
Ashby Crossing..........         James       17,820,000       1,002,641      5,681,636   12,095,813     1,002,641     17,771,449
Harrisonburg, VA               Madison
                            University
The Commons.............        Auburn        4,950,000       1,057,223      5,990,931        1,692     1,057,223      5,992,623
Auburn, AL                  University
Carlos Bee Hall.........    University        1,950,000         395,330      2,240,205      177,269       395,330      2,417,474
Hayward, CA                         of
                           California-
                               Hayward
El Conquistador.........     San Diego        8,100,000       1,210,983      6,862,234      170,989     1,210,983      7,033,223
San Diego, CA                    State
                            University
Illini Towers...........    University       15,900,000       3,360,052     19,040,298        1,692     3,360,052     19,041,990
Champaign, IL                       of
                              Illinois
Naismith Hall...........    University        4,875,000         912,906      5,173,135       94,902       912,906      5,268,037
Lawrence, KS                        of
                                Kansas
Pierpont Apartments.....          West        2,100,000         644,582      3,652,631      810,510       644,582      4,463,141
Morgantown, WV                Virginia
                            University
The Castilian...........    University       15,300,000       2,452,717     13,898,728      210,345     2,452,717     14,109,073
Austin, TX                          of
                                 Texas
Summit Suites...........          West        3,150,000         727,656      4,123,383      289,987       727,656      4,413,370
Morgantown, WV                Virginia
                            University
Harrison House..........    Ohio State        4,500,000         499,593      2,831,029      599,220       499,593      3,430,249
Columbus, OH                University
The Towers..............    University        5,850,000       1,434,910      8,131,158      206,775     1,434,910      8,337,933
Madison, WI                         of
                             Wisconsin
The Regent..............    University        9,675,000         901,017      5,105,761      239,992       901,017      5,345,753
Madison, WI                         of
                             Wisconsin
Fontana Hall............    University        2,100,000         980,920      5,558,545      665,750       980,920      6,224,295
Tampa, FL                           of
                                 South
                               Florida
Cash Hall...............       Florida        5,625,000       1,397,915      7,921,515      248,442     1,397,915      8,169,957
Tallahassee, FL                  State
                            University
Osceola Hall............       Florida        9,900,000       1,529,000      8,664,335      342,050     1,529,000      9,006,385
Tallahassee, FL                  State
                            University

                                           ACCUMULATED
                          TOTAL BALANCE    DEPRECIATION
                           AT DECEMBER     AT DECEMBER     NUMBER OF       DATE OF          DATE OF
LOCATION                     31, 1997        31, 1997        UNITS      CONSTRUCTION      ACQUISITION
------------------------  --------------  --------------  -----------  ---------------  ---------------
Starkville..............   $  5,128,987    $    257,167          120           1987             1995
Starkville, MS
Athens..................      6,865,603         340,706          154           1988             1995
Athens, GA
Fayetteville............      6,472,543         322,238          156           1988             1995
Fayetteville, AR
Auburn I................      9,660,114         478,478          180           1989             1995
Auburn, AL
Auburn II...............      9,057,302         447,777          172           1991             1995
Auburn, AL
Columbia................     10,306,215         519,012          172           1990             1995
Columbia, MO
Blacksburg..............      9,632,309         453,517          180           1990             1995
Blacksburg, VA
State College Park......     12,973,296         658,690          196           1991             1995
State College, PA
Knoxville...............     12,653,464         626,709          192           1995             1995
Knoxville, TN
Treehouse Village.......     11,241,128         288,905          444          1980/             1996
College Station, TX                                                            1984
Ashby Crossing..........     18,780,090         292,945          288           1989             1996
Harrisonburg, VA
The Commons.............      7,049,846          99,849          151           1989             1997
Auburn, AL
Carlos Bee Hall.........      2,812,804          39,074           76           1963             1997
Hayward, CA
El Conquistador.........      8,244,206         130,199          146           1966             1997
San Diego, CA
Illini Towers...........     22,402,042         357,017          196           1966             1997
Champaign, IL
Naismith Hall...........      6,180,943         101,449          127           1966             1997
Lawrence, KS
Pierpont Apartments.....      5,107,723          74,448          127           1967             1997
Morgantown, WV
The Castilian...........     16,561,790         262,720          196           1967             1997
Austin, TX
Summit Suites...........      5,141,026          79,739          171           1966             1997
Morgantown, WV
Harrison House..........      3,929,842          57,696          132           1966             1997
Columbus, OH
The Towers..............      9,772,843         154,139          164           1964             1997
Madison, WI
The Regent..............      6,246,770          97,977          241           1964             1997
Madison, WI
Fontana Hall............      7,205,215         109,074          223           1967             1997
Tampa, FL
Cash Hall...............      9,567,872         133,763          234           1968             1997
Tallahassee, FL
Osceola Hall............     10,535,385         146,842          159           1966             1997
Tallahassee, FL

                                                                                                         GROSS AMOUNT CARRIED
                                                                                                      AT CLOSE OF PERIOD DECEMBER
                                                                                                               31, 1997
                                                                                           COSTS      ---------------------------
                                                                                        CAPITALIZED
                                                                 INITIAL COST            SUBSEQUENT
                                                         -----------------------------       TO                     BUILDING AND
LOCATION                   UNIVERSITY    ENCUMBRANCES         LAND         BUILDING     ACQUISITION      LAND       IMPROVEMENTS
------------------------  ------------  ---------------  --------------  -------------  ------------  -----------  --------------
Orlando (2).............    University        --              2,724,944       --             --         2,724,944        --
Orlando, FL                         of
                               Central
                               Florida
The Enclave.............     Texas A&M       11,447,984(3)      2,576,008    14,597,378      --         2,576,008     14,597,378
College Station, TX         University
The Ridge...............     Texas A&M        8,150,239(3)      1,588,538     9,001,716      --         1,588,538      9,001,716
College Station, TX         University
The Landings............    University       29,068,199(3)      6,440,020    36,493,445      --         6,440,020     36,493,445
Austin, TX                          of
                                 Texas
Rams Point..............      Colorado       14,485,457(3)      3,005,343    17,030,274      --         3,005,343     17,030,274
Fort Collins, CO                 State
                            University
Nittany Crossing........  Pennsylvania       12,842,810(3)      2,908,485    16,481,413      --         2,908,485     16,481,413
State College, PA                State
                            University
                                        ---------------  --------------  -------------  ------------  -----------  --------------
                                        $   270,146,486  $   52,582,998  $ 276,264,445   $17,529,479  $53,369,379   $293,007,543
                                        ---------------  --------------  -------------  ------------  -----------  --------------
                                        ---------------  --------------  -------------  ------------  -----------  --------------


                                           ACCUMULATED
                          TOTAL BALANCE    DEPRECIATION
                           AT DECEMBER     AT DECEMBER     NUMBER OF       DATE OF          DATE OF
LOCATION                     31, 1997        31, 1997        UNITS      CONSTRUCTION      ACQUISITION
------------------------  --------------  --------------  -----------  ---------------  ---------------
Orlando (2).............      2,724,944         --            --             --                 1997
Orlando, FL

The Enclave.............     17,173,386         --               340           1994             1997
College Station, TX
The Ridge...............     10,590,254         --               192           1994             1997
College Station, TX
The Landings............     42,933,465         --               522           1996             1997
Austin, TX

Rams Point..............     20,035,617         --               192           1997             1997
Fort Collins, CO

Nittany Crossing........     19,389,898         --               204           1996             1997
State College, PA

                          --------------  --------------       -----
                           $346,376,922    $  6,529,822        6,047
                          --------------  --------------       -----
                          --------------  --------------       -----

------------------------

(1) The initial cost of this property and related debt were contributed by affiliates of the Predecessor Partnerships.

(2) This property is currently under development.

(3) Mortgage notes payable approximating $75,994,000 were assumed relating to the acquisition of these properties.

                            PREDECESSOR PARTNERSHIPS

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                 (IN THOUSANDS)

    A summary of activity for land, buildings and improvements and related accumulated depreciation is as follows:

                                                                                                DECEMBER 31
                                                                                           ----------------------
                                                                                              1997        1996
                                                                                           -----------  ---------
Balance at beginning of period...........................................................  $    99,869  $  81,422
  Acquisitions...........................................................................      229,546     17,879
  Improvements...........................................................................       16,962        568
                                                                                           -----------  ---------
Balance at end of period.................................................................  $   346,377  $  99,869
                                                                                           -----------  ---------
                                                                                           -----------  ---------
Accumulated depreciation:
  Balance at beginning of period.........................................................  $     2,157  $     102
    Depreciation expense.................................................................        4,373      2,055
                                                                                           -----------  ---------
  Balance at end of period...............................................................  $     6,530  $   2,157
                                                                                           -----------  ---------
                                                                                           -----------  ---------

    The aggregate cost for land, building and improvements for federal income tax purposes at December 31, 1997 approximates its cost basis in the financial statements.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners and Members of the
Predecessor Partnerships

    We have audited the accompanying combined statement of revenue and certain expenses of the WHNML-S Acquired Properties (the "Properties") for the year ended December 31, 1996. The combined statement of revenue and certain expenses is the responsibility of the management of the Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenue and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses of the Properties was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of College Park Communities Trust. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Properties.

    In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the combined revenue and certain expenses of the Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 3, 1997

                          WHNML-S ACQUIRED PROPERTIES

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (IN THOUSANDS)

Revenue:
  Rental income...................................................  $  22,930
  Food............................................................     13,262
  Other...........................................................      1,810
                                                                    ---------
                                                                       38,002
Certain expenses:
  Rental..........................................................     15,637
  Food............................................................      8,052
  Real estate taxes...............................................      1,325
                                                                    ---------
                                                                       25,014
                                                                    ---------
Revenue in excess of certain expenses.............................  $  12,988
                                                                    ---------
                                                                    ---------

 See accompanying notes to combined statement of revenue and certain expenses.

                          WHNML-S ACQUIRED PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    The accompanying combined statement of revenue and certain expenses include the combined operations of fourteen properties acquired by the Predecessor Partnerships, as defined elsewhere in the Prospectus, from nonaffiliated third parties. Ten properties were acquired from The Northwestern Mutual Life Insurance Company on April 9, 1997 and four properties were acquired from Allen & O'Hara, Inc. on May 15, 1997 (collectively the "WHNML-S Acquired Properties").

BASIS OF PRESENTATION

    The accompanying statement was prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of College Park Communities Trust. The accompanying statement was prepared on a combined basis as the acquired properties were managed by the same property management company.

    The accompanying statement is not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred in the future operations of the properties have been excluded. Excluded expenses consist of interest, depreciation and amortization, management fees and property general and administrative expenses not directly related to the future operations of the properties. Management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results.

REVENUE RECOGNITION

    Rental income attributable to residential leases is recorded when due from residents. Generally, leases are for a term of either nine or twelve months.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          INDEPENDENT AUDITORS' REPORT

The Partners
W9/JP-M Real Estate Limited Partnership:

    We have audited the accompanying combined statement of revenues and certain expenses of the JPI Acquired Properties (the "Properties") described in Note 1 for the twelve months ended August 31, 1997. This combined statement is the responsibility of the management of the Properties. Our responsibility is to express an opinion on the combined statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of College Park Communities Trust as described in Note 2. The presentation is not intended to be a complete presentation of the combined revenues and expenses of the Properties.

    In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the JPI Acquired Properties described in Note 1 for the twelve months ended August 31, 1997, in conformity with generally accepted accounting principles.

                                      KPMG Peat Marwick LLP

Dallas, Texas
December 19, 1997

                            JPI ACQUIRED PROPERTIES

              COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED AUGUST 31, 1997

                                 (IN THOUSANDS)

Revenues:
  Rental income....................................................................   $   9,435
  Other............................................................................         545
                                                                                     -----------
                                                                                          9,980
                                                                                     -----------

Certain expenses:
  Personnel........................................................................         961
  Utilities........................................................................         447
  Repairs and maintenance..........................................................         376
  Real estate taxes................................................................       1,051
  Advertising......................................................................         154
  Insurance........................................................................          75
  Interest expense on debt assumed (Note 4)........................................       3,034
  Administrative...................................................................         139
  Other............................................................................          60
                                                                                     -----------
                                                                                          6,297
                                                                                     -----------
Revenues in excess of certain expenses.............................................   $   3,683
                                                                                     -----------
                                                                                     -----------

 See accompanying notes to combined statement of revenues and certain expenses.

                            JPI ACQUIRED PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                  FOR THE TWELVE MONTHS ENDED AUGUST 31, 1997

1. OPERATING PROPERTIES

    The Combined Statement of Revenues and Certain Expenses for the JPI Acquired Properties (the "Properties") for the twelve months ended August 31, 1997 relates to the operations of the following student housing properties, which have been acquired by W9/JP-M Real Estate Limited Partnership ("W9/JP-M") from an unaffiliated party:

                                                       NUMBER OF                   AUGUST 31, 1997
     STUDENT HOUSING PROPERTY          LOCATION       APARTMENTS    YEAR BUILT        OCCUPANCY
----------------------------------  ---------------  -------------  -----------  -------------------
      (FORMER PROPERTY NAME)
Jefferson Ridge ("Waterford")       College                  192      1994 (A)              96%
  Apartments                        Station,
                                    Texas
Jefferson Commons ("State           State College,           204      1996 (A)             100%
  College") Apartments              Pennsylvania
Jefferson Commons ("UT Phase I")    Austin, Texas            252      1996 (A)              99%
  Apartments
Jefferson Commons ("UT Phase II")   Austin, Texas            270      1997 (B)             100%
  Apartments
Jefferson Commons ("Fort Collins")  Fort Collins,            192      1997 (B)              96%
  Apartments                        Colorado
The Enclave at Holleman             College                  340      1995 (A)              99%
  ("Enclave")                       Station,
                                    Texas

------------------------

(A) These properties were fully operational for the twelve month period presented.

(B) Construction of these properties was completed in August 1997 and there was minimal operating activity prior to August 31, 1997.

2. BASIS OF PRESENTATION

    The accompanying combined statement has been prepared on the accrual basis of accounting. The combined statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 to be filed by College Park Communities Trust. The combined statement is not intended to be a complete presentation of the combined revenues and expenses of the JPI Acquired Properties for the twelve months ended August 31, 1997.

    The combined statement excludes certain amounts which would not be comparable to the proposed future operations of the Properties as follows:

(a) depreciation of buildings and improvements;

(b) interest expense related to debt not assumed;

(c) amortization of deferred costs;

(d) management fees paid to an affiliate of the prior owner;

(e) interest income;

(f)  income taxes; and

(g) other income and expense items unique to the prior owner.

                            JPI ACQUIRED PROPERTIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Revenue Recognition

    Rental income from leasing activities consists of lease payments earned from tenants under lease agreements with terms of one year or less.

(b) Capitalization Policy

    Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.

(c) Use of Estimates

    The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the amounts reported in the combined statement and accompanying notes. Actual results could differ from those estimates.

4. DEBT ASSUMPTION

    In connection with the acquisition of the Properties described in Note 1, W9/JP-M will assume the following existing debt:

                                                                               MONTHLY
                                                                               PAYMENT        APPROXIMATE
    STUDENT HOUSING       LOAN ORIGINATION                                  (PRINCIPAL AND    PRINCIPAL AT
        PROPERTY                DATE        MATURITY DATE   INTEREST RATE     INTEREST)     ACQUISITION DATE
------------------------  ----------------  -------------  ---------------  --------------  ----------------
 (FORMER PROPERTY NAME)
                                             December 1,
Waterford                   December 1996           2003          8.50%       $   66,432      $  8,150,000
                                             December 1,
State College               December 1996           2003          8.50%          104,680        12,843,000
                                             December 1,
UT Phase I                  December 1996           2003          8.50%          110,719        13,584,000
                                             December 1,
UT Phase II                 November 1997           2003          8.29%          122,624        15,484,000
                                             December 1,
Fort Collins                November 1997           2003          8.29%          114,713        14,485,000
Enclave                         June 1996   June 1, 2003          7.88%           84,109        11,448,000
                                                                                            ----------------
                                                                                              $ 75,994,000
                                                                                            ----------------
                                                                                            ----------------

    The assumed debt for Waterford, State College, and UT Phase I consists of mortgage notes payable which are cross collateralized by first liens on each of the three properties. The assumed debt for UT Phase II and Fort Collins consists of mortgage notes payable which are cross collateralized by first liens on each of these respective properties. The assumed note for Enclave is secured by a first lien on the property.

    The accompanying combined statement includes interest expense relating to assumed debt only, from the later of (a) September 1, 1996 or (b) the loan origination date, through August 31, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           --------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           -----
Available Information.................          iv
Forward-Looking Statements............          iv
Prospectus Summary....................           1
Risk Factors..........................          16
The Company...........................          28
The Student Housing Market............          33
Use of Proceeds.......................          37
Distributions.........................          38
Capitalization........................          39
Dilution..............................          40
Selected Financial Information........          41
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................          43
Business of the Company and its
  Properties..........................          49
Mortgage Debt and Credit Facility.....          74
Policies and Objectives in Respect of
  Certain Activities..................          75
Management............................          79
Conflicts of Interest.................          86
The Formation Transactions............          88
Relationship between Food Service
  Operator and the Company After the
  Formation Transactions..............          91
Certain Relationships and
  Transactions........................          92
The Operating Partnership.............          94
Principal Shareholders of the
  Company.............................          97
Description of Shares of Beneficial
  Interest............................          98
Provisions of Maryland Law and of the
  Company's Declaration of Trust and
  Bylaws..............................         102
Shares Available for Future Sale......         104
Federal Income Tax Considerations.....         106
Underwriting..........................         116
Experts...............................         117
Validity of the Shares................         117
Glossary..............................         118
Index to Financial Statements.........         F-1

                           --------------------------

    UNTIL             , 1998 (THE 25TH DAY AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SHARES
                                  COLLEGE PARK
                                  COMMUNITIES
                                     TRUST

                          COMMON SHARES OF BENEFICIAL
                                    INTEREST
                           (PAR VALUE $.01 PER SHARE)

                           --------------------------

                                     [LOGO]

                             ---------------------

                              GOLDMAN, SACHS & CO.
                                 [CO-MANAGERS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table itemizes the estimated expenses incurred by the Registrant in connection with the offering of the Shares being registered. All of the amounts shown are estimates (other than the SEC registration fee and the NASD filing fee).

                                                                                     AMOUNT
                                                                                   -----------
SEC registration fee.............................................................  $
NASD filing fee..................................................................       *
New York Stock Exchange listing fee..............................................       *
Printing and engraving expenses..................................................       *
Legal fees and expenses (other than Blue Sky)....................................       *
Accounting fees and expenses.....................................................       *
Blue Sky fees and expenses (including fees of counsel)...........................       *
Other miscellaneous expenses (including expenses related to the Formation
  Transactions)..................................................................       *
                                                                                   -----------
Total............................................................................  *$
                                                                                   -----------
                                                                                   -----------

------------------------

*   To be filed by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

    None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    On March 18, 1998, the Company sold - Shares to the limited partners of W9/GLM Real Estate Limited Partnership in exchange for all of their limited partnership interests therein. This transaction was exempt from the registration requirements of the Securities Act of 1933 by reason of Section 4(2) thereof, as a transaction not involving a public offering.

ITEM 34. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

    The Maryland REIT Law permits a Maryland corporation to include in its declaration of trust a provision limiting the liability of its directors and officers to the corporation and its Shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

    The Registrant's declaration of trust authorizes the Registrant to obligate itself, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Registrant or (b) any individual who, while a trustee or officer of the Registrant and at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust corporation, partnership, joint venture, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Registrant. The Bylaws of the Registrant obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Registrant and at the request of the Registrant, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, shareholder or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Bylaws require the Registrant to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

    The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors, officers, employees and agents of a Maryland corporation. The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant's declaration of trust does not) to indemnify a director or officer, among others, who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    The Registrant has entered into indemnity agreements with each of its officers and trustees which provide for reimbursement of all expenses and liabilities of such officer or trustee, arising out of any lawsuit or claim against such officer or trustee due to the fact that he or she was or is serving as an officer or trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

    The form of Underwriting Agreement filed as an exhibit to this Registration Statement provides for the reciprocal indemnifications by the Underwriters of the Registrant, and its trustees, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    The consideration to be received by the Registrant for the Shares registered will be credited to the appropriate capital account.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    See Index to Financial Statements and Index to Exhibits.

ITEM 37. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania on the 20th day of March, 1998.

                                COLLEGE PARK COMMUNITIES TRUST

                                By:             /s/ GARY M. HOLLOWAY
                                     -----------------------------------------
                                                  Gary M. Holloway
                                              CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary M. Holloway and Bruce F. Robinson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ GARY M. HOLLOWAY       Chairman Of the Board of
------------------------------    Trustees and Chief          March 20, 1998
       Gary M. Holloway           Executive Officer

                                Chief Financial
    /s/ BRUCE F. ROBINSON         Officer(Principal
------------------------------    Financial and Accounting    March 20, 1998
      Bruce F. Robinson           Officer)

                               INDEX TO EXHIBITS

EXHIBIT NO.                                           DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------

   1*        Form of Underwriting Agreement among College Park Communities Trust (the "Company") and Goldman, Sachs
             & Co., as representatives of the several underwriters named therein
    2.1*     Form of Agreement and Plan of Merger among the Operating Partnership and the Predecessor Partnerships
    3.1      Declaration of Trust of the Company
    3.2      Bylaws of the Company
    3.3*     Form of Amended and Restated Declaration of Trust of the Company
    4.1*     Form of share certificate for common shares of beneficial interest of the Company (the "Shares")
    5.1*     Opinion of Sullivan & Cromwell as to the legality of the Shares being registered
    5.2*     Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the Shares being registered
   8*        Opinion of Sullivan & Cromwell as to certain tax matters
   10.1*     Form of Partnership Agreement of College Park Communities, L.P.
   10.2*     Form of Registration Rights Agreement
   10.3*     Form of Credit Agreement
   10.4*     Form of Indemnification Agreement to be entered into between the Company and each of its officers and trustees
   10.5*     Food Service Space Lease with Food Service Operator
   10.6*     Share Option Program
   10.7*     Share Purchase Program
   10.8*     Restricted Share Program
   10.9*     Annual Incentive Program
   10.10*    Employment Agreement of Gary M. Holloway
   10.11*    Employment Agreement of Bruce F. Robinson
   10.12*    Employment Agreement Joseph Coyle
   21*       Subsidiaries of the Company
   23.1*     Consent of Sullivan & Cromwell (included in Exhibits 5.1 and 8)
   23.2*     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2)
   23.3      Consent of Ernst & Young LLP
   23.4      Consent of KPMG Peat Marwick LLP
   24        Power of Attorney pursuant to which amendments to this Registration Statement may be filed (included on the signature page)
   27        Financial Data Schedule
   99.1*     Consent of - to be named as a future trustee
   99.2*     Consent of - to be named as a future trustee
   99.3*     Consent of - to be named as a future trustee
   99.4*     Consent of - to be named as a future trustee
   99.5*     Consent of - to be named as a future trustee
   99.6*     Consent of - to be named as a future trustee

------------------------

* To be filed by amendment.